As filed with the Securities and Exchange Commission on August 21, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARING BRANDS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	2844	99-4103908
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

130 S Indian River Drive,

Suite 202 pbm# 1232,

Fort Pierce, FL 34950

Tel: (561) 896-7616

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Glynn Wilson

Chief Executive Officer

130 S Indian River Drive,

Suite 202 pbm# 1232,

Fort Pierce, FL 34950

Tel: (561) 896-7616

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Arthur S. Marcus, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700 Facsimile: (212) 930-9725	Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 S Wood Ave, Iselin, NJ 08830 Telephone: (215) 360-3626 Facsimile: (215) 360-3627

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses: (i) one to be used in connection with the public offering of up to 1,000,000 shares of common stock, par value $0.001 (the “Common Stock”) through the underwriters named on the cover page of this prospectus (the “Public Offering Prospectus”); and (ii) one to be used in connection with the potential resale by a selling stockholders of up to 2,710,000 shares of Common Stock (the “Resale Prospectus”). The Public Offering Prospectus and the Resale Prospectus will be identical in all respects except for the alternate pages for the Resale included herein which are labeled “Alternate Pages for Resale Prospectus.”

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	they contain different Offering sections in the Prospectus Summary section;

●	they contain different Use of Proceeds sections;

●	the Capitalization section is deleted from the Resale Prospectus;

●	the Dilution section is deleted from the Resale Prospectus;

●	A Selling Stockholder section is included in the Resale Prospectus;

●	the Underwriting section from the Public Offering Prospectus is deleted from the Resale a Plan of Distribution is inserted in its place; and

●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriters.

We have included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed. Neither we, nor the selling stockholders may sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 21, 2025

CARING BRANDS, INC.

Up to 1,000,000 shares of Common Stock

This is a public offering of 1,000,000 shares of our Common Stock, $0.001 par value per share (the “Common Stock”) of Caring Brands, Inc., a Nevada corporation (the “Company”, “we”, “us”, “our”, “Caring Brands”).

Currently, our common stock is quoted on the OTCQB under the symbol “CBRA”. On July 29, 2025, the last reported sale price of our common stock on the OTCQB was $2.21 per share. The final public offering price of the shares of common stock in this offering will be determined through negotiation between us and the underwriters in the offering and the recent market price of our common stock used throughout this prospectus may not be indicative of the final offering price.

Currently, there is a limited market for our common stock. We intend to apply to list our common stock on The Nasdaq Capital Market (“NASDAQ”) under the symbol “CBRA”. Accordingly, we expect our common stock to begin trading on NASDAQ on or around the date of this prospectus, at which point our common stock will cease to be traded on the OTCQB. There is no assurance that an active trading market for our common stock will develop or be sustained. If our common stock is not approved for listing on NASDAQ, we will not consummate this offering.

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and have elected to take advantage of certain scaled disclosure available to smaller reporting companies. We are also an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. See the section titled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

The registration statement of which this prospectus forms a part also relates to the registration for resale of an aggregate of 2,710,000 shares of common stock including: (i) 2,110,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of the warrants to purchase shares of Common Stock (the “Warrants”) issued to selling shareholders pursuant to the private placements between April and June 2024 (the “Private Placements”), and (ii) 600,000 shares of Common Stock (the “Distributed Shares,” together with the Private Shares and the Warrant Shares as the “Resale Shares”) distributed to our parent Safety Shot, Inc. formerly known as Jupiter Wellness Inc. (“Safety Shot”). Between April and June 2024 Caring Brands, Inc., a Florida corporation (“Caring Brands Florida”) entered into a series of securities purchase agreements with the selling shareholders, pursuant to which the selling shareholders were issued shares of Common Stock and warrants to purchase shares of Common Stock in Caring Brands Florida. Following the execution of the Separation and Exchange Agreement, the shares and warrants issued to the selling shareholders by Caring Brands Florida were exchanged for the Private Shares and the Warrants.

The registration statement of which this prospectus forms a part, in addition to the firm commitment underwritten offering of our common stock by us pursuant to this prospectus, also registers the distribution by Safety Shot of 600,000 shares of our Common Stock it owns to its stockholders and certain warrant holders. Safety Shot has no obligation to affect a distribution of any of its remaining ownership interest, and it may retain its ownership interest in us indefinitely or dispose of all or a portion of its ownership interest in us in a sale or other transaction. No shares will be sold under the Resale Prospectus if our common stock is not approved for listing on NASDAQ.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 10 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price(1)	$4.00	$4,000,000
Underwriting discounts, expenses and commissions(2)	$0.32	$320,000
Proceeds to us, before expenses	$3.68	$3,680,000

(1) The public offering price per share is assumed to be $4.00 per share. The table above assumes no exercise of the over-allotment option by the underwriters. For more information, see “Underwriting.”

(2) Represents underwriting discounts equal to eight percent (8%) of the gross proceeds of the offering per share (or $0.32 per share). We have agreed to pay a non-accountable expense allowance equal to 1% of the gross proceeds of this offering ($0.04 per share) payable to the representative of the underwriters and to reimburse certain expenses of the underwriters. In addition, we have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of Common Stocks in the aggregate equal to 3% of the shares of Common Stock to be issued and sold in this offering (including any shares of Common Stock sold upon exercise of the over-allotment option). See “Underwriting”.

We have granted the underwriters a 45-day option to purchase up to an additional 150,000 shares of Common Stock solely to cover over-allotments, if any.

Sole Underwriter

D. BORAL CAPITAL

The date of this prospectus is           , 2025

Please read this prospectus carefully. It describes our business, our financial condition, and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus or in any related free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus or in any related free writing prospectus.

Neither we, the selling stockholders nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we, the selling stockholders nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we, the selling stockholders nor any of the underwriters have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside of the United States.

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INDUSTRY AND MARKET DATA

This prospectus includes market, industry and economic data which was obtained from various publicly available sources and other sources believed by the Company to be true. Although the Company believes it to be reliable, the Company has not independently verified any of the data from third party sources referred to in this prospectus or analyzed or verified the underlying reports relied upon or referred to by such sources, or ascertained the underlying economic and other assumptions relied upon by such sources. The Company believes that its market, industry and economic data is accurate and that its estimates and assumptions are reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market, industry and economic data used throughout this prospectus are not guaranteed and the Company does not make any representation as to the accuracy or completeness of such information.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We have proprietary rights to trademarks used in this prospectus that are important to our business that are to be subject to prosecution before the respective national intellectual property organizations responsible for trademark registration. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ®, ™ and other similar symbols, but the absence of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

●	the timing of the development of future services,

●	projections of revenue, earnings, capital structure and other financial items,

●	statements regarding the capabilities of our business operations,

●	statements of expected future economic performance,

●	statements regarding competition in our market, and

●	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward- looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward- looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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PROSPECTUS SUMMARY

The following summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying shares of common stock in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward- looking statements.

You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements and our management’s discussion and analysis of financial condition and results of operations. As used throughout this prospectus, the terms “Caring Brands,” “Caring Brands Florida,” the “Company,” “we,” “us,” or “our” refer to Caring Brands, Inc.

Company Overview

We are a wellness consumer products company. We offer several over-the-counter, or (OTC) and cosmetic, consumer products. Our method of operation is to ensure that (1) the mechanism of action of all products is established, (2) efficacy is determined through controlled clinical trials, (3) products are protected by issued and filed patents, and (4) products have acceptable commercial stability.

Prior to its Q3 2022 commercial launch in India as a treatment for vitiligo and psoriasis, Photocil was briefly launched in the United States markets from December 2022 until February 2023, however, was subsequently removed from the market due to insufficient sales resulting from the lack of a dedicated sales and marketing team. We are currently preparing for its relaunch in the United States, which is targeted for 2026, as we explore manufacturing and marketing options. The product formulation has not been changed since its removal from the US markets, and no changes to the formulation are planned for the proposed U.S. market relaunch. Photocil is a narrow band UV filter that focuses UV in the 311nm range which is therapeutic for vitiligo and psoriasis. Dimethicone, also called polymethylsiloxane, is a silicon-based polymer used as a lubricant and conditioning agent. It is the USP (United States Pharmacopeia, which is the official compendium of standards for medicines and healthcare products in the United States) monographed ingredient in Photocil. Dimethicone is used to create a smooth feel and a water-resistant barrier on the skin. In addition to dimethicone, Photocil contains two UV filters that restrict the band width of UV rays on the skin to a narrow-range ~ 308 nm. This narrow-band UV has therapeutic properties. These proprietary technologies are not found in other sunscreens and Photocil does not contain conventional UV blockers found in the majority of sunscreens. The product is categorized as an OTC product in the United States, using an USP monographed ingredient as a skin protectant, with FDA-registered labeling (USP monographed: A reference to ingredients listed in the United States Pharmacopeia (USP), which is the official compendium of standards for medicines and healthcare products in the United States). Photocil does not require FDA pre-market approval as it uses GRASE (Generally Recognized as Safe and Effective) ingredients and is currently marketed in India under local cosmetic regulations. Photocil is a cosmetic product designed to block certain UV radiation while allowing other UV radiation to pass through when applied to the skin. The product contains ingredients that are listed in the USP monograph for skin protectants. As a cosmetic product, Photocil has not been evaluated by the FDA for safety and effectiveness. The product contains ingredients that are listed in the USP monograph for skin protectants and is marketed as a cosmetic product in compliance with FDA regulations for cosmetics. The Joint American Academy of Dermatology and National Psoriasis Foundation guidelines for the management and treatment of psoriasis with phototherapy, published in JAMA Dermatology in 2019, strongly recommend narrow-band UVB phototherapy as a monotherapy for treating plaque psoriasis in adults, supported by a systematic review and meta-analysis of 41 randomized controlled trials involving 2,416 patients.

Phototherapy

Management believes that phototherapy treatments, used for conditions such as psoriasis and vitiligo, are set for substantial growth globally. However, there can be no guarantees that this growth will materialize as expected, as it is subject to various market conditions, regulatory developments, and other external factors beyond the Company’s control. Specific market data focused solely on the Indian phototherapy treatment segment is limited, and the available market data focuses primarily on phototherapy devices. However, according to Future Market Insights (2023)1, the Indian market is expected to experience strong growth, driven by the rising prevalence of skin disorders, increased healthcare spending, and improved access to treatment in both urban and rural areas.

According to Future Market Insights (2023), the global phototherapy treatment market is projected to rise from ~ USD $1.9 billion in 2023 to ~ USD $3.23 billion by 2033, at a CAGR of around 5.2% during the forecast period from 2023 to 2033. In India, the market is expected to expand even faster, with an estimated CAGR of approximately 7.8% as of 2023, driven by a large patient base, increasing prevalence of skin disorders, greater awareness of noninvasive treatments, and improved healthcare infrastructure (Future Market Insights, 2023).

Psoriasis

According to a report by Nature Reviews Drug Discovery (2024)2, the global psoriasis treatment market was worth ~ $34 billion globally in the 12 months ending June 2023. The report shows the US remains the dominant market for psoriasis therapies, accounting for approximately 78% of total sales and growing at a compound annual growth rate of approximately 18%.

1. Future Market Insights (2023) – Phototherapy Treatment Market: https://www.futuremarketinsights.com/reports/north-america-and-europe-phototherapy-treatment-market

2. Nature Reviews Drug Discovery (2024) – The Pipeline and Market for Psoriasis Drugs, Vol. 23, Issue 7, Pages 492-493. Doi: https://doi.org/10.1038/d41573-024-00018-2

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According to the same report (Nature Reviews Drug Discovery, 2024), with the current growth rate (CAGR of 8–10% from 2023 to 2030), the global market is expected to reach ~ USD $54-67 billion by 2030. Estimates from a report published on the National Center for Biotechnology Information3, indicate that the prevalence of psoriasis in India ranges from 0.44% to 2.8% of the population, highlighting Management’s belief in the significant market opportunity in India. However, actual market growth may be influenced by factors such as regulatory changes, competition, and economic conditions, which could impact the overall demand for psoriasis treatments.  Management believes that Psoriasis treatment with Photocil may only address a very small fraction of the market in the US and India. However, actual market penetration will depend on various factors, including the development of a dedicated sales and marketing team at Caring Brands, market demand, competitive landscape, and regulatory considerations. There can be no assurance that these efforts will result in significant market adoption.

Vitiligo

According to a report by Expert Market Research (2024)4, the global vitiligo treatment market was valued at ~ USD 538.90 million in 2024. The global market is projected to grow at a compound annual growth rate (CAGR) of 4.60% from 2025 to 2034, reaching ~ USD 807.70 million by 2034 (Expert Market Research, 2024). According to Expert Market Research (2024), this growth is attributed to the increasing global prevalence of vitiligo and the rising demand for effective treatments, and Management believes that these factors may contribute to expanding market opportunities. However, actual market expansion may be influenced by factors such as regulatory changes, competition, and advancements in alternative therapies, which could impact the overall demand for vitiligo treatments.

According to the report by Expert Market Research (2024), the US market is expected to remain the dominant market for vitiligo treatments. The report also states that the Asia Pacific region is expected to witness the fastest growth during the forecast period due to increasing awareness, emerging treatment options, growing research and development activities, and favorable government initiatives in developing nations. As part of this Asia Pacific region, management believes India presents a potential opportunity for market expansion. However, there is no certainty that this growth will materialize as expected, as it depends on various external factors, which will impact the overall demand.

As per reports published on the National Centre for Biotechnology Information5 6, across studies from India, the prevalence of vitiligo has consistently been reported to be between 0.25%-4% (Cureus Report)5 and can reach as high as 8.8% of the population in certain regions like Gujarat and Rajasthan (Indian Journal of Community Medicine)6, making India a highly affected region globally. However, even though Management believes that this presents a potential market opportunity, Vitiligo treatment with Photocil is expected to address only a very small fraction of the total global market. Future market penetration is uncertain and subject to factors such as regulatory approvals, competitive dynamics, and effective marketing strategies. There can be no assurances that Photocil will achieve meaningful adoption in the market.

Our licensee in India, Cosmofix and San Pellegrino Cosmetics, is currently exploring additional sub-licensing opportunities in Nepal, Bangladesh, Sri Lanka, Vietnam, Philippines, Malaysia, Cambodia, Laos, Indonesia, UAE, Egypt, Algeria, Tunisia, Congo, Nigeria, Kenya, Thailand, Bahrain, Iran, Iraq, Jordan, Kuwait, Lebanon, Libya, Morocco, Oman, Qatar, and Saudi Arabia. We are also in preliminary discussions regarding potential licensing opportunities in Europe and South America, though no formal agreements are currently in place. The results of clinical trials on Photocil have been published in Expert Opin Pharmacother, including 2014 Dec;15(18):2623-7; Dermatol Ther. 2014 Jul-Aug;27(4):195-7; Dermatol Ther. 2014 Sep-Oct;27(5):260-3. In July 2021, Safety Shot (then Jupiter Wellness) obtained an exclusive license from Applied Biology Inc. to manufacture and sell Photocil. Subsequently, in June 2022, Safety Shot (then Jupiter Wellness) acquired all assets of Applied Biology Inc., including Photocil, through an asset purchase agreement. The product was commercially launched in India in September 2022 under a licensing agreement with Cosmofix and San Pellegrino Cosmetics and entered the U.S. market in Q4 2022 via Amazon. However, it was removed from the U.S. market in February 2023 due to insufficient sales resulting from the lack of a dedicated sales and marketing team. In India, Photocil is currently marketed as an OTC product compliant with local regulatory standards. In the United States, it was previously commercialized with FDA-registered labeling as a Jupiter Wellness product. We plan to apply for a National Drug Code (NDC) number for FDA registration prior to relaunching the product in the U.S. market. Photocil has been evaluated in clinical trials for the treatment of vitiligo and psoriasis, demonstrating significant efficacy.

Our Hair Enzyme Booster (JW-700), previously known as Minoxidil Booster, was initially developed by Applied Biology Inc. and was acquired by Safety Shot (then Jupiter Wellness) in June 2022 through an asset purchase agreement. The product received labelling approval as a cosmetic from the Central Drugs Standard Control Organization (CDSCO) and is currently being manufactured and sold in India through our agreement with Cosmofix and San Pellegrino Cosmetics. Hair Enzyme Booster (JW-700) was launched on Amazon on October 28, 2024, and became available on NOVODX’s e-commerce platform on December 11, 2024. As of the date of this prospectus, the Hair Enzyme Booster (JW-700) is currently only for sale on Amazon.

The Hair Enzyme Booster has been clinically shown to increase the enzymes needed for minoxidil (an FDA-approved over-the-counter medication used to treat hair loss and promote hair regrowth) to work, sulfotransferase enzymes, by using the product topically in conjunction with topical minoxidil. The Hair Enzyme Booster (JW-700) is marketed and sold as a cosmetic product in the U.S., containing GRASE ingredients that do not require FDA pre-market approval and complying with FDA labeling requirements. In India, it is currently marketed under local cosmetic regulations. The Company launched the Hair Enzyme Booster (JW-700) in the U.S in the fourth quarter of 2024. The product is designed to improve Minoxidil efficacy and is available as a topical solution. It is designed to enhance the efficacy of minoxidil by increasing necessary enzyme levels and must be used in combination with FDA-approved minoxidil products. JW-700 does not independently treat hair loss or promote hair regrowth. Clinically shown to increase the sulfotransferase enzyme needed for minoxidil to work, has 2 granted and 5 pending patents.

Minoxidil market was valued at $1.5 billion in 2022 and is expected to grow to $2.5 billion by 2032. Licensed to Taisho, a $2.6 billion revenue company and Japan’s leading seller of minoxidil products. They expect to launch the product commercially in 2025. The term of the Taisho License is for five (5) years with an automatic renewal of one (1) year unless terminated otherwise. As consideration, Caring Brands shall receive up to $200,000 in milestone payments and a 3% royalty subject to the terms and conditions of the Taisho License. On September 1, 2022, Safety Shot (then Jupiter Wellness), entered into a license agreement with Cosmofix and San Pellegrino cosmetics to market and manufacture the Hair Enzyme Booster (JW-700) and Photocil for the Indian market and 31 other companies in Africa and Far East. The license is for three years with an automatic renewal of one (1) year unless terminated otherwise. Photocil and the Hair Enzyme Booster (JW-700) are being sold in India. As consideration a 3% royalty subject to the terms and conditions of the Cosmofix/San Pellegrino license. The License was transferred to the Company, pursuant to the Separation and Exchange Agreement (as defined below). The Company launched the Hair Enzyme Booster (JW-700) in the US in 4Q, 2024. As the product contains components that are generally regarded as safe (GRASE) it does not require FDA approval. Clinical studies on the Hair Enzyme Booster (JW-700) have been published: Journal of Cosmetic Dermatology (2022), Vol.21, Issue 4, 1647-1650. The Hair Enzyme Booster (JW-700) has undergone multiple clinical trials, demonstrating its potential efficacy in treating androgenetic alopecia (AGA). The Hair Enzyme Booster (JW-700) is designed to enhance the efficacy of minoxidil by increasing necessary enzyme levels and must be used in combination with FDA-approved minoxidil products. The Hair Enzyme Booster (JW-700) does not independently treat hair loss or promote hair regrowth.

3. National Center for Biotechnology Information: https://pmc.ncbi.nlm.nih.gov/articles/PMC4252960/ Kumar S, Nayak C., Padhi T, et al. (November, 2014). Epidemiological pattern of psoriasis, vitiligo, and atopic dermatitis in India: A hospital-based point prevalence. Indian Dermatology Online Journal, 5(Suppl 1), S2–S8. Doi: 10.4103/2229-5178.144499

4. Expert Market Research (2024) – Vitiligo Treatment Market: https://www.expertmarketresearch.com/reports/vitiligo-treatment-market

5. National Center for Biotechnology Information: https://pmc.ncbi.nlm.nih.gov/articles/PMC11112533/ Saha D, Roy S, Ahmed R, et al. (April 23, 2024). Clinico-Epidemiological Profile of Vitiligo Among Patients Attending a Tertiary Care Centre of North-East India. Cureus 16(4): e58804. doi:10.7759/cureus.58804

6. National Center for Biotechnology Information: https://pmc.ncbi.nlm.nih.gov/articles/PMC4134529/ Vora R V., Patel B., Chaudhary A.H., et al. (July – Sept 2014). A Clinical Study of Vitiligo in a Rural Set up of Gujarat. Indian Journal of Community Medicine 39(3):p 143-146, Jul–Sep 2014. Doi: 10.4103/0970-0218.137150

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CB-101 treatment for Atopic Dermatitis (Eczema) is a topical over-the-counter treatment for atopic dermatitis (eczema) with dual-action relief from aspartame (ASN or artificial sweetener being used in a new formulation for skin treatment) and colloidal oatmeal (an FDA-approved ingredient for skin protection and relief of minor skin irritations). In clinical studies of the prior formulation (containing CBD), JW-100 cleared or reduced eczema following 2 weeks of use and may prove potentially superior to existing prescription drugs. It currently has 4 pending patents, with the global eczema treatment market valued at $14 billion in 2022. 31.6 million Americans, or 10% of the population, have eczema; 86% are not satisfied with their treatment and want more and better treatment options. CB-101 eczema treatment development is on hold pending reformulation, which we expect to resume and complete in Q4 2025/Q1 2026, with anticipated online availability in the US in the second quarter of 2026 as an over-the-counter product under a USP monograph. We intend to utilize a portion of the offering proceeds to fund this reformulation and related development activities. CB-101 will be marketed as an OTC product under the applicable USP monograph. It contains colloidal oatmeal, which is covered under the USP monograph for skin protectant products. The product will comply with all requirements outlined in the applicable USP monograph and will require FDA registration and an NDC number prior to marketing. The clinical study on JW-100 was published in the Journal of Cosmetic Dermatology, Vol. 21, Issue 4, April 2022, pp: 1647-1650. The primary endpoint of this research was a reduction in the Investigator’s Static Global Assessment (ISGA) score. The treatment group achieved an average ISGA score reduction of 1.28 compared to 0.70 in the placebo group (p=0.042). Additionally, 50% of subjects in the treatment group achieved an ISGA rating of “clear” or “almost clear” with a two-grade improvement, compared to 15% in the placebo group (p=0.028). No adverse events were reported during the study. The original formulation, JW-100, contained CBD as an active ingredient, while the new formulation, CB-101, removes CBD, while maintaining aspartame (ASN) and introducing colloidal oatmeal as key ingredients. This dual-action formulation is designed to provide relief from eczema symptoms and allows the product to be marketed as an OTC product under a USP monograph for skin protectants. The reformulated product retains the therapeutic approach of the original while utilizing ingredients compliant with applicable USP monographs. The development process is expected to move into its final stages upon resumption, with approximately $150,000 anticipated to be allocated to completing formulation development, $200,000 for the initial production run, and $50,000 for clinical testing, to be funded from offering proceeds. The target launch date for the product remains Q2 2026.

NoStingz is planned to be reformulated under Caring Brands as a sunscreen product designed to provide protection against both UV rays and jellyfish stings. NoStingz was previously commercialized in the United States market from July 2022 and was removed from the market in September 2023 due to insufficient sales resulting from the lack of a dedicated sales and marketing team. The previously commercialized version contained FDA-compliant sunscreen active ingredients. Reformulation and stability testing are expected to resume utilizing a portion of the offering proceeds. All actives are intended to meet the USP specifications mandated by the FDA in its sunscreen monograph. The new formulation, once resumed, will explore a combination of rubidium iodide and menthol, which has demonstrated promising results in a small trial conducted in the Florida Keys.

Trial Details

The trial was conducted from May 29 - June 17, 2023, in Key West, Florida to evaluate the efficacy of NoStingz formulations against Portuguese man-o’-war (Physalia physalis) stings. The study was conducted by independent researchers who collected specimens from Atlantic waters near Key West.

Methodology and Design

The researchers developed a controlled, blind testing protocol using preserved Portuguese man-o’-war specimens collected from the Atlantic waters near Key West. The methodology involved carefully preserving the stinging tentacles through a controlled dehydration process, followed by systematic rehydration of small portions for standardized testing applications. The study evaluated multiple formulation types, including mineral-based sprays and lotions with SPF levels of 30 and 50. To ensure scientific validity, the researchers incorporated placebo controls using untreated skin areas. The evaluators assessed sting responses and protective efficacy of the different formulations against the control areas.

Results and Safety

The combination of rubidium iodide and menthol demonstrated promising initial results in reducing sting severity. However, we note that this was a small preliminary trial and further testing is needed to establish statistical significance. No adverse events or safety concerns were reported during the trial period.

Mechanism of Action

Rubidium iodide and menthol were selected based on their potential protective properties:

●	Rubidium iodide acts as a potential inhibitor of the nematocyst discharge mechanism

●	Menthol provides a cooling sensation and may help reduce localized inflammatory response

We plan to conduct additional stability testing and formulation work before proceeding with larger scale trials to validate these preliminary findings. The reformulated product is intended to provide dual protection against both UV rays and jellyfish stings. Reformulation activities are expected to resume utilizing a portion of the offering proceeds. We have not yet established a timeline for commercial launch. As the product contains ingredients with well-established safety profiles, it does not require FDA approval. NoStingz will be regulated as a sunscreen product and will comply with the FDA’s sunscreen guidelines. It will contain FDA-approved sunscreen active ingredients and will require FDA registration and an NDC number prior to marketing.

Our products are tested for quality and stability each time they are manufactured. One of our manufacturers is Stella Industries Ltd., Haryana, India, which manufactures the Hair Enzyme Booster (JW-700) and Photocil for the Indian market. Stability on commercial batches manufactured in India indicates a shelf life of at least 24 months. Stella Industries is compliant with the FDA’s Current Good Manufacturing Practice, or CGMP, regulations in accordance with 21 CFR 210/211 required for over-the-counter drug products. It is ISO-9001 certified. Another manufacturer is DCR Labs, Daytona Beach, Florida, which is also fully compliant with the FDA’s Current Good Manufacturing Practice, or CGMP, for cosmetic products.

We expect to continually update and expand upon our corporate website and further refine our online retail strategies on an ongoing basis. CaringBrands.com is our primary corporate website, which will serve as the primary source of information about us for investors and will contain press releases, clinical trial pipeline, lab reports, blog posts, and additional information about each of our brands. We have built an e-commerce platform designed to connect us directly to consumers. We use the platform to sell products, educate customers, and build brand loyalty.

For further information in relation to the clinical trials of our products, please see the section “Business - Clinical Trials of our Products” beginning on page 43, of this prospectus.

Recent Developments

In April 2024, the Company received gross proceeds of $2,110,000 from a private placement of units (the “Bridge Financing”), at a price per unit of $1.00, consisting of one share of common stock and a warrant to purchase one share of common stock at a price of $3.00 per share, which warrants expire on April 15, 2029. We used the net proceeds of the Bridge Financing to fund our continuing working capital and capital expenditure requirements leading up to this offering. D. Boral Capital LLC, the lead underwriter of this offering (“D. Boral”), served as the lead placement agent for the Bridge Financing. D. Boral received fees and reimbursement of expenses in an aggregate amount of $211,000.

On May 14, 2024 the Company issued 7,600,000 shares to certain of its insiders and founding stockholders, pursuant to a subscription agreement dated March 15, 2024, at a purchase price of $0.001 per share of Common Stock. The form of subscription agreement is included as Exhibit 10.1 of this registration statement and prospectus.

On June 20, 2024, the Company entered into a Research Collaboration and Non-Exclusive License Agreement, as amended and restated on July 22, 2024 (the License Agreement”) with NOVODX Corporation, a Delaware corporation, and a related party, (“NOVODX”). NOVODX is a diagnostic company dedicated to the development and commercialization of innovative health products, with a primary focus on rapid diagnostic screenings and their companion therapeutics (see section “Certain Relationships And Related Party Transactions” below). NOVODX is engaged in the research and development of rapid diagnostic devices intended for both Over the Counter (“OTC”) and Point of Care (“POC”) applications. NOVODX aims to manufacture, market, and sell these devices, either directly or indirectly, for use in at-home diagnostic screenings. NOVODX possesses or has the rights to use (through licenses or other agreements) certain assets, patent applications, and associated know-how, technology, scientific, and technical information. Collectively, these resources are referred to as the GoldNTM Ebola Rapid Test Technical Information, which pertains to the development of an Ebola diagnostic test (the “Ebola Rapid Test”).

Pursuant to the License Agreement, NOVODX granted the Company two non-exclusive licenses during the term of the License Agreement:

1.	Research License: This license allows the Company to use and market the Ebola Rapid Test in the research field, following the directives and standards set by the Joint Development Committee (JDC) and the research plan of reasonably collaborating with each other to develop a pre-clinical research or other plan for the Ebola Rapid Test. This license is valid only in jurisdictions where NOVODX has a valid claim. NOVODX is pursuing patent protection through U.S. and Patent Cooperation Treaty (PCT) applications, with a particular focus on markets in Africa and Asia. As of the date of this prospectus, NOVODX has not yet submitted any patent applications. NOVODX is in the process of preparing these applications and evaluating entry into specific jurisdictions. Decisions regarding entry into national phase applications in specific jurisdictions will be evaluated on a case-by-case basis as the patent prosecution process progresses. The ultimate scope of patent protection will be determined by the jurisdictions where NOVODX successfully obtains valid claims through these patent applications.

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2.	Commercial License: This license permits the Company to use, market, and sell the Ebola Rapid Test within the commercial field. the Company cannot engage in sales, directly or indirectly, until NOVODX obtains 510K or EUA approval or authorization. Sales and distribution are restricted to jurisdictions where such approval or authorization is valid and where NOVODX has a valid claim. NOVODX is pursuing patent protection through U.S. and Patent Cooperation Treaty (PCT) applications, with a particular focus on markets in Africa and Asia. As of the date of this prospectus, NOVODX has not yet submitted any patent applications. NOVODX is in the process of preparing these applications and evaluating entry into specific jurisdictions. Decisions regarding entry into national phase applications in specific jurisdictions will be evaluated on a case-by-case basis as the patent prosecution process progresses. The ultimate scope of patent protection will be determined by the jurisdictions where NOVODX successfully obtains valid claims through these patent applications.

Corporate History

Caring Brands was incorporated in the State of Nevada on April 23, 2024, On May 13, 2024, an Amendment to the Articles of Incorporation was submitted with the State of Nevada to revise the par value to $0.001 per share, followed by an amendment on July 9, 2024 to add 1,000,000 preferred shares with a par value of $0.001 to the authorized share capital. Caring Brands was incorporated for the purpose of the separation of our business operation from Safety Shot, and have not historically operated as a standalone company. Pursuant to the Separation and Exchange Agreement, we acquired 100% equity in Caring Brands Florida. Consequently, Caring Brands Florida now operates as an operating subsidiary of the Company.

Caring Brands, Inc., a Florida Corporation (“Caring Brands Florida”) was originally incorporated in the State of Florida on February 12, 2020, under the name Jupiter Wellness Inc. In June 2020, Articles of Amendment were filed with the Florida Department of State Division of Corporations to amend the articles of incorporation to change the name of the company to Caring Brands, Inc.

Our principal business address is 130 S Indian River Drive, Suite 202 pbm# 1232, Fort Pierce, FL 34950. We are currently authorized to issue a total of 100,000,000 shares of common stock with a par value of $0.001. As of the date of this registration statement, we had 13,336,925 shares of common stock issued and outstanding.

Safety Shot Inc Ownership and Our Separation from Safety Shot Inc

Effective as of the date of the Separation Agreement the Company operates as a separate entity from Safety Shot. At all times prior to the date of the Separation Agreement, we were an operating subsidiary of Safety Shot Inc (“Safety Shot”). Safety Shot owns 3,000,000 shares of our Common Stock, representing approximately 22.5% of the outstanding shares of our Common Stock, at an assumed offering price of $4.00 per share. Following the completion of the separation, Safety Shot no longer consolidates its financial results with our financial results.

On September 24, 2024, we entered into a separation and exchange agreement (the “Separation and Exchange Agreement”) with Safety Shot to govern the separation of our business from Safety Shot. We expect to consummate the separation on or prior to the effective date of the registration statement of which this prospectus forms a part and the distribution will be paid on or after the effective time of the registration statement of which this prospectus forms a part but prior to the closing of this offering. Safety Shot owns majority of the issued and outstanding ordinary shares of Caring Brands Florida, which currently sells innovative wellness consumer products industries (the “CB Business”) and owns all of the assets and liabilities related thereto. Pursuant to the Separation and Exchange Agreement the CB Business was contributed to us and all expenses related thereto shall be our responsibility, in each case, on the terms and subject to the conditions set forth therein, and in exchange Safety Shot was transferred to us all of the issued and outstanding ordinary shares of Caring Brands Florida owned by Safety Shot (the “Business Transfer”). In conjunction to the Business Transfer and pursuant to the Separation and Exchange Agreement, Safety Shot transferred all the intellectual property to the Company. In the event this offering is not consummated, the Separation will be unwound.

In this prospectus, references to the term “separation” refers to the separation of our business from Safety Shot’s other businesses pursuant to and subject to the conditions of the Separation and Exchange Agreement.

The registration statement of which this prospectus forms a part also registers the distribution by Safety Shot of 600,000 shares of our Common Stock it owns to its stockholders and certain warrant holders. Safety Shot has no obligation to effect a distribution of any of its remaining ownership interest, and it may retain its ownership interest in us indefinitely or dispose of all or a portion of its ownership interest in us in a sale or other transaction. Any such distribution or other disposition by Safety Shot of its remaining interest in us (each, an “other disposition”) would be subject to market, tax and legal considerations, final approval by the Safety Shot board of directors (the “Safety Shot Board”) and other customary requirements. Under current law, the distribution could be determined to be taxable to Safety Shot and its stockholders. Safety Shot has no obligation to pursue or consummate any further disposition of its ownership interest in us by any specified date or at all. Our separation from Safety Shot will be made in the context of a parent-subsidiary relationship and the Separation and Exchange Agreement were entered into in the overall context of our separation from Safety Shot. The terms of the Separation and Exchange Agreement may be more or less favorable to us than if they had been negotiated with unaffiliated third parties. See the section titled “Risk Factors—Risks Related to Our Separation from Safety Shot.”

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We believe, and Safety Shot has advised us that it believes, that the separation, this offering and the distribution will provide a number of benefits to our business and to Safety Shot’ business. These intended benefits include improving the strategic and operational flexibility of both companies, increasing the focus of the management teams on their respective business operations and allowing each company to adopt the capital structure, investment policy and dividend policy best suited to its financial profile and business needs, and providing each company with its own equity currency to facilitate acquisitions and to better incentivize management. In addition, as we are a stand-alone company, potential investors will be able to invest directly in our business.

Summary of Risks Affecting Our Company

Our business is subject to numerous risks described in the section titled “Risk Factors” and elsewhere in this prospectus. The main risks set forth below and others you should consider are discussed more fully in the section entitled “Risk Factors” beginning on page 10, which you should read in its entirety.

Our business is subject to numerous risks as described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

●	Risks Relating to the Separation:

○	We may be unable to achieve some or all of the benefits that we expect to achieve from the Separation.
○	We may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as a publicly traded company, and we may experience increased costs after the Separation.
○	The distribution, together with certain related transactions, does not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, Safety Shot and its stockholders could be subject to significant tax liabilities.
○	Some of our directors and executive officers own Safety Shot common stock or options to acquire Safety Shot common stock and hold positions with Safety Shot, which could cause conflicts of interest, or the appearance of conflicts of interest, that result in our not acting on opportunities we otherwise may have.

●	Risk Related to Our Business:

○	Caring Brands has a limited operating history, which makes it difficult to accurately evaluate our business prospects.
○	We may not have adequate capital to fund our business.
○	We may not be able to successfully compete against companies with substantially greater resources.
○	The sale of our products involves product liability and related risks that could expose us to significant insurance and loss expenses.

●	Risks Related to our Financial Position and Capital Needs

○	Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or other assets

●	Risks Related to our Intellectual Property

○	We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.
○	If we are not able to adequately protect our intellectual property, then we may not be able to compete effectively, and we may not be profitable.

●	Risks Related to Ownership of Our Securities

○	We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.
○	Our common stock may become subject to the SEC’s penny stock rules and accordingly, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

Corporate Information

Our principal executive offices are located at 130 S Indian River Drive, Suite 202 pbm# 1232, Fort Pierce, FL 34950 and our telephone number is (561) 896-7616. Our website address is www.caringbrands.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or the registration statement of which this prospectus forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Going Concern

We intend to overcome the circumstances that impact our ability to remain a going concern through a combination of expanding our revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue our operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and may require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights. Please see note 1, in our financial statements, for further information.

We have a need for additional growth capital. There can be no assurance that sufficient funds required during the subsequent year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues exceeding $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt in any three-year period; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company as described above. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the requirement of auditor attestation of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us because of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

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We are also a “smaller reporting company” and to the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

The Offering

Shares of common stock offered	1,000,000 shares of Common Stock.

Public Offering Price	$4.00 per share.

Number of shares of common stock outstanding prior to offering	13,336,925 shares of Common Stock, as of June 30, 2025.

Number of shares of common stock outstanding after this offering	14,336,925 shares of Common Stock (or 14,486,925 shares if the underwriters exercise their over-allotment option in full).

Use of Proceeds

We expect to receive approximately $3,200,000 in net proceeds from the sale of our shares of Common Stock offered by us in this offering (approximately $3,800,000 if the underwriters exercise their over-allotment option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds received from this offering for general and working capital purposes, including but not limited to investing in research and development, including in our technology, the repayment of debt and for working capital and general corporate purposes.

See “Use of Proceeds” on page 30 for a more complete description of the intended use of proceeds from this offering.

Listing	Currently, our common stock is quoted on the OTCQB under the symbol “CBRA”. We intend to apply to list our common stock on The Nasdaq Capital Market (“NASDAQ”) under the symbol “CBRA”. If our shares of common stock are not approved for listing on the NASDAQ, we will not consummate this offering. No assurance can be given that our application will be approved.

Lock-up Agreements	We have agreed with the underwriters not to sell additional equity securities for a period of 180 days after the effective date of this Offering. Our directors, officers and holders of 10% or more of our Common Stock have agreed with the underwriters not to offer for sale, sell, contract to sell, pledge or otherwise dispose of any of their shares of our common stock or securities convertible into our common stock, subject to certain exceptions, for a period of 180 days after the date of this prospectus, which restriction may be waived in the discretion of the Representative. See “Underwriting”.

Risk Factors	Investing in these securities involves a high degree of risk. Investors should carefully consider the information set forth in the “Risk Factors” section of this prospectus on page 10 before deciding to invest in our shares of common stock.

(1)	The number of shares of common stock to be outstanding immediately after this offering is based on 13,336,925 shares of common stock issued and outstanding as of June 30, 2025. Unless otherwise indicated, all information in this prospectus assumes, no exercise of outstanding warrants to purchase up to 2,110,000 shares of common stock at $3.00 per share which expire on May 1, 2027.

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THE DISTRIBUTION

The discussion in this prospectus of the distribution is subject to, and qualified by reference to, the Separation and Exchange Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference into this prospectus.

General

On September 24, 2024, we entered into the Separation and Exchange Agreement with Safety Shot to govern the separation of our business from Safety Shot. The Separation and Exchange Agreement governs the separation of our business from Safety Shot. Pursuant to the securities purchase agreement, on March 15, 2024, we issued to the stockholders of Safety Shot 3,000,000 shares of our Common Stock (representing 22.5% of our outstanding Common Stock) of which 600,000 shares of common stock will be distributed to the shareholders of Safety Shot following the effectiveness of this registration statement (the “Distribution”). Pursuant to the Business Transfer, we acquired from Safety Shot by operation of law all assets and assume all liabilities comprising of CB Business, which were owned and held by Safety Shot. In conjunction to the Business Transfer and pursuant to the Separation and Exchange Agreement, Safety Shot transferred all the intellectual property to the Company. In the event this offering is not consummated, the Business Transfer and the Distribution will be unwound.

Manner of Effecting the Distribution

The general terms and conditions relating to the distribution are set forth in the Separation and Exchange Agreement. Under the Separation and Exchange Agreement, the Distribution will be paid on or after the effective date of the registration statement of which this prospectus forms a part but prior to the closing of this offering. For most Safety Shot stockholders who own Safety Shot Common Stock in registered form on the record date, our transfer and distribution agent will credit their shares of our Common Stock to book entry accounts established to hold these shares. Our transfer and distribution agent will send these stockholders a statement reflecting their ownership of our Common Stock. Book-entry refers to a method of recording stock ownership in our records in which no physical certificates are used. For stockholders who own Safety Shot Common Stock through a broker or other nominee, their shares of our Common Stock will be credited to these stockholders’ accounts by the broker or other nominee. As further discussed below, fractional shares will not be distributed. Following the distribution, stockholders whose shares are held in book entry form may request that their shares of our Common Stock be transferred to a brokerage or other account at any time, as well as delivery of physical stock certificates for their shares, in each case without charge.

SAFETY SHOT STOCKHOLDERS WILL NOT BE REQUIRED TO PAY FOR SHARES OF OUR COMMON STOCK RECEIVED IN THE DISTRIBUTION, OR TO SURRENDER OR EXCHANGE SHARES OF SAFETY SHOT COMMON STOCK IN ORDER TO RECEIVE OUR COMMON STOCK, OR TO TAKE ANY OTHER ACTION IN CONNECTION WITH THE DISTRIBUTION. NO VOTE OF SAFETY SHOT STOCKHOLDERS IS REQUIRED OR SOUGHT IN CONNECTION WITH THE DISTRIBUTION, AND SAFETY SHOT STOCKHOLDERS HAVE NO APPRAISAL RIGHTS IN CONNECTION WITH THE DISTRIBUTION.

Fractional shares of our Common Stock will not be issued to Safety Shot stockholders as part of the distribution or credited to book entry accounts. In lieu of receiving fractional shares, the number of shares of Common Stock to be received in the distribution will be rounded down to the nearest whole share of Common Stock. An explanation of the tax consequences of the distribution can be found below in the subsection captioned “— Material U.S. Federal Income Tax Consequences of the Distribution.” The distribution of Company Common Stock in respect of the Safety Shot shares is expected to be taxable to both Safety Shot and holders of the Safety Shot shares. See “The Distribution — Material U.S. Federal Income Tax Consequences of the Distribution.”

In order to be entitled to receive shares of our Common Stock in the distribution, which will occur after the effectiveness of this registration statement and prior to the closing of this offering, holders of Safety Shot common stock must be holders of record of Safety Shot common stock as of the close of business, New York City time, on the record date, [  ], subject to the registration statement of which this prospectus forms a part being declared effective.

Reasons for the Distribution

The Safety Shot board of directors has determined that the separation of our business from the other business of Safety Shot is in the best interests of Safety Shot and its stockholders. The potential benefits considered by the Safety Shot board of directors in making the determination to consummate the distribution included the following:

●	to provide each of Safety Shot and the Company with increased flexibility to fully pursue and fund its business plan, including capital expenditures, investments and acquisitions that would be more difficult to consider or effectuate in the absence of the distribution. This increased financial flexibility reflects the belief that investors in a company with the mix of assets that each of Safety Shot and the Company will own following the distribution will be more receptive to strategic initiatives that Safety Shot and the Company may respectively pursue;

●	to create distinct and clear financial profiles and compelling investment cases. Investment in one or the other company may appeal to investors with different goals, interests and expectations. The distribution will allow investors to make independent investment decisions with respect to Safety Shot and the Company and may result in greater alignment between the interests of each company’s stockholder base and the characteristics of its respective business, capital structure and financial results;

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●	to create independent equity securities and increased strategic opportunities. The distribution will afford Safety Shot and the Company the ability to offer their independent equity securities to the capital markets and enable each standalone company to use its own industry-focused stock to pursue portfolio enhancing acquisitions or other strategic opportunities that are more closely aligned with each company’s strategic goals and expected growth opportunities;

●	to facilitate incentive compensation arrangements for employees of each business more directly tied to the performance of the relevant company’s business and enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives of each of Safety Shot and the Company; and

●	to increase the aggregate value of the stock of Safety Shot and the Company above the value that the stock of Safety Shot would have had if it had continued to represent an interest in both the businesses of Safety Shot and the Company, so as to: (i) allow each company to use its stock to pursue and achieve strategic objectives, including evaluating and effectuating acquisitions and increasing the long-term attractiveness of equity compensation programs in a significantly more efficient and effective manner with significantly less dilution to existing stockholders; and (ii) allow each company to offer a more focused investment profile to investors.

The Safety Shot board of directors also considered several factors that have a negative effect on Safety Shot as a result of the distribution. Safety Shot will have tax liabilities as a result of the distribution. The Safety Shot common stock may come under initial selling pressure as certain Safety Shot stockholders sell their shares because they are not interested in holding an investment in the remaining business of Safety Shot. In addition, the distribution would separate from Safety Shot the business and assets of the Company, which represent significant value. Safety Shot and its remaining business may need to absorb certain corporate and administrative costs previously provided to the Company. Finally, Safety Shot will not be eligible to consolidate the Company with its financial statements for reporting purposes.

The Safety Shot board of directors considered certain aspects of the distribution that may be adverse to the Company. The Company’s Common Stock may come under initial selling pressure as certain Safety Shot stockholders sell their shares in the Company because they are not interested in holding an investment in the Company’s business. As a result of the distribution, the Company will bear the incremental costs associated with being a publicly-held company and may need to absorb certain corporate and operational support costs previously provided by Safety Shot.

Results of the Distribution

Immediately after the distribution, we estimate that we will have in excess of 300 holders of record of our Common Stock and approximately 14,336,925 shares (14,486,925 shares if the underwriters exercise their over-allotment option in full), at an assumed public offering price of $4.00 per share.

In connection with the Distribution, we entered into the Separation and Exchange Agreement with Safety Shot, covering such areas as employee matters related to any shared employees, sharing of premises and other matters, including indemnification.

The Distribution will not affect the number of outstanding shares of Safety Shot Common Stock or any rights of Safety Shot stockholders.

Tax Consequences of the Distribution

The distribution will be a taxable event to holders of Safety Shot common stock. U.S. Holders will realize dividend income to the extent that the distribution is paid out of the current or accumulated earnings and profits of Safety Shot, then recover basis and possibly recognize capital gain to the extent that the distribution exceeds the current or accumulated earnings and profits of Safety Shot, Non-U.S. Holders will also realize dividend income, subject to 30% withholding, to the extent that the distribution is paid out of the current or accumulated earnings and profits of Safety Shot; however, Non-U.S. Holders with no presence in the United States should not realize capital gain to the extent that the distribution exceeds the current or accumulated earnings and profits of Safety Shot. Safety Shot may also recognize a capital gain on the Distribution. See “MATERIAL U.S. FEDERAL TAX CONSEQUENCES OF THE DISTRIBUTION OF, AND OF OWNING AND DISPOSING OF, OUR COMMON STOCK”. The tax consequences of the distribution are complex and holders should consult their own tax advisors about these consequences.

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Listing and Trading of Our Common Stock

Currently, our common stock is quoted on the OTCQB under the symbol “CBRA”, and there is a limited market for our common stock. We intend to apply to list our common stock on The Nasdaq Capital Market (“NASDAQ”) under the symbol “CBRA” No assurance can be given that our Common Stock will be approved for listing on NASDAQ and neither this offering nor the distribution will be completed if our Common Stock is not approved for listing.

Reason for Furnishing this Prospectus

This prospectus is being furnished by the Company and Safety Shot for the sale of shares in the offering and to provide information to holders of Safety Shot common stock in connection with the distribution. We and Safety Shot will not update the information in this prospectus except in the normal course of our and Safety Shot’ respective public disclosure obligations and practices.

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. You should consider carefully the following risk factors, as well as the other information in this prospectus, including our consolidated financial statements and notes thereto, before you decide to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations and prospects could be materially adversely affected, the value of our securities could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below.

Risks Relating to the Separation

We may be unable to achieve some or all of the benefits that we expect to achieve from the Separation.

We believe that, as a publicly traded company, we will be able to, among other things, better focus our financial and operational resources on our specific shipping business, implement and maintain a capital structure designed to meet our specific needs, design and implement corporate strategies and policies that are targeted to our business, more effectively respond to industry dynamics and create effective incentives for our management and employees that are more closely tied to our business performance. However, by separating from Safety Shot, we may be more susceptible to market fluctuations and have less leverage with customers, and we may experience other adverse events. In addition, we may be unable to achieve some or all of the benefits that we expect to achieve as a separate company in the time we expect, if at all. The completion of the Separation will also require significant amounts of our management’s time and effort, which may divert management’s attention from operating and growing our business.

We may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as a publicly traded company, and we may experience increased costs after the Separation.

Following the Separation, we will need to provide internally or obtain from unaffiliated third parties some of the services we currently receive from Safety Shot. We may be unable to replace these services in a timely manner or on terms and conditions as favorable as those we receive from Safety Shot. We may be unable to successfully establish the infrastructure or implement the changes necessary to operate independently or may incur additional costs. If we fail to obtain the services necessary to operate effectively or if we incur greater costs in obtaining these services, our business, financial condition and results of operations may be adversely affected.

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We have a limited operating history as a publicly traded company, and our historical financial information is not necessarily representative of the results we would have achieved as a publicly traded company and may not be a reliable indicator of our future results.

We derived the historical financial information included in this prospectus in part from Safety Shot’s consolidated financial statements, and this information does not necessarily reflect the results of operations and financial position we would have achieved as a separate publicly traded company during the periods presented or those that we will achieve in the future. This is primarily because of the following factors:

●	Prior to the Separation, we operated as part of Safety Shot’s broader corporate organization, and Safety Shot performed various administrative functions for us and our historical financial information does not reflect allocations any of these costs from Safety Shot as they are not material.

●	Our historical financial information does not reflect changes that we expect to experience in the future as a result of our separation from Safety Shot, including changes in our cost structure, personnel needs, tax structure, financing and business operations. As part of Safety Shot, we enjoyed certain benefits from Safety Shot’s operating diversity, size, borrowing leverage and available capital for investments, and we may lose these benefits after the Separation. As a separate entity, we may be unable to purchase services and technologies or access capital markets on terms as favorable to us as those we obtained as part of Safety Shot prior to the Separation.

Following the Separation, we will also be responsible for the additional costs associated with being a publicly traded company, including costs related to corporate governance, investor and public relations and public reporting.

In addition, certain costs incurred by Safety Shot, including accounting, legal, occupancy, information technology and other shared services, have historically been provided to us by Safety Shot. During the year ended December 31, 2024, the Company began to provide most of these services ourselves. Therefore, our historical financial statements may not be indicative of our future performance as a separate publicly traded company. We cannot assure you that our operating results will continue at a similar level when we are a separate publicly traded company. For additional information about our past financial performance and the basis of presentation of our financial statements, see “Operating and Financial Review and Prospects” and our historical financial statements and the notes thereto included elsewhere in this prospectus.

We may not be able to access the credit and capital markets at the times and in the amounts needed on acceptable terms.

From time to time we may need to access the capital markets to obtain long-term and short-term financing. We have not previously accessed the capital markets as a separate public company, and our access to, and the availability of, financing on acceptable terms and conditions in the future will be impacted by many factors, including our financial performance, our credit ratings or absence thereof, the liquidity of the overall capital markets and the state of the economy. We cannot assure you that we will have access to the capital markets at the times and in the amounts needed or on terms acceptable to us.

The distribution, together with certain related transactions, does not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, Safety Shot and its stockholders could be subject to significant tax liabilities.

The Internal Revenue Service (the “IRS”) could determine that the distribution, together with certain related transactions, should be treated as a taxable transaction. Safety Shot has not requested, and does not intend to request, a ruling from the IRS with respect to the treatment of the distribution or certain related transactions for U.S. federal income tax purposes.

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If the distribution, together with certain related transactions, were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, in general, Safety Shot would recognize taxable gain as if it had sold our Common Stock in a taxable sale for its fair market value, and Safety Shot stockholders and warrant holders who receive shares of our Common Stock in the distribution would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares.

Our ability to operate our business effectively may suffer if we are unable to cost-effectively establish our own administrative and other support functions in order to operate as a stand-alone company after the expiration of our shared services and other intercompany agreements with Safety Shot.

As an operating subsidiary of Safety Shot, we relied on administrative and other resources of Safety Shot, including information technology, accounting, finance, human resources and legal services, to operate our business. In connection with this offering, we entered into the Amended and Restated Exchange Agreement to retain the ability for specified periods to use certain of these Safety Shot resources. See the section titled “Certain Relationships and Related Party Transactions.” These services may not be provided at the same level as when we were a subsidiary of Safety Shot, and we may not be able to obtain the same benefits that we received prior to this offering. These services may not be sufficient to meet our needs, and after our agreements with Safety Shot expire (which will generally occur within 12 months following the completion of this offering), we may not be able to replace these services at all or obtain these services at prices and on terms as favorable as we currently have with Safety Shot. We will need to create our own administrative and other support systems or contract with third parties to replace Safety Shot’s systems. In addition, we have received informal support from Safety Shot, which may not be addressed in the Amended and Restated Exchange Agreement we entered into with Safety Shot, and the level of this informal support may diminish as we become a more independent company. Any failure or significant downtime in our own administrative systems or in Safety Shot’s administrative systems during the transitional period could result in unexpected costs, impact our results and/or prevent us from paying our suppliers or employees and performing other administrative services on a timely basis.

The insurance that we maintain may not fully cover all potential exposures.

We maintain liability insurance but such insurance may not cover all risks associated with the hazards of our business and is subject to limitations, including deductibles and maximum liabilities covered. We are potentially at risk if one or more of our insurance carriers fail. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the ratings and survival of some insurers. In the future, we may not be able to obtain coverage at current levels, and our premiums may increase significantly on coverage that we maintain.

Some of our directors and executive officers own Safety Shot common stock or options to acquire Safety Shot common stock and hold positions with Safety Shot, which could cause conflicts of interest, or the appearance of conflicts of interest, that result in our not acting on opportunities we otherwise may have.

Some of our directors and executive officers own Safety Shot common stock, restricted shares of Safety Shot stock or options to purchase Safety Shot common stock.

Ownership of Safety Shot common stock, restricted shares of Safety Shot common stock and options to purchase Safety Shot Common Stock by our directors and executive officers after this offering and the presence of executive officers or directors of Safety Shot on our board of directors could create, or appear to create, conflicts of interest with respect to matters involving both us and Safety Shot that could have different implications for Safety Shot than they do for us. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between Safety Shot and us regarding terms of the Amended and Restated Exchange Agreement governing the separation and the relationship between Safety Shot and us thereafter. Potential conflicts of interest could also arise if we enter into commercial arrangements with Safety Shot in the future. As a result of these actual or apparent conflicts of interest, we may be precluded from pursuing certain growth initiatives.

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Risks Related to Our Business

Caring Brands has a limited operating history, which makes it difficult to accurately evaluate our business prospects.

We have a limited operating history upon which an evaluation of its business plan or performance and prospects can be made. The business and prospects of the Company must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business and new industry. The risks include, but are not limited to, the possibility that we will not be able to develop functional and scalable products and services, or that although functional and scalable, our products and services will not be economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; that we are not able to upgrade and enhance our technologies and products to accommodate new features and expanded service offerings; or the failure to receive necessary regulatory clearances for our products. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that we can successfully address these challenges. If it is unsuccessful, we and our business, financial condition and operating results could be materially and adversely affected.

The current and future expense levels are based largely on estimates of planned operations and future revenues rather than experience. It is difficult to accurately forecast future revenues because our business is new and our market has not been developed. If our forecasts prove incorrect, the business, operating results and financial condition of the Company may be materially and adversely affected. Moreover, we may be unable to adjust our spending in a timely manner to compensate for any unanticipated reduction in revenues. As a result, any significant reduction in revenues may immediately and adversely affect our business, financial condition and operating results.

Our financial situation creates doubt whether we will continue as a going concern.

Since inception, the Company has had no operations for the period from inception to December 31, 2024, and has a working capital deficiency. This deficiency and lack of operations raise substantial doubt about the Company’s ability to continue as a going concern. There can be no assurances that we will be able to achieve a level of revenue adequate to generate sufficient cash flow from operations or obtain funding from this offering or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

If we are unable to keep up with rapid technological changes, our products may become obsolete.

The market for our products is characterized by significant and rapid change. Although we will continue to expand our product line capabilities in order to remain competitive, research and discoveries by others may make our processes, products or brands less attractive or even obsolete.

We may not have adequate capital to fund our business.

If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We may not be able to raise needed additional capital or financing due to market conditions or for regulatory or other reasons. We cannot assure that we will have adequate capital to conduct our business.

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Competition could adversely affect our business.

Our industry in general is competitive. It is possible that future competitors could enter our market, thereby causing us to lose market share and revenues. In addition, some of our current or future competitors may have significantly greater financial, technical, marketing and other resources than we do or may have more experience or advantages in the markets in which we will compete that will allow them to offer lower prices or higher quality products. If we do not successfully compete with these competitors, we could fail to develop market share and our future business prospects could be adversely affected.

We may not be able to successfully compete against companies with substantially greater resources.

The skin care and hair growth product markets are intensely competitive, and we expect competition to intensify further in the future. We are subject to intense competition from cosmetic company competitors who have been on the market longer than us and which are manufactured and marketed by competitors with more resources and brand recognition than us. We cannot assure you that our products will compete effectively and experience continuing and growing sales. As a supplier, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of consumer goods to retailers. Barriers to entry are relatively low, and current and new competitors can launch new products that compete in the marketplace. We currently or potentially compete with a number of other companies, including a number of large health and medical therapy, cosmetics, and consumer product brand name manufacturers that have greater financial and managerial resources, more experience in developing products, and greater name recognition than we have.

If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brand and reputation in the markets we serve. If problems with our products cause our customers to have a negative experience or failure or delay in the delivery of our products to our customers, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We may not have written employment agreements with all of our senior management. We do not have any key person insurance.

We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing our industries in the U.S. and other countries in which we operate. Uncertainty surrounding existing and future laws and regulations may impede our services and increase the cost of providing such services. These regulations and laws may cover taxation, tariffs, user pricing, distribution, consumer protection and the characteristics and quality of services.

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Our products may not meet health and safety standards or could become contaminated.

We do not have control over all of the third parties involved in the manufacturing of our products and their compliance with government health and safety standards. Even if our products meet these standards, they could otherwise become contaminated. A failure to meet these standards or contamination could occur in our operations or those of our manufacturers, distributors or suppliers. This could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

The sale of our products involves product liability and related risks that could expose us to significant insurance and loss expenses.

We face an inherent risk of exposure to product liability claims if the use of our products results in, or is believed to have resulted in, illness or injury. Our products contain combinations of ingredients, and there is little long-term experience with the effect of these combinations. In addition, interactions of these products with other products, prescription medicines and over-the-counter treatments have not been fully explored or understood and may have unintended consequences.

Any product liability claim may increase our costs and adversely affect our revenue and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles and may make it more difficult to secure adequate insurance coverage in the future. In addition, our product liability insurance may fail to cover future product liability claims, which, if adversely determined, could subject us to substantial monetary damages.

The success of our business will depend upon our ability to create and expand our brand awareness.

The skin care and hair growth markets we intend to compete in are highly competitive, with many well-known brands leading the industry. Our ability to compete effectively and generate revenue will be based upon our ability to create and expand awareness of our products distinct from those of our competitors. It is imperative that we are able to convey to consumers the benefits of our products. However, advertising and packaging and labeling of such products will be limited by various regulations. Our success will be dependent upon our ability to convey to consumers that our products are superior to those of our competitors.

We must develop and introduce new products to succeed.

Our industry is subject to rapid change. New products are constantly introduced to the market. Our ability to remain competitive depends in part on our ability to enhance existing products, to develop and manufacture new products in a timely and cost-effective manner, to accurately predict market transitions, and to effectively market our products. Our future financial results will depend to a great extent on the successful introduction of several new products. We cannot be certain that we will be successful in selecting, developing, manufacturing and marketing new products or in enhancing existing products.

The success of new product introductions depends on various factors, including, without limitation, the following:

●	Successful sales and marketing efforts;

●	Timely delivery of new products;

●	Availability of raw materials;

●	Pricing of raw materials;

●	Regulatory allowance of the products; and

●	Customer acceptance of new products

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We cannot assure you that we will develop additional products in the future.

We have developed skin care and hair growth products lines. The lack of product diversity could adversely affect our financial condition and operating results and expose investors to a complete loss of their investment in us if our existing products fail to achieve sufficient sales to maintain us or enable us to earn a profit.

Adverse publicity associated with our products or ingredients, or those of similar companies, could adversely affect our sales and revenue.

Adverse publicity concerning any actual or purported failure by us to comply with applicable laws and regulations regarding any aspect of our business could have an adverse effect on the public perception of us. This, in turn, could negatively affect our ability to obtain financing, endorsers and attract distributors or retailers for our products, which would have a material adverse effect on our ability to generate sales and revenue.

Our distributors’ and customers’ perception of the safety and quality of our products or even similar products distributed by others can be significantly influenced by national media attention, publicized scientific research or findings, product liability claims and other publicity concerning our products or similar products distributed by others. Adverse publicity, whether or not accurate, that associates consumption of our products or any similar products with illness or other adverse effects, will likely diminish the public’s perception of our products. Claims that any products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could have a material adverse effect on the market demand for our products, including reducing our sales and revenue.

We do not have and may never have any products on the market that have been approved by the FDA for the treatment of disease. The labelling of Photocil was registered with the FDA and is an OTC product. The labelling of Photocil and Minoxidil Booster were approved by the Indian regulatory authorities. Our business is highly dependent upon complying with regulations for cosmetic and OTC product from various U.S. and international governmental agencies.

If we decided to commercialize a product labelled for the treatment of any disease, we must obtain regulatory approvals of such treatment for that indication. Satisfying regulatory requirements is an expensive process that typically takes many years and involves compliance with requirements covering research and development, testing, manufacturing, quality control, labeling, and promotion of drugs for human use. To obtain necessary regulatory approvals, we must, among other requirements, complete clinical trials demonstrating that our products are safe and effective for a particular indication. There can be no assurance that our products will prove to be safe and effective, that our clinical trials will demonstrate the necessary safety and effectiveness of our product candidates, or that we will succeed in obtaining regulatory approval for any treatment we develop even if such safety and effectiveness are demonstrated. Our current products comply with the FDA requirements for cosmetic/OTC products and do not require additional clinical trials or FDA approval for their sale.

Any delays or difficulties we encounter in future clinical trials may delay or preclude regulatory approval from the FDA or from international regulatory organizations. Any delay or preclusion of regulatory approval would be expected to delay or preclude the commercialization of future products. Examples of delays or difficulties that we may encounter in our clinical trials include without limitation the following:

●	Clinical trials may not yield sufficiently conclusive results for regulatory agencies to approve the use of our products;

●	Our products may fail to be more effective than current therapies, or to be effective at all;

●	We may discover that our products have adverse side effects, which could cause our products to be delayed or precluded from receiving regulatory approval or otherwise expose us to significant commercial and legal risks;

●	It may take longer than expected to determine whether or not a treatment is effective;

●	Patients involved in our clinical trials may suffer severe adverse side effects even up to death, whether as a result of treatment with our products, the withholding of such treatment, or other reasons (whether within or outside of our control);

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●	We may fail to be able to enroll a sufficient number of patients in our clinical trials;

●	Patients enrolled in our clinical trials may not have the characteristics necessary to obtain regulatory approval for a particular indication or patient population;

●	We may be unable to produce sufficient quantities of product to complete the clinical trials;

●	Even if we are successful in our clinical trials, any required governmental approvals may still not be obtained or, if obtained, may not be maintained;

●	If approval for commercialization is granted, it is possible the authorized use will be more limited than is necessary for commercial success, or that approval may be conditioned on completion of further clinical trials or other activities, which will cause a substantial increase in costs and which we might not succeed in performing or completing; and

●	If granted, approval may be withdrawn or limited if problems with our products emerge or are suggested by the data arising from their use or if there is a change in law or regulation.

Any success we may achieve at a given stage of our clinical trials does not guarantee that we will achieve success at any subsequent stage, including without limitation final FDA approval.

We may encounter delays or rejections in the regulatory approval process because of additional government regulation resulting from future legislation or administrative action, or from changes in the policies of the FDA or other regulatory bodies during the period of product development, clinical trials, or regulatory review. Failure to comply with applicable regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production, or an injunction preventing certain activity, as well as other regulatory action against our product candidates or us. We have no experience in successfully obtaining regulatory approval for a product and thus may be poorly equipped to gauge, and may prove unable to manage, risks relating to obtaining such approval.

Our Hair Enzyme Booster (JW-700), previously known as Minoxidil Booster, was initially developed by Applied Biology Inc. and was acquired by Safety Shot (then Jupiter Wellness) in June 2022 through an asset purchase agreement. The product received labelling approval as a cosmetic from the Central Drugs Standard Control Organization (CDSCO), in compliance with India’s cosmetic product guidelines, and is currently being manufactured and sold in India through our agreement with Cosmofix and San Pellegrino Cosmetics. Hair Enzyme Booster (JW-700) was launched on Amazon on October 28, 2024, and became available on NOVODX’s e-commerce platform on December 11, 2024. We are currently in the early stages of commercialization and are refining our marketing strategies for both platforms. Sales have been minimal during this initial soft launch period as we optimize our marketing approach and distribution channels. As of the date of this prospectus, the Hair Enzyme Booster (JW-700) is currently only for sale on Amazon.

Outside the U.S., including India, our ability to market a product is contingent upon receiving clearances from appropriate non-U.S. regulatory authorities. Non-U.S. regulatory approval typically includes all of the risks associated with FDA clearance discussed above as well as geopolitical uncertainties and the additional uncertainties and potential prejudices faced by U.S. pharmaceutical companies conducting business abroad. In certain cases, pricing restrictions and practices can make achieving even limited profitability very difficult.

We have limited experience in completing regulatory filings and any delays in regulatory filings could materially affect our financial condition.

Although we have significant expertise in developing products and working with external manufacturers we have limited experience in obtaining marketing approvals, manufacturing or conduct sales and marketing activities necessary for the successful commercialization of a product. Consequently, we have no historical basis as a company by which one can evaluate or predict reliably our future success or viability.

Additionally, while our team has experience at prior companies with regulatory filings, we have limited experience with regulatory filings with agencies such as the FDA or the European Medicines Agency, or EMA, and will rely on third-party expertise to help us. Any delay in our regulatory filings for our product candidates, and any adverse development or perceived adverse development with respect to the applicable regulatory authority’s review of such filings, including, without limitation, the FDA’s issuance of a “refuse to file” letter or a request for additional information, could materially affect our financial condition.

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If serious adverse or undesirable side effects are identified during the development of our product candidates, we may abandon or limit our development or commercialization of such product candidates.

If our product candidates are associated with undesirable side effects or have unexpected characteristics, we may need to abandon their development or limit development to certain uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective.

If we experience delays or difficulties in the enrollment of subjects to our clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented, which could materially affect our financial condition.

The timing of any future clinical trials depends on our ability to recruit patients to participate as well as to subsequently dose these patients and complete required follow-up periods.

In addition, we may experience enrollment delays related to increased or unforeseen regulatory, legal and logistical requirements at certain clinical trial sites. These delays could be caused by reviews by regulatory authorities and contractual discussions with individual clinical trial sites. Any delays in enrolling and/or dosing patients in our planned clinical trials could result in increased costs, delays in advancing our product candidates, delays in testing the effectiveness of our product candidates or in termination of the clinical trials altogether.

Patient enrollment may be affected if our competitors have ongoing clinical trials with products for the same indications as our product candidates, and patients who would otherwise be eligible for our clinical trials instead enroll in our competitors’ clinical trials. Patient enrollment may also be affected by other factors, including:

●	coordination with clinical research organizations to enroll and administer the clinical trials;

●	coordination and recruitment of collaborators and investigators at individual sites;

●	size of the patient population and process for identifying patients;

●	design of the clinical trial protocol;

●	eligibility and exclusion criteria;

●	perceived risks and benefits of the product candidates under study;

●	availability of competing commercially available therapies and other competing products’ clinical trials;

●	time of year in which the trials are initiated or conducted;

●	severity of the diseases under investigation;

●	ability to obtain and maintain subject consents;

●	ability to enroll and treat patients in a timely manner;

●	risk that enrolled subjects will drop out before completion of the trials;

●	proximity and availability of clinical trial sites for prospective patients;

●	ability to monitor subjects adequately during and after treatment; and

●	patient referral practices of physicians.

Our inability to enroll a sufficient number of patients for clinical trials would result in significant delays and could require us to abandon one or more clinical trials altogether. Enrollment delays in these clinical trials may result in increased development costs for our product candidates, which could materially affect our financial condition.

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If we or our licensees, development collaborators, or suppliers are unable to manufacture our products in sufficient quantities or at defined quality specifications, or are unable to obtain regulatory approvals for the manufacturing facility, we may be unable to develop or meet demand for our products and lose time to market and potential revenues.

Completion of our clinical trials and commercialization of our product candidates require access to, or development of, facilities to manufacture a sufficient supply of our product candidates. We intend to utilize third parties to manufacture NoStingz, Photocil, CB-101 and the Hair Enzyme Booster (JW-700).

In the future we may become unable, for various reasons, to rely on our sources for the manufacture of our product candidates, either for clinical trials or, at some future date, for commercial distribution. We may not be successful in identifying additional or replacement third-party manufacturers, or in negotiating acceptable terms with any we do identify. We may face competition for access to these manufacturers’ facilities and may be subject to manufacturing delays if the manufacturers give other clients higher priority than they give to us. Even if we are able to identify an additional or replacement third-party manufacturer, the delays and costs associated with establishing and maintaining a relationship with such manufacturer may have a material adverse effect on us.

Before we can begin to commercially manufacture CB-101 or any other product candidate, we must obtain regulatory approval of the manufacturing facility and process. Manufacturing of drugs for clinical and commercial purposes must comply with current Good Manufacturing Practices requirements, commonly known as “cGMP.” The cGMP requirements govern quality control and documentation policies and procedures. Complying with cGMP and non-U.S. regulatory requirements will require that we expend time, money, and effort in production, recordkeeping, and quality control to ensure that the product meets applicable specifications and other requirements. We, or our contracted manufacturing facility, must also pass a pre-approval inspection prior to FDA approval. Failure to pass a pre-approval inspection may significantly delay or prevent FDA approval of our products. If we fail to comply with these requirements, we would be subject to possible regulatory action and may be limited in the jurisdictions in which we are permitted to sell our products and will lose time to market and potential revenues.

It is uncertain whether product liability insurance will be adequate to address product liability claims, or that insurance against such claims will be affordable or available on acceptable terms in the future.

Clinical research involves the testing of new drugs on human volunteers pursuant to a clinical trial protocol. Such testing involves a risk of liability for personal injury to or death of patients due to, among other causes, adverse side effects, improper administration of the new drug, or improper volunteer behavior. Claims may arise from patients, clinical trial volunteers, consumers, physicians, hospitals, companies, institutions, researchers, or others using, selling, or buying our products, as well as from governmental bodies. In addition, product liability and related risks are likely to increase over time, in particular upon the commercialization or marketing of any products by us or parties with which we enter into development, marketing, or distribution collaborations. Although we are contracting for general liability insurance in connection with our ongoing business, there can be no assurance that the amount and scope of such insurance coverage will be appropriate and sufficient in the event any claims arise, that we will be able to secure additional coverage should we attempt to do so, or that our insurers would not contest or refuse any attempt by us to collect on such insurance policies. Furthermore, there can be no assurance that suitable product liability insurance (at the clinical stage and/or commercial stage) will continue to be available on terms acceptable to us or at all, or that, if obtained, the insurance coverage will be appropriate and sufficient to cover any potential claims or liabilities.

If the market opportunities for our current and potential future drug candidates are smaller than we believe they are, our ability to generate product revenues may be adversely affected and our business may suffer.

Our understanding of the number of people who suffer from dermatitis or eczema, whom CB-101 may have the potential to treat, is based upon current market estimates.

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If we are unable to establish relationships with licensees or collaborators to carry out sales, marketing, and distribution functions or to create effective marketing, sales, and distribution capabilities, we will be unable to market our products successfully.

Our business strategy may include out-licensing product candidates to or collaborating with larger firms with experience in marketing and selling pharmaceutical products. There can be no assurance that we will successfully be able to establish marketing, sales, or distribution relationships with any third-party, that such relationships, if established, will be successful, or that we will be successful in gaining market acceptance for any products we might develop. To the extent that we enter into any marketing, sales, or distribution arrangements with third parties, our product revenues per unit sold are expected to be lower than if we marketed, sold, and distributed our products directly, and any revenues we receive will depend upon the efforts of such third parties.

If we are unable to establish such third-party marketing and sales relationships, or choose not to do so, we would have to establish in-house marketing and sales capabilities. To market any products directly, we would have to establish a marketing, sales, and distribution force that has technical expertise and could support a distribution capability. Competition in the biopharmaceutical industry for technically proficient marketing, sales, and distribution personnel is intense and attracting and retaining such personnel may significantly increase our costs. There can be no assurance that we will be able to establish internal marketing, sales, or distribution capabilities or that these capabilities will be sufficient to meet our needs.

Our ability to market our products in the United States depends on their regulatory classification and compliance with applicable regulations.

While we believe our products either qualify as cosmetics or comply with applicable USP monographs, the FDA may disagree with our determinations. If the FDA determines that any of our products require pre-market approval or do not comply with applicable monographs, we may need to:

-	Reformulate products
-	Undergo FDA approval process
-	Submit additional data
-	Cease marketing until compliance is achieved
-	Face enforcement action

Such events could significantly impact our operations and ability to generate revenue.

Commercial success of our OTC/Cosmetic product candidates will depend on the acceptance of these products by physicians, payers, and patients.

Any of our OTC/Cosmetic product candidate that we may develop, may not gain market acceptance among physicians and patients. Market acceptance of and demand for any of our OTC/Cosmetic product candidates that we may develop will depend on many factors, including without limitation:

●	Comparative superiority of the effectiveness and safety in the treatment of the disease indication compared to alternative treatments;

●	Less prevalence and severity of adverse side effects;

●	Potential advantages over alternative treatments;

●	Cost effectiveness;

●	Convenience and ease of administration;

●	Sufficient third-party coverage and/or reimbursement;

●	Strength of sales, marketing and distribution support; and

●	Our ability to provide acceptable evidence of safety and efficacy.

If any non-OTC product candidate developed by us receives regulatory approval but does not achieve an adequate level of market acceptance by physicians, payers, and patients, we may generate insufficient, little, or no product revenue and may not become profitable.

In addition, pandemics, such as COVID-19, could decrease consumer spending and adversely affect demand for our products.

If we obtain FDA approval for any of our product candidates, we will be subject to various federal and state fraud and abuse laws; these laws may impact, among other things, our proposed sales, marketing and education programs. Fraud and abuse laws are expected to increase in breadth and in detail, which will likely increase our operating costs and the complexity of our programs to insure compliance with such enhanced laws.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the U.S., our operations may be directly, or indirectly through our customers, distributors, or other business partners, subject to various federal and state fraud and abuse laws, including, without limitation, anti-kickback statutes and false claims statutes which may increase our operating costs. These laws may impact, among other things, our proposed sales, marketing and education programs.

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If our operations are found to be in violation of any of the federal and state fraud and abuse laws or any other governmental regulations that apply to us, we may be subject to criminal actions and significant civil monetary penalties, which would adversely affect our ability to operate our business and our results of operations.

If our operations are found to be in violation of any of the federal and state fraud and abuse laws, including, without limitation, anti-kickback statutes and false claims statutes or any other governmental regulations that apply to us, we may be subject to penalties, including criminal and significant civil monetary penalties, damages, fines, imprisonment, exclusion from participation in government healthcare programs, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. To the extent that any of our product candidates are ultimately sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. The World Health Organization declared the COVID-19 outbreak a pandemic. The extent of the impact of any similar outbreak, the impact on our customers and employees, may be uncertain and we may not be able to predict the impact on our business and operations.

We may not meet our product development and commercialization milestones.

We have established milestones, based upon our expectations regarding our technologies at that time, which we use to assess our progress toward developing our products. These milestones relate to technology and design improvements as well as dates for achieving development goals. If our products exhibit technical defects or are unable to meet cost or performance goals, our commercialization schedule could be delayed and potential purchasers of our initial commercial products may decline to purchase such products or may opt to pursue alternative products.

We may also experience shortages equipment due to manufacturing difficulties. Multiple suppliers provide the components used in manufacturing our products. Our manufacturing operations could be disrupted by fire, earthquake or other natural disaster, a labor-related disruption, failure in supply or other logistical channels, electrical outages or other reasons. If there were a disruption to manufacturing facilities, we would be unable to manufacture until we have restored and re-qualified our manufacturing capability or developed alternative manufacturing facilities.

Our operations in international markets involve inherent risks that we may not be able to control.

Our business plan includes the marketing and sale of our proposed products in international markets. Accordingly, our results could be materially and adversely affected by a variety of uncontrollable and changing factors relating to international business operations, including:

●	Macroeconomic conditions adversely affecting geographies where we intend to do business;

●	Foreign currency exchange rates;

●	Political or social unrest or economic instability in a specific country or region;

●	Higher costs of doing business in foreign countries;

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●	Infringement claims on foreign patents, copyrights or trademark rights;

●	Difficulties in staffing and managing operations across disparate geographic areas;

●	Difficulties associated with enforcing agreements and intellectual property rights through foreign legal systems;

●	Trade protection measures and other regulatory requirements, which affect our ability to import or export our products from or to various countries;

●	Adverse tax consequences;

●	Unexpected changes in legal and regulatory requirements;

●	Military conflict, terrorist activities, natural disasters and medical epidemics; and

●	Our ability to recruit and retain channel partners in foreign jurisdictions.

Risks Related to our Financial Position and Capital Needs

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or other assets.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests will be diluted and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our proliferation into new markets may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

Changes in tax laws and unanticipated tax liabilities could adversely affect our effective income tax rate and ability to achieve profitability.

Our effective income tax rate in the future could be adversely affected by a number of factors including changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws. We regularly assess all of these matters to determine the adequacy of our tax provision which is subject to discretion. If our assessments are incorrect, it could have an adverse effect on our business and financial condition. There can be no assurance that income tax laws and administrative policies with respect to the income tax consequences generally applicable to us or to our subsidiaries will not be changed in a manner which adversely affects our shareholders.

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Risks Related to our Intellectual Property

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

A third party may sue us or one of our strategic collaborators for infringing its intellectual property rights. Likewise, we may need to resort to litigation to enforce licensed rights or to determine the scope and validity of third-party intellectual property rights.

The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. If we do not prevail in this type of litigation, we or our strategic collaborators may be required to pay monetary damages; stop commercial activities relating to the affected products or services; obtain a license in order to continue manufacturing or marketing the affected products or services; or attempt to compete in the market with a substantially similar product.

Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue some of our operations. In addition, a court may require that we pay expenses or damages, and litigation could disrupt our commercial activities.

Any inability to protect our intellectual property rights could reduce the value of our products and brands, which could adversely affect our financial condition, results of operations and business.

Our business is partly dependent upon our trademarks, trade secrets, copyrights and other intellectual property rights. Effective intellectual property rights protection, however, may not be available under the laws of every country in which we and our sub-licensees may operate. There is a risk of certain valuable trade secrets, beyond what is described publicly in patents, being exposed to potential infringers. Regardless of our technology being protected by patents or otherwise, there is a risk that other companies may employ the technology without authorization and without recompensing us.

The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

The intellectual property behind our products may include unpublished know-how as well as existing and pending intellectual property protection. All intellectual property protection eventually expires, and unpublished know-how is dependent on key individuals.

The commercialization of our licensed products is partially dependent upon know-how and trade secrets held by certain individuals working with and for us. Because the expertise runs deep in these few individuals, if something were to happen to any or all of them, the ability to properly manufacture our products without compromising quality and performance could be diminished greatly.

Knowledge published in the form of any future intellectual property has finite protection, as all patents and trademarks have a limited life and an expiration date. While continuous efforts will be made to apply for patents and trademarks if appropriate, there is no guarantee that additional patents or trademarks will be granted. The expiration of patents and trademarks relating to our products may hinder our ability to sub-license or sell our products for a long period of time without the development of a more complex licensing strategy.

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If we are not able to adequately protect our intellectual property, then we may not be able to compete effectively, and we may not be profitable.

Our existing proprietary rights may not afford remedies and protections necessary to prevent infringement, reformulation, theft, misappropriation and other improper use of our products by competitors. We own the formulations contained in our products and we consider these product formulations to be our critical proprietary property, which must be protected from competitors. Although trade secret, trademark, copyright and patent laws generally provide a certain level of protection, and we attempt to protect ourselves through contracts with manufacturers of our products, we may not be successful in enforcing our rights. In addition, enforcement of our proprietary rights may require lengthy and expensive litigation. We have attempted to protect some of the trade names and trademarks used for our products by registering them with the U.S. Patent and Trademark Office, but we must rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights do not provide the same remedies as are granted to federally registered trademarks, and the rights of a common law trademark are limited to the geographic area in which the trademark is actually used. Our inability to protect our intellectual property could have a material adverse impact on our ability to compete and could make it difficult for us to achieve a profit.

Risks Related to Ownership of Our Securities

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements is time-consuming and results in increased costs to us and could have a negative effect on our results of operations, financial condition or business.

As a public company, we are subject to the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources, hire additional staff and provide additional management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our results of operations, financial condition or business.

As an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may also delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, as permitted by the JOBS Act.

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Our management has limited experience in managing the day-to-day operations of a public company and, as a result, we may incur additional expenses associated with the management of our Company.

The management team is responsible for the operations and reporting of the Company. The requirements of operating as a public company are many and sometimes difficult to navigate. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. If we lack cash resources to cover these costs of being a public company in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Compliance with changing corporate governance regulations and public disclosures may result in additional risks and exposures.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new regulations from the SEC, have created uncertainty for public companies such as ours. These laws, regulations, and standards are subject to varying interpretations in many cases, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations, and standards have resulted in, and are likely to continue to result in, increased expense and significant management time and attention.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority stockholders to effect certain corporate actions.

Our officers and directors are the beneficial owners of approximately 59.6% of our outstanding voting securities. As a result, they possess significant influence over our elections and votes. As a result, their ownership and control may have the effect of facilitating and expediting a future change in control, merger, consolidation, takeover or other business combination, or encouraging a potential acquirer to make a tender offer. Their ownership and control may also have the effect of delaying, impeding, or preventing a future change in control, merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer.

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If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Once our common stock is quoted, if one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline.

Our issuance of additional common stock or preferred stock may cause our common stock price to decline, which may negatively impact your investment.

Issuances of a substantial number of additional shares of our common or preferred stock, or the perception that such issuances could occur, may cause prevailing market prices for our common stock to decline. In addition, our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue cumulative preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease.

Our common stock may become subject to the SEC’s penny stock rules and accordingly, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	Make a special written suitability determination for the purchaser;

●	Receive the purchaser’s prior written agreement to the transaction;

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●	Provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	Obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

Although our common stock is not currently subject to these rules, it were to become subject to such rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell your securities.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.

As a public company, we would be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on a quarterly basis. In addition, we would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the value of our securities could be negatively affected. We also could become subject to investigations by the Commission or other regulatory authorities, which could require additional financial and management resources.

As an emerging growth company, our auditor will not be required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company and cease to be a smaller reporting company (as described below), we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

Concurrent resale and potential dilution of stockholders’ ownership.

The resale of shares by the selling stockholders, pursuant to the Resale Prospectus, could adversely impact the market price, liquidity, and demand for our common stock. As these shares are introduced into the market, there may be a significant increase in the number of shares available for sale, which could result in downward pressure on our stock price and affect liquidity. Furthermore, as the resale shares are sold, the ownership percentage of existing stockholders will be diluted, potentially reducing the value of their holding. The extent of this dilution may vary depending on the timing and volume of resale transactions by the selling stockholders.

Further, the Selling Stockholders must sell their shares at a fixed price per share of $4.00, which is the per share price of the shares being offered under this prospectus, until such time as our shares are listed on a national securities exchange. Thereafter, the shares offered by the Resale Prospectus may be sold by the Selling Stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. Hence resale offering may occur at prices above or below the price at which our securities are initially offered under this prospectus.

Risks Related to This Offering and Other Risks

Our management has limited experience in managing the day-to-day operations of a public company and, as a result, we may incur additional expenses associated with the management of our Company.

The management team is responsible for the operations and reporting of the Company. The requirements of operating as a public company are many and sometimes difficult to navigate. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. If we lack cash resources to cover these costs of being a public company in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

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Compliance with changing corporate governance regulations and public disclosures may result in additional risks and exposures.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new regulations from the SEC, have created uncertainty for public companies such as ours. These laws, regulations, and standards are subject to varying interpretations in many cases, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations, and standards have resulted in, and are likely to continue to result in, increased expense and significant management time and attention.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Once our common stock is quoted, if one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline.

We do not know whether an active, liquid and orderly trading market will develop for our common stock or what the market price of our common stock will be and as a result it may be difficult for you to sell your shares of our common stock.

Prior to this offering, our common stock was not traded on any market. We are in the process of applying to have our common stock listed on the NASDAQ; however, even if our common stock is approved for listing on the NASDAQ, an active trading market for our shares may never develop or be sustained following this offering. You may not be able to sell your shares quickly or at the market price if trading in shares of our common stock is not active. The public offering price for our common stock will be determined through negotiations with the underwriters, and the negotiated price may not be indicative of the market price of the common stock after the offering. As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the public offering price. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

We may not be able to satisfy listing requirements of the NASDAQ or obtain or maintain a listing of our common stock on the NASDAQ.

If our common stock is listed on the NASDAQ, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the NASDAQ listing requirements, our common stock may be delisted. If we fail to meet any of the NASDAQ’s listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from the NASDAQ may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

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We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends on our common stock in the foreseeable future.

Our issuance of additional common stock or preferred stock may cause our common stock price to decline, which may negatively impact your investment.

Issuances of a substantial number of additional shares of our common or preferred stock, or the perception that such issuances could occur, may cause prevailing market prices for our common stock to decline. In addition, our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue cumulative preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease.

Anti-takeover provisions in the Company’s charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

The Company’s bylaws contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. Furthermore, the Board of Directors has the ability to increase the size of the Board and fill newly created vacancies without stockholder approval. These provisions could limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

The public offering price for our shares of common stock may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The public offering price for our shares of common stock may vary from the market price of our shares of common stock following our public offering. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. If you purchase our shares of common stock in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our shares of common stock, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price for our shares of common stock may be volatile and subject to wide fluctuations due to factors such as:

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

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●	our capability to catch up with the technology innovations in the industry;

●	announcements by us or our competitors of acquisitions, strategic business relationships, joint ventures or capital commitments; and

●	addition or departure of key personnel.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our shares of common stock.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of our Common Stock in this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be $3,200,000, at an assumed public offering price of $4.00 per share. If the Representative exercises its option to purchase additional shares in full, we estimate our net proceeds will be $3,800,000, after deducting the underwriting discount and estimated offering expenses payable by us, at an assumed public offering price of $4.00 per share. We currently intend to use the net proceeds of this offering as follows:

●	Product Development	1,900,000
	a) Hair Enzyme Booster (JW-700)	700,000
	Manufacturing setup	500,000
	Marketing campaign	200,000
	b) Photocil	505,000
	Manufacturing scale-up	300,000
	Marketing and sales launch	200,000
	Clinical testing	5,000
	c) CB-101	385,000
	Development costs	150,000
	Initial production	80,000
	Marketing materials	150,0000
	Clinical testing	5,000
	d) NoStingz	310,000
	Reformulation completion	75,000
	Stability testing	50,000
	Initial production	180,000
	FDA registration/NDC number	5,000
●	Legal & Compliance	100,000
●	General & Administrative expenses	250,000
●	General working capital	950,000
		$3,200,000

The proceeds are anticipated to fund operations for approximately 12 months based on our current business plan and assumptions. This allocation aligns with the anticipated net proceeds (~$3,200,000) from the offering, after deducting underwriting discounts, commissions, and estimated offering expenses payable by us.

A $1.00 increase (decrease) in the assumed public offering price would increase (decrease) the net proceeds to us from this offering by $800,000, assuming the number of shares to be sold by us in this offering remains the same and after deducting the underwriting discount and estimated offering expenses payable by us. Each increase (decrease) of 100,000 shares in the number of shares offered by us would increase (decrease) the net proceeds to us by approximately $320,000, assuming that the assumed public offering price of $4.00 per share, remains the same, and after deducting the underwriting discount and estimated offering expenses payable by us.

DIVIDEND POLICY

We have not, since the date of our incorporation, declared or paid any dividends or other distributions on our shares of common stock, and do not currently have a policy with respect to the payment of dividends or other distributions. We do not currently pay dividends and do not intend to pay dividends in the foreseeable future. The declaration and payment of any dividends in the future is at the discretion of the Board and will depend on numerous factors, including compliance with applicable laws, financial performance, working capital requirements of the Company and its subsidiaries, as applicable and such other factors as its directors consider appropriate.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma basis to give effect to the granting of shares in exchange for services, which were not issued and outstanding as of the date of this offering.

●	on a pro forma as adjusted basis to give effect to (i) the granting of shares in exchange for services, which are not issued and outstanding as of the date of this offering; and (ii) the issuance of 1,000,000 shares of Common Stock in this offering at an assumed public offering price of $4.00 per share, and the receipt of net proceeds of $ in this offering, assuming no exercise of the Representative’s over-allotment option or the Representative’s Warrants.

	Actual(1) (unaudited)	Pro Forma(2) (unaudited)	Pro Forma as Adjusted(3) (unaudited)
Cash and cash equivalents	$73,893	$73,893	$3,273,893
Indebtedness:
Related party loan payable	50,000	50,000	50,000
Total Debt	50,000	50,000	50,000

Equity:
Common Stock, $0.001 par value (100,000,000 authorized, issued and outstanding: 13,336,925 actual(1) and pro forma(2), and 14,536,925 pro forma as adjusted(3)	13,337	13,337	14,337
Common stock payable	382,000	732,000	732,000
Subscription receivable	(1,600)	(1,600)	(1,600)
Retained earnings (deficit)	(2,062,144)	(2,412,144)	(2,412,144)
Additional paid-in capital	4,773,430	4,773,430	7,972,430
Total Equity (Deficit)	3,105,023	3,105,023	6,305,023

Total capitalization	$3,155,023	$3,155,023	$6,355,023

(1)	Taken from the consolidated financial statements for the period ended June 30, 2025.
(2)	Proforma reflects the issuance of 200,000 shares to a consultant in exchange for services. The fair value of the shares on the date of the agreement was $1.75 per share.
(3)	Proforma adjusted reflects the sale of 1,000,000 shares of common stock at an offering price of $4.00 per share with net proceeds of $3,200,000.

A $1.00 increase (decrease) in the assumed public offering price of $4.00 per share shown on the cover page of this prospectus, would increase (decrease) the amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on an as adjusted basis by approximately $800,000, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the Representative’s over-allotment option or the Representative’s Warrants. Similarly, each increase (decrease) of 100,000 shares offered by us would increase (decrease) cash and cash equivalents, total stockholders’ equity (deficit) and total capitalization on an as adjusted basis by approximately $320,000, assuming the assumed public offering price remains the same after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the Representative’s over-allotment option or the Representative’s Warrants.

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DILUTION

If you invest in our Common Stock, your ownership interest will be diluted to the extent that the initial public offering price per share of our Common Stock exceeds the tangible book value per share of our Common Stock immediately following this offering.

Pro forma net tangible book value per share represents our total tangible assets (total assets less intangible assets) less total liabilities, divided by the outstanding shares of Common Stock. As of June 30, 2025, our net tangible book value was $(94,977), or ($0.01) per share. After giving effect to the sale and issuance of 1,000,000 shares of our Common Stock in this offering at an assumed public offering price of $4.00 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been $3,105,023, or $0.22 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.23 per share to our existing stockholder, Safety Shot, and an immediate dilution of $3.77 per share to new investors participating in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed initial price to public per share	$4.00
Pro forma net tangible book value per share as of June 30, 2025 (1)	$0.00
Increase per share attributable to existing shareholders(2)	$0.23
Pro forma as adjusted net tangible book value per share after this offering(3)	$0.23
Dilution per share to new investors	$3.77

(1)	Represents the net tangible book value of the combined total assets (total assets less intangible assets) less total liabilities divided by 13,336,925 shares of Common Stock which includes 7,600,000 shares of Common Stock issued to the Founders.
(2)	Represents the difference between pro forma as adjusted net tangible book value per share after this offering and pro forma net tangible book value per share as of June 30, 2025.
(3)	Determined by dividing (i) pro forma as adjusted net tangible book value, which is our pro forma net tangible book value plus the cash proceeds of this offering at an assumed public offering price of $4.00 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, by (ii) the total number of our shares of Common Stock to be outstanding following this offering.

The pro forma as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

Each $1.00 increase (decrease) in the assumed public offering price of $4.00 per share, would increase (decrease) our pro forma as adjusted net tangible book value by approximately $800,000, or approximately $0.06 per share, and increase (decrease) the dilution per share to investors participating in this offering by approximately $0.95 per share per $1.00 increase and $0.95 per share per $1.00 decrease, assuming that the number of shares offered by us remains the same and after deducting the underwriting discount and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase (decrease) of 100,000 in the number of shares offered by us would increase (decrease) our pro forma as adjusted net tangible book value by approximately $320,000, to $0.02 per share, and increase (decrease) the dilution per share to investors participating in this offering by approximately $0.02 per share per 100,000 share increase and $0.02 per share per 100,000 share decrease, assuming that the assumed public offering price remains the same, and after deducting the underwriting discount and estimated offering expenses payable by us.

If the Underwriters exercise the option to purchase additional shares in full, the pro forma as adjusted net tangible book value per share after this offering would be $0.25 per share, the incremental increase in the pro forma net tangible book value per share to our existing stockholders would be $0.19 per share and the pro forma dilution to new investors participating in this offering would be $3.78 per share.

The following table summarizes, on the pro forma as adjusted basis described above as of June 30, 2025, the differences between the number of shares of Common Stock purchased from us, the total consideration and the price per share paid by our existing stockholders and by investors participating in this offering at an assumed public offering price of $4.00 per share, before deducting the underwriting discount and estimated offering expenses payable by us.

	Shares Purchased			Total Consideration			Weighted- Average Price Per
	Number		Percent	Amount		Percent	Share
Safety Shot	3,000,000	(1)	20.9%	$3,000	(2)	0.0%	$0.001
Founder shares	4,600,000		32.1%	4,600		0.0%	0.001
Private Placement	2,110,000		14.7%	2,110,000		21.6%	1.000
Asset Purchase	3,000,000		20.9%	3,000,000		30.8%	1.000
Shares issued for services	625,000		4.4%	625,000		6.4%	1.000
Recent Private Placement	1,925		0.0%	7,700		0.1%	4.000
Investors participating in this offering	1,000,000		7.0%	4,000,000		41.1%	4.000
Total	14,336,925		100.0%	$9,750,300		100.0%	$0.680

(1)	Represents the total number of shares of Common Stock issued to Safety Shot in connection with the Founders round of financing, of which 600,000 will be dividended to Safety Shot shareholders.
(2)	Represents the total consideration paid by Safety Shot for its purchase of the shares of Common Stock of Caring Brands Florida.

The number of shares of Common Stock held by existing stockholders (and related consideration amounts) and to be outstanding immediately after this offering in the table above is based on 13,336,925 shares of Common Stock outstanding as of June 30, 2025, which include the issuance of 3,000,000 shares of Common Stock to Safety Shot on March 15, 2024, in connection with the separation, assumes no exercise of the Representative’s option to purchase up to 150,000 additional shares of our Common Stock, and no exercise of the Representative’s Warrants to purchase up to 30,000 shares of Common Stock, and excludes approximately 2,000,000 shares of our Common Stock reserved for issuance under our equity incentive plan for our employees and directors.

If the Representative exercises its option to purchase additional shares of Common Stock in full in this offering, the number of shares of Common Stock held by new investors will increase to 862,500, or 6.1% of the total number of shares of Common Stock issued and outstanding after this offering, and the percentage of shares of Common Stock held by existing stockholders will decrease to 93.9% of the total shares of Common Stock issued and outstanding.

CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements reflect the impact of the separation as described in the section titled “Certain Relationships and Related Party Transactions—Relationship with Safety Shot—Historical Relationship with Safety Shot”.

We have operated as an operating subsidiary of Safety Shot since inception. Prior to the Separation, Safety Shot provided certain administrative services to us, and costs associated with these functions were not material and no adjustments were made to the proforma financial statements.

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Following the completion of this offering, we will be subject to the reporting requirements of the Exchange Act. We will be required to establish procedures and practices as a stand-alone public company in order to comply with our obligations under the Exchange Act and related rules and regulations. As a result, we will incur additional costs, including accounting, legal, investor relations, stock administration and regulatory compliance costs. These additional costs may differ from the costs that were historically provided to us from Safety Shot. To operate as a stand-alone company, we expect to incur costs to replace certain services previously provided by Safety Shot, which may be higher than those reflected in our historical combined financial statements. A component of these costs are legal, accounting and administrative costs. Actual costs that may have been incurred had we been a stand-alone company depend on a number of factors, including organizational structure and decisions made relating to various areas such as information technology and infrastructure.

The financial statements consist of the consolidated financial statements of Caring Brands, Inc. (Nevada) (the “Successor”) for the period from Inception (April 24, 2024) to December 31, 2024, giving effect to the acquisition of Caring Brands (Florida) and the financial statements of Caring Brands, Inc. (Florida) (the “Predecessor”) for the period from January 1, 2024 to September 24, 2024.

On September 24, 2024, we entered into the Separation and Exchange Agreement with Safety Shot to govern the separation of our business from Safety Shot, Inc. Under the terms of the Agreement, Safety Shot. Inc. exchanged all of the unissued, issued and outstanding shares of common stock of the Predecessor in consideration of the Successor assuming all the obligations and liabilities related to the Caring Brands Business.

The following financial statements and the related notes should be read in conjunction with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited financial statements of the Company and the related notes included elsewhere in this prospectus.

Caring Brands, Inc.

Consolidated Balance Sheets

	Successor	Predecessor
	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$468,998	$18,161
Accounts receivable	-	354
Inventory	13,689	-
Prepaid expenses and deposits	44,794	4,400
Total current assets	527,481	22,915

Intellectual property (net) a related party	2,850,000	-
Investment in NovoDX a related party	500,000	-
Total other assets	3,350,000	-
Total assets	$3,877,481	$22,915

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$169,432	$20,665
Accrued expenses and other payables	16,673	1,069
Total current liabilities	186,105	21,734

Loans from Safety Shot, Inc. (Parent)	-	266,955
Total Liabilities	-	288,689

Equity(1):
Successor Common Stock, $0.001 par value, 100,000,000 authorized shares 13,110,000 issued and outstanding	13,110	-
Predecessor Common Stock, none issued	-	-
Additional paid-in capital	4,541,057	-
Retained Earnings (Deficit)	(862,791)	(265,774)

Total equity (deficit)	3,691,376	(265,774)

Total liabilities and equity	$3,877,481	$22,915

See notes to consolidated financial statements.

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Caring Brands, Inc.

Statement of Operations

	Successor		Predecessor
	April 24 to December 31, 2024		January 1 to September 24, 2024		Year ended December 31, 2023

Revenue	$465		$-			$20,421
Cost of revenue	2,072		-			118,874
Gross profit	(1,607)		-			(98,453)
Operating expenses	871,214		654,573			52,941
Gain on sale of assets	-		-			(23,308)
Interest expense (income)	(10,030)		67			-
Net Income (loss)	$(862,791)		$(654,640)			$(128,086)
Pro forma net income (loss) per share:
Basic	$(0.07	(1)	n/a	(2)	$	n/a	(2)
Diluted	$(0.07	(1)	n/a	(2)	$	n/a	(2)
Pro forma weighted-average shares used to compute net income (loss) per share

Basic	11,737,251	(1)		(2)			(2)
Diluted	11,737,251	(1)		(2)			(2)

Notes to Consolidated Financial Statements

(1)	In May, 2024, we entered into Securities Purchase Agreements with our Founders totaling 7,600,000 shares (the Founder Shares”). For purposes of calculating the weighted average net loss per share, the Founder Shares are assumed to have been issued on the inception date (April 24, 2024), the private placement shares issued in May and June, 2024 and the Ebola License shares in June 2024, and the services agreement in September 2024.

(2)	The Predecessor had no shares of its common stock issued and outstanding as it was a wholly owned subsidiary of Safety Shot, Inc.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of our financial condition and results of operations (“MD&A”) should be read in conjunction with our unaudited interim consolidated financial statements as of and for the six months ended June 30, 2025 and 2024, and our audited financial statements and related notes thereto as of and for the years ended December 31, 2024 and 2023 which includes the consolidated financial statement of the Successor for the period from April 24, 2024 to December 31, 2024, the financial statement of the Predecessor for the period from January 1, 2024 to September 24, 2024 and the financial statement of the Predecessor for the year ended December 31, 2023 (the “Financial Statements”). Unless the context indicates otherwise, references to “Caring Brands,” “the Company,” “we,” “us,” and “our” in this MD&A refer to Caring Brands, Inc. and its associated subsidiaries. All dollar amounts are in U.S. dollars unless otherwise stated.

Presentation

The discussion of the financial statements presented herein represent the results of operations of the Successor for the period from April 24, 2024 to December 31, 2024 and the six months ended June 30, 2025, the Predecessor for the period from January 1, 2024 to September 24, 2024 and the Predecessor for the year ended December 31, 2023.

Our Relationship with Safety Shot

The Separation and Exchange Agreement described in “Certain Relationships and Related Party Transactions—Relationship with Safety Shot—Arrangements Between Safety Shot and Our Company.” sets forth the terms and conditions of the Company’s Separation from Safety Shot. We have operated as an operating subsidiary of Safety Shot since inception. Prior to the Separation, Safety Shot provided certain administrative services to us and costs associated with these functions were not material.

Following the completion of this offering, we will be subject to the reporting requirements of the Exchange Act. We will be required to establish procedures and practices as a stand-alone public company in order to comply with our obligations under the Exchange Act and related rules and regulations. As a result, we may incur additional costs, including investor relations, stock administration and regulatory compliance costs. These additional costs may differ from the costs that were historically provided to us from Safety Shot. To operate as a stand-alone company, we may incur costs which may be higher than those reflected in our historical combined financial statements.

Our Current Operations and Plan of Operations

Set forth below is a description of our operations related to each of our products, and the plan of operations for each going forward.

Hair Enzyme Booster (JW-700)

Initial soft launch in the U.S markets was completed on October 28, 2024, through sales initiating on Amazon and December 11, 2024, on NOVODX. As of the date of this prospectus, the Hair Enzyme Booster (JW-700) is currently only for sale on Amazon. We plan to set up the manufacturing and develop initial marketing materials by the first quarter of 2026. Between the fourth quarter of 2025 and first quarter of 2026 the Company plans on a full marketing campaign rollout, expanding to additional e-commerce platforms, and the development of a retail distribution strategy. The total budget requirements are estimated to be approximately $500,000 for the manufacturing setup and $300,000 for the marketing campaign.

Photocil

Currently sold in India through the Cosmofix/San Pellegrino license. We plan to initiate preparation for scaling-up manufacturing between the third and fourth quarters of 2025. We also plan to initiate the FDA registration process by the fourth quarter of 2025. Between the fourth quarter of 2025 and first quarter of 2026 the Company plans on developing a marketing campaign, the U.S. market relaunch, and e-commerce platform integration for the product. The total budget requirements are estimated to be approximately $350,000 for scaling-up manufacturing, $245,000 for the marketing and sales launch; and $5,000 for the FDA registration/NDC number.

CB-101 (Eczema Treatment)

The Company’s plan is to initiate the reformulation process in the fourth quarter of 2025, and progress to complete such reformulation and stability testing by the end of the first quarter 2026. The Company plans to initiate the production run and clinical testing for the product by the second quarter, and developing a marketing materials campaign, the U.S. market relaunch, and e-commerce platform integration for the product by the third quarter of 2026. The total budget requirements are estimated to be approximately $150,000 for the development and reformulations, $200,000 for the initial production; $100,000 for the marketing materials; and $50,000 for the clinical testing, which are expected to be funded from a portion of the offering proceeds.

NoStingz

Currently, NoStingz is planned to undergo reformulation, as described elsewhere in this registration statement. The Company intends to complete the reformulation and initiate the stability testing by the fourth quarter of 2025. The Company then plans to complete the stability testing and initiate the FDA registration process by the first quarter of 2026. Between the fourth quarter of 2025 and first quarter of 2026 the Company plans to initiate the production run and finalize the launch timeline of the product. The total budget requirements are estimated to be approximately $95,000 for the reformulation, $10,000 for the stability testing; $200,000 for the initial production; and $5,000 for the FDA registration/NDC number, which are expected to be funded from a portion of the offering proceeds.

Ebola Rapid Test License

We are currently evaluating market opportunities. The development timeline and costs will be determined following an initial market assessment.

The execution of this plan is contingent upon successful completion of this public offering and obtaining necessary regulatory approvals where applicable. Key dependencies include finalizing manufacturing agreements for U.S. production, completing FDA registration requirements, developing marketing infrastructure, enhancing our e-commerce platform, and establishing distribution channels.

Components of Our Results of Operations

We are a wellness consumer products company. We offer several over-the-counter, or (OTC) and cosmetic, consumer products. Our product pipeline includes a diverse range of products, such as hair loss treatments, Eczema and Psoriasis Treatments, vitiligo solutions, Jellyfish sting protective suncare line and women’s sexual wellness products, that cater to different health and wellness needs. Our method of operation is to ensure that (1) the mechanism of action of all products is established, (2) efficacy is determined through controlled clinical trials, (3) products are protected by issued and filed patents, and (4) products have acceptable commercial stability.

General and Administrative

General and administrative expense consists primarily of personnel-related expense for certain executives, finance and accounting, human resources, information technology, professional fees, facility overhead, sales and marketing and other general corporate expense. We expect our general and administrative expense to increase in absolute dollars primarily as a result of the increased costs associated with being a stand-alone public company. However, we also expect our general and administrative expense to fluctuate as a percentage of our revenue in future periods based on fluctuations in our revenue and the timing of such expense.

Other Income (Expense), Net

Other income (expense), net primarily represents gains and losses on transactions denominated in foreign currencies and other miscellaneous income and expense.

Income Taxes

Our business has historically been included in Safey Shot’s consolidated U.S. federal income tax return. We have adopted the separate return approach for the purpose of the Caring Brands financial statements. The income tax provisions and related deferred tax assets and liabilities that have been reflected in our historical combined financial statements have been estimated as if we were a separate taxpayer using guidance under ASC 740-10-30-27. The historic operations of the Caring Brands business reflect a separate return approach for each jurisdiction in which Caring Brands had presence and Jupiter Wellness filed a tax return. We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized. To effect the separation of the Caring Brands business from Safety Shot’s other businesses, there will be changes to the organizational structure of the business, which will not impact our historical financial statements.

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We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. As we expand internationally, we will face increased complexity in determining the appropriate tax jurisdictions for revenue and expense items which may differ from that of Jupiter Wellness. Our policy is to adjust these reserves when facts and circumstances change, such as the closing of a tax audit or refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results. The provision for income taxes includes the effects of any accruals that we believe are appropriate, as well as the related net interest and penalties.

Comparison of the Six Month Period Ended June 30, 2025 and 2024

The following table presents our financial results for the periods as indicated below

	Successor	Predecessor
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024

Revenue	$3,056	$-
Cost of revenue	1,400	-
Gross profit	1,656	-
Operating expenses	1,200,582	498,482
Gain on sale of assets
Interest expense (income)	427	-
Net Income (loss)	$(1,199,353)	$(498,482)

Revenue

During the six months ended June 30, 2025 for the Successor and 2024 for the Predecessor the Company had nominal revenue. The lack of revenues is attributed to the change in the focus of our parent company Safety Shot, Inc. and the related change of name from Jupiter Wellness, Inc. to Safety Shot, at which time the beverage Safety Shot became the primary focus of the consolidated entity’s sales and marketing efforts.

Cost of Revenue

During the six months ended June 30, 2025 for the Successor and 2024 for the Predecessor the Company had nominal cost of sales, aligned with its revenue. Cost of sales consists primarily of product costs, shipping and merchant fees.

Operating Expenses

Operating expenses for the six months ended June 30, 2025 for the Successor and 2024 for the Predecessor were $1,200,582 and $498,482 respectively. The major components for the six month period ended June 30, 2025 include $607,000 of stock based compensation, $150,000 of amortization expense, $124,977 of professional fees and $249,534 of salary and wages. For the six months ended June 30, 2024 for the Predecessor the major components of operating expenses consisted of $224,194 of salary and wages, $201,571 of legal and professional fees and $72,717 of other expenses.

Other income and expense

During the six months ended June 30, 2025 the Successor had $427 of interest expense and during the six months ended June 30, 2024 the Predecessor had no interest expense. Interest expense is attributable to fees related to the company credit card.

Net Operating Losses

Net operating losses for the six months ended June 30, 2025 were $1,199,353 for the Successor and $498,482 for the six months ended June 30, 2024 for the Predecessor. Net operating losses were primarily attributable to the operating expenses of the Company.

Liquidity and Capital Resources

During the six months ended June 30, 2025, the Successor was funded through the private placement which was completed in 2024. Our cash and cash equivalents balance at June 30, 2025 was $73,893.

Comparison of the Periods Ended December 31, 2024 and 2023

The following table presents our financial results for the periods as indicated below

	Successor	Predecessor
	April 24 to December 31, 2024	January 1 to September 24, 2024	Year ended December 31, 2023

Revenue	$465	$-	$20,421
Cost of revenue	2,072	-	118,874
Gross profit	(1,607)	-	(98,453)
Operating expenses	871,214	654,573	52,941
Gain on sale of assets			(23,308)
Interest expense (income)	(10,030)	67	-
Net Income (loss)	$(862,791)	$(654,640)	$(128,086)

Revenue

During the year ended December 31, 2024, the Company had nominal revenue. The lack of revenues is attributed to the change in the focus of our parent company Safety Shot, Inc. and the related change of name from Jupiter Wellness, Inc. to Safety Shot, at which time the beverage Safety Shot became the primary focus of the consolidated entity’s sales and marketing efforts.

Cost of Revenue

During the year ended December 31, 2024, the Company had $2,072 in cost of sales respectively, which consisted of shipping and merchant fees.

Cost of revenue for the year ended December 31, 2023, was $118,874. During the year ended December 31, 2023, the Company had a write down of its inventory in the amounts of $107,408 which included manufacturing and regulatory issues and expired products. Excluding the write down, the cost of sales would have been $11,466.

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Operating Expenses

Operating expenses for the year ended December 31, 2024 were $871,214, for the Successor. The major components for the year ended December 31, 2024 for the Successor includes salary and wages of $176,719, legal, consulting and professional fees of $516,652, and amortization expense of $150,000. For the Predecessor period of January 1, 2024 to September 24, 2024, total operating expenses were $654,573 which primarily consisted of $334,644 of salaries and wages and $243,057 of legal, consulting and professional fees.

During the year ended December 31, 2023, the Predecessor had $52,941 of operating expenses consisting of professional fees of $38,859 advertising of $4,430, depreciation of $4,400 and other of $5,252.

Other income and expense

During the year ended December 31, 2024, the Successor had $10,030 of interest income. For the period of January 1, 2024 to September 24, 2024, the Predecessor had $67 in interest expense. During the year ended December 31, 2023, the Predecessor had a gain of $23,308 from the sale of assets.

Net Operating Losses

Net operating losses for the year ended December 31, 2024 were $862,791 and $654,640 for the Successor and Predecessor respectively. For the year ended December 31, 2023 the Predecessor had a $128,086 net operating loss.

Liquidity and Capital Resources

During the year ended December 31, 2024 the Successor conducted a private placement which netted the Company $1,791,105 after operating expenses which funded the Company through the period. Our cash and cash equivalents balance at December 31, 2024 was $468,998.

Commitments

There are no fixed forward commitments for lease expense, license fees, or capital expenditures.

Off-Balance Sheet Arrangements

We did not have, during the periods presented, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Cash Flow

The following table presents our cash flows for the periods presented:

	Successor	Predecessor
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024

Net cash flows used in operating activities	$(451,105)	$(362,181)
Net cash provided by (used in) investing activities	-	-
Net cash flows provided by financing activities	56,000	667,465
Increase (decrease) in cash	$(395,105)	$305,284

Net cash used in operating activities for the six months ended June 30, 2025 was $451,105. Net cash used in operating activities was $362,181 for the six months ended June 30, 2024 for the Predecessor. The cash used in operations was primarily due to a net loss of $1,199,352 and $498,482, respectively for the Successor and Predecessor, offset by non-cash expenses of $757,000 of the Successor.

Net cash used in investing activities for the six months ended June 30, 2025 and 2024 for the Successor and Predecessor respectively were zero for both periods.

Net cash provided by financing activities during the six months ended June 30, 2025 were proceeds from the issuance of shares and the issuance of a note payable to a related party for $50,000. For the six months ended June 30, 2024 for the Predecessor net cash provided by financing activities consisted primarily of loan from affiliates of $664,995.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our unaudited consolidated financial statements for the six months ended June 30, 2025 and for the years ended December 31, 2024 and 2023 taken from the audited consolidated financial statements for Caring Brands, Inc (Nevada) for the year ended December 31, 2024 and the audited financial statements for Caring Brands, Inc. (Florida) for the years ended December 31, 2023 and 2022, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP, and the rules and regulations of the Securities and Exchange Commission. The preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported revenue generated, and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

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The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States Dollars. Critical accounting policies are summarized below:

Revenue Recognition

We generate our revenue from the sale of our products directly to the end user or distributor (collectively the “customer”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

The Company’s performance obligations are satisfied when goods or products are shipped on an FOB shipping point basis as title passes when shipped. Our product is generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

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Allowances for Doubtful Accounts

Equity Investments

Equity investments, including our investment in NovoDX common stock, are recorded at cost and the carrying value is adjusted to fair market value for each reporting period.

Intellectual Property

Intellectual property, including license agreements, are recorded at cost and amortized over the life of the License using the straight-line method. We evaluate Intellectual Property for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. Our intellectual property is still in early stages and there were no indicators of impairment that the company considered significant or to require testing at this time. The Company uses the guidelines in ASC 350 to determine if an asset has been impaired.

Income Taxes

We account for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on recognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

Recent Accounting Pronouncements

For a complete description of recent accounting pronouncements, including the expected dates of adoption and estimated effects on financial condition and results of operations, refer to Note 1, The Company, Basis of Presentation and Summary of Significant Accounting Policies, in Notes to Financial Statements.

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BUSINESS

General Overview

We are a wellness consumer products company. We offer several over-the-counter (OTC) and cosmetic consumer products. Our product pipeline includes a diverse range of products, such as hair loss treatments, eczema and psoriasis treatments, vitiligo solutions, a jellyfish sting protective suncare line, and women’s sexual wellness products, catering to diverse health and wellness needs. Our method of operation ensures that (1) the mechanism of action of all products is established, (2) efficacy is determined through controlled clinical trials, (3) products are protected by issued and filed patents, and (4) products have acceptable commercial stability.

We are currently authorized to issue a total of 100,000,000 shares of common stock with a par value of $0.001. As of June 30, 2025, we had 13,336,925 shares of common stock outstanding.

We had nominal revenues and a loss of $1,199,353 for the six months ended June 30, 2025 and nominal revenues and a net loss of $1,517,431 for the year ended December 31. 2024 and revenues of $20,421 and a loss of $128,086, for the year ended December 31, 2023.

We are a wellness consumer products company. We offer several over-the-counter (OTC) and cosmetic consumer products. Our product pipeline includes a diverse range of products, such as hair loss treatments, eczema and psoriasis treatments, vitiligo solutions, a jellyfish sting protective suncare line, and women’s sexual wellness products, catering to diverse health and wellness needs. Our method of operation ensures that (1) the mechanism of action of all products is established, (2) efficacy is determined through controlled clinical trials, (3) products are protected by issued and filed patents, and (4) products have acceptable commercial stability.

Corporate History

Caring Brands, Inc. was incorporated in State of Nevada on April 23, 2024, On May 13, 2024, an Amendment to the Articles of Incorporation was submitted with the State of Nevada to revise the par value to $0.001 per share, followed by an amendment on July 9, 2024 to add 1,000,000 preferred shares with a par value of $0.001 to the authorized share capital. Caring Brands was incorporated for the purpose of the separation of our business operation from Safety Shot and have not historically operated as a standalone company. Pursuant to the Separation and Exchange Agreement, we acquired 100% equity in Caring Brands Florida. Consequently, Caring Brands Florida now operates as an operating subsidiary of the Company.

Caring Brands, Inc., a Florida Corporation (“Caring Brands Florida”) was originally incorporated in the State of Florida on February 12, 2020, under the name Jupiter Wellness Inc. In June 2020, Articles of Amendment were filed with the Florida Department of State Division of Corporations to amend the articles of incorporation to change the name of the company to Caring Brands, Inc.

Our principal business address is 130 S Indian River Drive, Suite 202 pbm# 1232, Fort Pierce, FL 34950. We are currently authorized to issue a total of 100,000,000 shares of common stock with a par value of $0.001. As of the date of this registration statement, we had 13,336,925 shares of common stock issued and outstanding.

Our Products

Prior to its Q3 2022 commercial launch in India as a treatment for vitiligo and psoriasis, Photocil was briefly launched in the United States markets from December 2022 until February 2023, however, was subsequently removed from the market due to insufficient sales resulting from the lack of a dedicated sales and marketing team. We are currently preparing for its relaunch in the United States, which is targeted for 2026, as we explore manufacturing and marketing options. The product formulation has not been changed since its removal from the US markets, and no changes to the formulation are planned for the proposed U.S. market relaunch. Photocil is a narrow band UV filter that focuses UV in the 311nm range which is therapeutic for vitiligo and psoriasis. Dimethicone, also called polymethylsiloxane, is a silicon-based polymer used as a lubricant and conditioning agent. It is the USP (United States Pharmacopeia, which is the official compendium of standards for medicines and healthcare products in the United States) monographed ingredient in Photocil. Dimethicone is used to create a smooth feel and a water-resistant barrier on the skin. In addition to dimethicone, Photocil contains two UV filters that restrict the band width of UV rays on the skin to a narrow-range ~ 308 nm. This narrow-band UV has therapeutic properties. These proprietary technologies are not found in other sunscreens and Photocil does not contain conventional UV blockers found in the majority of sunscreens. The product is categorized as an OTC product in the United States, using an USP monographed ingredient as a skin protectant, with FDA-registered labeling (USP monographed: A reference to ingredients listed in the United States Pharmacopeia (USP), which is the official compendium of standards for medicines and healthcare products in the United States). Photocil does not require FDA pre-market approval as it uses GRASE (Generally Recognized as Safe and Effective) ingredients and is currently marketed in India under local cosmetic regulations. Photocil is a cosmetic product designed to block certain UV radiation while allowing other UV radiation to pass through when applied to the skin. The product contains ingredients that are listed in the USP monograph for skin protectants. As a cosmetic product, Photocil has not been evaluated by the FDA for safety and effectiveness. The product contains ingredients that are listed in the USP monograph for skin protectants and is marketed as a cosmetic product in compliance with FDA regulations for cosmetics. The Joint American Academy of Dermatology and National Psoriasis Foundation guidelines for the management and treatment of psoriasis with phototherapy, published in JAMA Dermatology in 2019, strongly recommend narrow-band UVB phototherapy as a monotherapy for treating plaque psoriasis in adults, supported by a systematic review and meta-analysis of 41 randomized controlled trials involving 2,416 patients.

Phototherapy

Management believes that phototherapy treatments, used for conditions such as psoriasis and vitiligo, are set for substantial growth globally. However, there can be no guarantees that this growth will materialize as expected, as it is subject to various market conditions, regulatory developments, and other external factors beyond the Company’s control. Specific market data focused solely on the Indian phototherapy treatment segment is limited, and the available market data focuses primarily on phototherapy devices. However, according to Future Market Insights (2023)1, the Indian market is expected to experience strong growth, driven by the rising prevalence of skin disorders, increased healthcare spending, and improved access to treatment in both urban and rural areas.

According to Future Market Insights (2023), the global phototherapy treatment market is projected to rise from ~ USD $1.9 billion in 2023 to ~ USD $3.23 billion by 2033, at a CAGR of around 5.2% during the forecast period from 2023 to 2033. In India, the market is expected to expand even faster, with an estimated CAGR of approximately 7.8% as of 2023, driven by a large patient base, increasing prevalence of skin disorders, greater awareness of noninvasive treatments, and improved healthcare infrastructure (Future Market Insights, 2023).

Psoriasis

According to a report by Nature Reviews Drug Discovery (2024)2, the global psoriasis treatment market was worth ~ $34 billion globally in the 12 months ending June 2023. The report shows the US remains the dominant market for psoriasis therapies, accounting for approximately 78% of total sales and growing at a compound annual growth rate of approximately 18%.

1. Future Market Insights (2023) – Phototherapy Treatment Market: https://www.futuremarketinsights.com/reports/north-america-and-europe-phototherapy-treatment-market

2. Nature Reviews Drug Discovery (2024) – The Pipeline and Market for Psoriasis Drugs, Vol. 23, Issue 7, Pages 492-493. Doi: https://doi.org/10.1038/d41573-024-00018-2

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According to the same report (Nature Reviews Drug Discovery, 2024), with the current growth rate (CAGR of 8–10% from 2023 to 2030), the global market is expected to reach ~ USD $54-67 billion by 2030. Estimates from a report published on the National Center for Biotechnology Information3, indicate that the prevalence of psoriasis in India ranges from 0.44% to 2.8% of the population, highlighting Management’s belief in the significant market opportunity in India. However, actual market growth may be influenced by factors such as regulatory changes, competition, and economic conditions, which could impact the overall demand for psoriasis treatments.  Management believes that Psoriasis treatment with Photocil may only address a very small fraction of the market in the US and India. However, actual market penetration will depend on various factors, including the development of a dedicated sales and marketing team at Caring Brands, market demand, competitive landscape, and regulatory considerations. There can be no assurance that these efforts will result in significant market adoption.

Vitiligo

According to a report by Expert Market Research (2024)4, the global vitiligo treatment market was valued at ~ USD 538.90 million in 2024. The global market is projected to grow at a compound annual growth rate (CAGR) of 4.60% from 2025 to 2034, reaching ~ USD 807.70 million by 2034 (Expert Market Research, 2024). According to Expert Market Research (2024), this growth is attributed to the increasing global prevalence of vitiligo and the rising demand for effective treatments, and Management believes that these factors may contribute to expanding market opportunities. However, actual market expansion may be influenced by factors such as regulatory changes, competition, and advancements in alternative therapies, which could impact the overall demand for vitiligo treatments.

According to the report by Expert Market Research (2024), the US market is expected to remain the dominant market for vitiligo treatments. The report also states that the Asia Pacific region is expected to witness the fastest growth during the forecast period due to increasing awareness, emerging treatment options, growing research and development activities, and favorable government initiatives in developing nations. As part of this Asia Pacific region, management believes India presents a potential opportunity for market expansion. However, there is no certainty that this growth will materialize as expected, as it depends on various external factors, which will impact the overall demand.

As per reports published on the National Centre for Biotechnology Information5 6, across studies from India, the prevalence of vitiligo has consistently been reported to be between 0.25%-4% (Cureus Report)5 and can reach as high as 8.8% of the population in certain regions like Gujarat and Rajasthan (Indian Journal of Community Medicine)6, making India a highly affected region globally. However, even though Management believes that this presents a potential market opportunity, Vitiligo treatment with Photocil is expected to address only a very small fraction of the total global market. Future market penetration is uncertain and subject to factors such as regulatory approvals, competitive dynamics, and effective marketing strategies. There can be no assurances that Photocil will achieve meaningful adoption in the market.

Our licensee in India, Cosmofix and San Pellegrino Cosmetics, is currently exploring additional sub-licensing opportunities in Nepal, Bangladesh, Sri Lanka, Vietnam, Philippines, Malaysia, Cambodia, Laos, Indonesia, UAE, Egypt, Algeria, Tunisia, Congo, Nigeria, Kenya, Thailand, Bahrain, Iran, Iraq, Jordan, Kuwait, Lebanon, Libya, Morocco, Oman, Qatar, and Saudi Arabia. For further details in relation to the license agreement, please see “Intellectual Property – License Agreements” below. We are also in preliminary discussions regarding potential licensing opportunities in Europe and South America, though no formal agreements are currently in place. The results of clinical trials on Photocil have been published in Expert Opin Pharmacother, including 2014 Dec;15(18):2623-7; Dermatol Ther. 2014 Jul-Aug;27(4):195-7; Dermatol Ther. 2014 Sep-Oct;27(5):260-3. In July 2021, Safety Shot (then Jupiter Wellness) obtained an exclusive license from Applied Biology Inc. to manufacture and sell Photocil. Subsequently, in June 2022, Safety Shot (then Jupiter Wellness) acquired all assets of Applied Biology Inc., including Photocil, through an asset purchase agreement. The product was commercially launched in India in September 2022 under a licensing agreement with Cosmofix and San Pellegrino Cosmetics and entered the U.S. market in Q4 2022 via Amazon. However, it was removed from the U.S. market in February 2023 due to insufficient sales resulting from the lack of a dedicated sales and marketing team. In India, Photocil is currently marketed as an OTC product compliant with local regulatory standards. In the United States, it was previously commercialized with FDA-registered labeling as a Jupiter Wellness product. We plan to apply for a National Drug Code (NDC) number for FDA registration prior to relaunching the product in the U.S. market. In July 2021, Safety Shot, then Jupiter Wellness, obtained an exclusive license from Applied Biology Inc. to manufacture and sell Photocil. Subsequently, in June 2022, Safety Shot (then Jupiter Wellness). acquired all assets of Applied Biology Inc., including Photocil, through an asset purchase agreement. The product was commercially launched in India in September 2022 under a licensing agreement with Cosmofix and San Pellegrino Cosmetics and entered the U.S. market in Q4 2022 via Amazon. However, it was removed from the U.S. market in Q2 2023. In India, Photocil is currently marketed as an OTC product compliant with local regulatory standards. In the United States, it was previously commercialized with FDA-registered labeling as a Jupiter Wellness product. We plan to apply for a National Drug Code (NDC) number for FDA registration prior to relaunching the product in the U.S. market. Photocil has been evaluated in clinical trials for the treatment of vitiligo and psoriasis, demonstrating significant efficacy.

3. National Center for Biotechnology Information: https://pmc.ncbi.nlm.nih.gov/articles/PMC4252960/ Kumar S, Nayak C., Padhi T, et al. (November, 2014). Epidemiological pattern of psoriasis, vitiligo, and atopic dermatitis in India: A hospital-based point prevalence. Indian Dermatology Online Journal, 5(Suppl 1), S2–S8. Doi: 10.4103/2229-5178.144499

4. Expert Market Research (2024) – Vitiligo Treatment Market: https://www.expertmarketresearch.com/reports/vitiligo-treatment-market

5. National Center for Biotechnology Information: https://pmc.ncbi.nlm.nih.gov/articles/PMC11112533/ Saha D, Roy S, Ahmed R, et al. (April 23, 2024). Clinico-Epidemiological Profile of Vitiligo Among Patients Attending a Tertiary Care Centre of North-East India. Cureus 16(4): e58804. doi:10.7759/cureus.58804

6. National Center for Biotechnology Information: https://pmc.ncbi.nlm.nih.gov/articles/PMC4134529/ Vora R V., Patel B., Chaudhary A.H., et al. (July – Sept 2014). A Clinical Study of Vitiligo in a Rural Set up of Gujarat. Indian Journal of Community Medicine 39(3):p 143-146, Jul–Sep 2014. Doi: 10.4103/0970-0218.137150

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Our Hair Enzyme Booster (JW-700), previously known as Minoxidil Booster, was initially developed by Applied Biology Inc. and was acquired by Safety Shot (then Jupiter Wellness) in June 2022 through an asset purchase agreement. The product received labelling approval as a cosmetic from the Central Drugs Standard Control Organization (CDSCO) and is currently being manufactured and sold in India through our agreement with Cosmofix and San Pellegrino Cosmetics. Hair Enzyme Booster (JW-700) was launched on Amazon on October 28, 2024, and became available on NOVODX’s e-commerce platform on December 11, 2024. As of the date of this prospectus, the Hair Enzyme Booster (JW-700) is currently only for sale on Amazon.

The Hair Enzyme Booster has been clinically shown to increase the enzymes needed for minoxidil (an FDA-approved over-the-counter medication used to treat hair loss and promote hair regrowth) to work, sulfotransferase enzymes, by using the product topically in conjunction with topical minoxidil. The Hair Enzyme Booster (JW-700) is marketed and sold as a cosmetic product in the U.S., containing GRASE ingredients that do not require FDA pre-market approval and complying with FDA labeling requirements. In India, it is currently marketed under local cosmetic regulations. The Company launched the Hair Enzyme Booster (JW-700) in the U.S in the fourth Quarter of 2024. The product is designed to improve Minoxidil efficacy and is available as a topical solution. It is designed to enhance the efficacy of minoxidil by increasing necessary enzyme levels and must be used in combination with FDA-approved minoxidil products. JW-700 does not independently treat hair loss or promote hair regrowth. Clinically shown to increase the sulfotransferase enzyme needed for minoxidil to work, has 2 granted and 5 pending patents.

Minoxidil market was valued at $1.5 billion in 2022 and is expected to grow to $2.5 billion by 2032. Licensed to Taisho, a $2.6 billion revenue company and Japan’s leading seller of minoxidil products. They expect to launch the product commercially in 2025. The term of the Taisho License is for five (5) years with an automatic renewal of one (1) year unless terminated otherwise. As consideration, Caring Brands shall receive up to $200,000 in milestone payments and a 3% royalty subject to the terms and conditions of the Taisho License. On September 1, 2022, Safety Shot (then Jupiter Wellness), entered into a license agreement with Cosmofix and San Pellegrino cosmetics to market and manufacture the Hair Enzyme Booster (JW-700) and Photocil for the Indian market and 31 other companies in Africa and Far East. The license is for three years with an automatic renewal of one (1) year unless terminated otherwise. Photocil and the Hair Enzyme Booster (JW-700) are being sold in India. As consideration a 3% royalty subject to the terms and conditions of the Cosmofix/San Pellegrino license. The License was transferred to the Company, pursuant to the Separation and Exchange Agreement (as defined below). The Company launched the Hair Enzyme Booster (JW-700) in the US in 4Q, 2024. As the product contains components that are generally regarded as safe (GRASE) it does not require FDA approval. Clinical studies on the Hair Enzyme Booster (JW-700) have been published: Journal of Cosmetic Dermatology (2022), Vol.21, Issue 4, 1647-1650. The Hair Enzyme Booster (JW-700) has undergone multiple clinical trials, demonstrating its potential efficacy in treating androgenetic alopecia (AGA). The Hair Enzyme Booster (JW-700) is designed to enhance the efficacy of minoxidil by increasing necessary enzyme levels and must be used in combination with FDA-approved minoxidil products. The Hair Enzyme Booster (JW-700) does not independently treat hair loss or promote hair regrowth.

CB-101 treatment for Atopic Dermatitis (Eczema) is a topical over-the-counter treatment for atopic dermatitis (eczema) with dual-action relief from aspartame (ASN) and colloidal oatmeal. In clinical studies of the prior formulation (containing CBD), JW-100 cleared or reduced eczema following 2 weeks of use and may prove potentially superior to existing prescription drugs. It currently has 4 pending patents, with the global eczema treatment market valued at $14 billion in 2022. 31.6 million Americans, or 10% of the population, have eczema; 86% are not satisfied with their treatment and want more and better treatment options. CB-101 eczema treatment is planned to undergo reformulation, which we expect to complete in Q4 2025/Q1 2026, and it is anticipated to be available online in the US in the second quarter of 2026 as an over-the-counter product under a USP monograph. Reformulation activities are expected to resume utilizing a portion of the offering proceeds. CB-101 will be marketed as an OTC product under the applicable monograph. It contains colloidal oatmeal, which is covered under the USP monograph for skin protectant products. The product will comply with all requirements outlined in the applicable USP monograph and will require FDA registration and an NDC number prior to marketing. The clinical study on JW-100 was published in the Journal of Cosmet. Dermatol., Vol. 21, Issue 4, April 2022, pp: 1647-1650. The original formulation, JW-100, contained CBD as an active ingredient, while the new formulation, CB-101, removes CBD, while maintaining aspartame (ASN) and introducing colloidal oatmeal as key ingredients. This dual-action formulation is designed to provide relief from eczema symptoms and allows the product to be marketed as an OTC product under a USP monograph for skin protectants. The reformulated product retains the therapeutic approach of the original while utilizing ingredients compliant with applicable monographs. The development process is expected to move into its final stages upon resumption, with $150,000 anticipated to be allocated to completing formulation development, $200,000 planned for the initial production run, and $50,000 for clinical testing. The target launch date for the product is Q2 2026, with these costs expected to be funded from a portion of the offering proceeds.

NoStingz is planned to undergo reformulation under Caring Brands as a sunscreen product designed to provide protection against both UV rays and jellyfish stings. The previously commercialized version contained FDA-compliant sunscreen active ingredients. Reformulation and stability testing are expected to resume utilizing a portion of the offering proceeds. All actives are intended to meet the USP specifications mandated by the FDA in its sunscreen monograph. We have not yet established a timeline for commercial launch. As the product contains ingredients with well-established safety profiles, it is not expected to require FDA approval. NoStingz will be regulated as a sunscreen product and will comply with the FDA’s sunscreen guidelines. It will contain FDA-approved sunscreen active ingredients and will require FDA registration and an NDC number prior to marketing.

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Our products are tested for quality and stability each time they are manufactured. One of our manufacturers is Stella Indusstries Ltd, Haryana, India, which manufactures The Hair Enzyme Booster (JW-700) and Photocil for the Indian market. Stability on commercial batches manufactured in India indicates a shelf life of at least 24 months. Stella Indusstries is compliant with the FDA’s Current Good Manufacturing Practice, or CGMP, regulations in accordance with 21 CFR 210/211 required for over-the-counter drug products. It is ISO-9001 certified. Another manufacturer is DCR Labs, Daytona Beach, Florida, which is also fully compliant with the FDA’s Current Good Manufacturing Practice, or CGMP, for cosmetic products.

We expect to continually update and expand upon our corporate website and further refine our online retail strategies on an ongoing basis. CaringBrands.com is our primary corporate website, which will serve as the primary source of information about us for investors and will contain press releases, clinical trial pipeline, lab reports, blog posts, and additional information about each of our brands. We have built an e-commerce platform designed to connect us directly to consumers. We use the platform to sell products, educate customers, and build brand loyalty.

Clinical Trials of our Products

Hair Enzyme Booster (JW-700) Clinical Studies

Trial 1 - SULT1A1 Enhancement Study (2020)

Design: Conducted over 14 days, the study involved 19 AGA patients who applied the booster twice daily, with follicular sulfotransferase activity measured before and after treatment.

Primary endpoint: Change in sulfotransferase enzyme activity

Scope: The study evaluated the effect of a topical booster on SULT1A1 activity in hair follicles of androgenetic alopecia (AGA) patients. SULT1A1 plays a role in enzymatic processes within the follicle, and the study aimed to measure any changes in its activity following booster application.

Results:

Pre-treatment average: 0.2206 (95% CI: 0.1661 to 0.2750)

Post-treatment average: 0.4946 (95% CI: 0.2036 to 0.7855)

Percentage change in SULT1A1 activity: 124%

p-value: p < 0.03 (The Company believes this is statistically significant.)

No adverse events reported

Trial was conducted by Applied Biology and conducted at the Department of Dermatology and Radiotherapy, São Paulo State University (UNESP) Botucatu – SP, Brazil. Principal Investigator: Dr. Paulo Müller Ramos, MD, PhD). Employees of Caring Brands were not authors on this paper.

*SULT1A1 (sulfotransferase enzyme): A family of enzymes essential for activating minoxidil in the scalp by converting it into its active form (minoxidil sulfate).

*AGA (Androgenetic Alopecia): Also known as male-pattern baldness or female-pattern hair loss. It is a common form of hair loss caused by a combination of genetic and hormonal factors, particularly the effects of dihydrotestosterone (DHT) on hair follicles.

*CI (Confidence Interval): A statistical range used to estimate the true value of a population parameter based on sample data. It provides an interval within which the parameter is expected to fall with a certain level of confidence.

p-value: A statistical measure indicating the probability that the observed results occurred by chance. A lower p-value (typically <0.05) suggests stronger evidence against the null hypothesis.

Trial 2 - Efficacy Study (2021): published in J.Cosmetic Dermatol. 2021, 1-4

Design: 60-day randomized, double-blind, placebo-controlled study

Participants: 24 male AGA patients (Norwood scale 2-6)

Primary endpoint: Change in hair regrowth

Results:

Treatment group response rate: 75% (9 of 12 participants)
Placebo group response rate: 33% (4 of 12 participants)
p-value: 0.023 (The Company believes this is statistically significant.)

No adverse events reported

Clinical Evidence: In a randomized blinded clinical trial 24 males with androgenic alopecia (Norwood scale average 4.4, range 2–6) completed the trial: 12 in the active arm and 12 in placebo. 75% of the subjects in the treatment group exhibited hair regrowth, compared to 33% in the placebo group (p = 0.023).

Trial was conducted by Applied Biology at the Department of Dermatology, LTM Medical College & Hospital Sion, Mumbai, India, Principal Investigator Dr. Rachita Dhurat MD). Employees of Caring Brands were not authors on this paper.

*Norwood Scale: A classification system used to measure the stages of male pattern baldness (androgenetic alopecia, AGA). It ranges from Stage 1 (minimal or no hair loss) to Stage 7 (severe baldness with only a horseshoe-shaped fringe of hair remaining on the sides and back of the scalp).

Trial 3 - Latest Clinical Study (2024) Conducted by Caring Brands

Design: Open-label, single-arm, single-period exploratory study evaluating JW-700, a topical treatment for androgenetic alopecia (AGA). The study enrolled 20 to 40 adult subjects who applied JW-700 to the scalp twice daily for 14 days. Sulfotransferase (SULT1A1) activity in the outer root sheath (ORS) of hair follicles was measured before and after treatment using the MX-IVD diagnostic test.

Primary endpoint: Change in SULT1A1 enzyme activity

Scope: Study aimed to assess the ability of JW-700 to upregulate SULT1A1 activity, a key enzyme involved in minoxidil activation. The primary objective was to determine whether JW-700 could enhance SULT1A1 expression, while the secondary objective focused on evaluating the treatment’s safety and tolerability

Results:

32% increase in SULT1A1 enzyme activity across all subjects

47% increase in SULT1A1 in non-responder subgroup (OD<0.4)

75% of subjects showed increased enzyme activity

31% of non-responders converted to responders

Statistical significance: p=0.0700 (The Company believes this is not statistically significant. It should be noted that establishing statistical significance was not an objective of Trial 3, as this trial served primarily as a bridging study to assess the impact of a minor formulation change rather than to confirm efficacy.)

Duration: 14 days

No adverse events reported

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Clinical Evidence: In an open-label study evaluating SULT1A1 enzyme activity, 75% of subjects exhibited an increase in enzyme levels, and 31% of non-responders demonstrated a shift to responder status. Changes in enzyme activity were observed across all subjects, with varying levels of increase among different subgroups.

Caring Brands Employees were involved in preparing the clinical protocol for, and in the execution of this trial. No paper has been published as of this date. The trial was conducted in India by Enem Nostrum Remedies Pvt. Ltd. Principal Investigators were Dr. Rajan Sharma, MD and Dr. Rohit Wadgaonkar, MD.

*OD (Optical Density): A measure commonly used in biochemical assays to quantify enzyme activity, protein concentration, or cell density.

Vitiligo Trial: Published in Dermatologic Therapy (2014) 27, 1-4

Design: Double-blind, placebo-controlled study

Participants: 15 patients with acrofacial vitiligo

Duration: Average 11 weeks

Results:

28% achieved 70% re-pigmentation

28% achieved 50% re-pigmentation

44% achieved 30-40% re-pigmentation

Placebo group: Only 10% achieved 20% re-pigmentation

Statistical significance: p<0.0001 (The Company believes this is highly statistically significant.)

Clinical Evidence: A double-blind, placebo-controlled study evaluated re-pigmentation rates in 15 patients with acrofacial vitiligo over an average treatment period of 11.25 weeks. Among patients receiving the topical cream, 28% exhibited 70% re-pigmentation, 28% exhibited 50% re-pigmentation, and 44% exhibited 30-40% re-pigmentation. In the placebo group, 10% of patients exhibited 20% re-pigmentation. The study reported a p-value of <0.0001. No adverse events were observed.

Trial was conducted by Applied Biology at the Vimala Dermatological Center, Sanghvi Hospital, Mumbai, India, Principal Investigator Dr. Antonio Salafia. Employees of Caring Brands were not authors on this paper.

Psoriasis Trial: Published in Dermatologic Therapy (2014) 27, 260-263

Design: Double-blind, placebo-controlled study

Participants: 15 psoriasis patients

Duration: Average 38 sessions

Results:

43% achieved complete clearance

Remaining patients achieved at least 50% clearance

Mean lesion clearance: 75%

Placebo group: No patients exceeded 20% clearance

Statistical significance: p<0.00012 (The Company believes this is highly statistically significant.)

Clinical Evidence: A double-blind, placebo-controlled study evaluated lesion clearance in 15 psoriasis patients following an average of 38 sessions of treatment. In the treatment group, 43% of patients exhibited complete clearance, while the remaining patients exhibited at least 50% lesion clearance. The mean lesion clearance in the treatment group was 75%. In contrast, no patients in the placebo group exceeded 20% lesion clearance. The study reported a p-value of <0.00012, calculated using an unpaired two-tailed Student’s t-test.

*Student’s t-test: A statistical test used to test whether the difference between the response of two groups is statistically significant or not.

*Unpaired two-tailed student’s t-test: Used to compare the means of two samples when each individual in one sample is independent of every individual in the other sample.

Trial was conducted by Applied Biology at the Vimala Dermatological Center, Sanghvi Hospital, Mumbai, India, Principal Investigator Dr. Antonio Salafia. Employees of Caring Brands were not authors on this paper.

All trials were independently conducted and funded, with Applied Biology or Caring Brands, Inc. providing study materials at no cost. The studies were conducted in compliance with Good Clinical Practices and received appropriate ethical approvals.

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Intellectual Property

Caring Brands Reference	Scope & Technology	Type of Patent Protection	Country	Status	Application Number	Patent No.	Expiry Date (if applicable)
JW-100/CB-101	Topical product containing aspartame & colloidal oatmeal	Composition and methods for treatment of atopic dermatitis	Australia	Pending	2020331290		-
			China	Published	202080071037.7		-
			Mexico	Pending	MX/a/2022/001723		-
			United States of America	Published	17/937,327		-

Hair Enzyme Booster (JW-700)	Stimulates production and release of sulphotransferases in hair outer root sheet for conversion of minoxidil to active minoxidil sulphate. Correlated with improved hair growth.	Composition and methods for increasing level of sulphotransferases in hair outer root sheet.	United States of America	Granted	16/593,577	11,766,392	October 4, 2039
			United States of America	Published	18/474,052		-
			United States of America	Granted	16/747,685	11,628,132	October 4, 2039
			United States of America	Published	18/301,951		-
			United States of America	Published	17/806,363		-
			Patent Cooperation Treaty	Published	PCT/US2023/062611		-
			India	Pending	202317067100		-
			Japan	Pending	2023-540689		-

TAAR Receptor Agonists for the Treatment of Alopecia	-	-	United States of America	Published	17/155,865		-
							-
JW-710	Topical product containing minoxidil and JW-700	Composition and methods	United States of America	Pending	63/594,884		-

Photocil	Topical Narrow-band UV filter	Composition and methods for treatment of psoriasis and vitiligo	United States of America	Granted	14/145,824	10,111,821	November 5, 2032

Research and Development and License Agreements

On June 20, 2024, the Company entered into a Research Collaboration and Non-Exclusive License Agreement, as amended and restated on July 22, 2024 (the License Agreement”) with NOVODX Corporation a Delaware corporation and a related party (“NOVODX”). NOVODX is a diagnostic company dedicated to the development and commercialization of innovative health products, with a primary focus on rapid diagnostic screenings and their companion therapeutics (see the Section “Certain Relationships And Related Party Transactions,” below). NOVODX is engaged in the research and development of rapid diagnostic devices intended for both Over the Counter (“OTC”) and Point of Care (“POC”) applications. NOVODX aims to manufacture, market, and sell these devices, either directly or indirectly, for use in at-home diagnostic screenings. NOVODX possesses or has the rights to use (through licenses or other agreements) certain assets, patent applications, and associated know-how, technology, scientific, and technical information. Collectively, these resources are referred to as the GoldNTM Ebola Rapid Test Technical Information, which pertains to the development of an Ebola diagnostic test (the “Ebola Rapid Test”). The agreement provides for issuance of 3,000,000 shares of restricted common stock, which were issued upon the agreement’s effectiveness. An initial payment of $100,000 is due within 30 days of the S-1 registration statement’s effectiveness. Milestone payments include $1,000,000 payable upon NOVODX receiving 510K/EUA approval and $500,000 when annual net sales reach $5 million. Royalties are set at 5% of net sales under $500 million and 3% of net sales exceeding $500 million.

The agreement remains in effect until the earlier of the royalty term expiration or agreement termination. It does not permit sublicensing or assignment, and requires a 90-day notice for termination.

To date, no payments have been made under this agreement, other than the issuance of the restricted common stock, as the S-1 registration statement has not yet been declared effective. Additionally, no commercialization activities have commenced under this agreement.

Pursuant to the License Agreement, NOVODX granted the Company a license which contains the following provisions:

1.	Research: The license allows the Company to use and market the Ebola Rapid Test in the research field, following the directives and standards set by the Joint Development Committee (JDC) and the research plan of reasonably collaborating with each other to develop a pre-clinical research or other plan for the Ebola Rapid Test. The license is valid only in jurisdictions where NOVODX has a valid claim. NOVODX is pursuing patent protection through U.S. and Patent Cooperation Treaty (PCT) applications, with a particular focus on markets in Africa and Asia. As of the date of this prospectus, NOVODX has not yet submitted any patent applications. NOVODX is in the process of preparing these applications and evaluating entry into specific jurisdictions. Decisions regarding entry into national phase applications in specific jurisdictions will be evaluated on a case-by-case basis as the patent prosecution process progresses. The ultimate scope of patent protection will be determined by the jurisdictions where NOVODX successfully obtains valid claims through these patent applications.

2.	Commercial: The license permits the Company to use, market, and sell the Ebola Rapid Test within the commercial field. the Company cannot engage in sales, directly or indirectly, until NOVODX obtains 510K or EUA approval or authorization. Sales and distribution are restricted to jurisdictions where such approval or authorization is valid and where NOVODX has a valid claim. NOVODX is pursuing patent protection through U.S. and Patent Cooperation Treaty (PCT) applications, with a particular focus on markets in Africa and Asia. As of the date of this prospectus, NOVODX has not yet submitted any patent applications. NOVODX is in the process of preparing these applications and evaluating entry into specific jurisdictions. Decisions regarding entry into national phase applications in specific jurisdictions will be evaluated on a case-by-case basis as the patent prosecution process progresses. The ultimate scope of patent protection will be determined by the jurisdictions where NOVODX successfully obtains valid claims through these patent applications.

Ebola Rapid Test is a revolutionary point-of-care and home diagnostic test developed by NOVODX. Our advanced diagnostic solution addresses the critical need for highly sensitive and reliable rapid diagnostic tests (RDTs) for the detection of Ebola virus, surpassing the limitations of current market offerings.

Key Features:

1.	Unmatched Sensitivity:
	○	Ebola Rapid Test is at least 1,000 times more sensitive than available commercial RDTs, achieving sensitivity levels comparable to some PCR tests with over 98% accuracy.
	○	Capable of detecting Ebola virus from the first day of infection.

2.	Specificity:
	○	Ebola Rapid Test does not cross-react with Marburg virus (MARV), ensuring precise results.
	○	Effective in detecting all known subvariants of the Ebola virus, including Zaire (ZEBOV), Sudan (SEBOV), Bundibugyo (BEBOV), Tai Forest (TAFV), and Reston (RESTV).
3.	Stability and Durability:
	○	The test does not require refrigeration, making it ideal for use in diverse environments.
	○	Highly stable and rugged, Ebola Rapid Test can withstand the humidity and temperature variations typical of regions where Ebola is prevalent.

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Compliance with WHO ASSURED Criteria: Ebola Rapid Test meets the World Health Organization’s ASSURED criteria for RDTs, which include being Affordable, Sensitive, Specific, User-friendly, Rapid and robust, Equipment-free, and Deliverable to end-users. Our test ensures that even without specialized personnel or nucleic acid extraction amplification steps, accurate and traceable results can be obtained.

Public Health Impact: Ebola Rapid Test by NOVODX represents a significant advancement in Ebola virus diagnostics, offering unparalleled sensitivity, specificity, and stability. Our commitment to innovation ensures that communities at risk can rely on Ebola Rapid Test for rapid, accurate, and reliable Ebola virus detection, reducing the risk of onward transmission and improving public health outcomes.

Cosmofix/San Pellegrino license agreement

On September 1, 2022, Safety Shot (then Jupiter Wellness) entered into a license agreement with Cosmofix and San Pellegrino Cosmetics (the “Cosmofix/San Pellegrino License”) to manufacture and distribute Photocil and Hair Enzyme Booster (JW-700) in India and 31 other territories. The License was transferred to the Company pursuant to the Separation and Exchange Agreement. The Cosmofix/San Pellegrino License has an initial term of three years with automatic one-year renewals unless terminated. The licensee paid an upfront fee of $20,000 and is required to pay $25,000 after launch of all products in the first year, followed by minimum annual royalties of $50,000 from the second year onwards. After the second year, we may terminate with 30-day notice if annual royalties fall below $50,000. The license grants exclusive rights to manufacture and distribute the products in India and specified territories including Nepal, Bangladesh, Sri Lanka, Vietnam, Philippines, Malaysia, Cambodia, Laos, Indonesia, UAE, Egypt, Algeria, Tunisia, Congo, Nigeria, Kenya, Thailand, Bahrain, Iran, Iraq, Jordan, Kuwait, Lebanon, Libya, Morocco, Oman, Qatar, and Saudi Arabia. The licensee is responsible for obtaining necessary regulatory approvals, and manufacturing must comply with quality specifications and applicable laws.

The Cosmofix/San Pellegrino License agreement is filed as Exhibit 10.7 in the registration statement, as it constitutes a material agreement for the development and commercialization of one of our key products.

Applied Biology Inc. /Taisho Pharmaceutical Co. license agreement

On May 1, 2022, Applied Biology Inc. entered into an exclusive license agreement with Taisho Pharmaceutical Co., Ltd., granting Taisho rights to certain intellectual property and products. This agreement was subsequently acquired by Safety Shot (then Jupiter Wellness) from Applied Biology via an asset acquisition and is now owned by the Company following the transfer from Safety Shot pursuant to the Separation Agreement. The license grants exclusive rights in Japan for the development, manufacture, and commercialization of Hair Enzyme Booster (JW-700) formulations, including solutions, shampoos, conditioners, and related test products.

The license covers a comprehensive range of intellectual property, including patents, know-how, trademarks, and trade secrets related to minoxidil booster products. The agreement applies to current and future formulations, including aerosol versions and successor products. The technology transfer under the agreement encompasses preclinical and clinical data, regulatory communications, chemistry, manufacturing, and control (CMC) data, as well as manufacturing processes.

The agreement is underpinned by robust intellectual property protection, including U.S. Patent 11,766,392 and U.S. Patent 11,628,132 for the Hair Enzyme Booster (JW-700) for treating alopecia, both expiring October 4, 2039.

The agreement is structured with an initial term of five years, automatically renewing for successive one-year periods unless terminated. Financial terms include a $200,000 upfront payment, which was paid to Applied Biology prior to the asset purchase, and a $100,000 milestone payment contingent upon the first regulatory authorization in Japan (not yet achieved). Additionally, a 3% royalty on net sales is payable under the agreement.

Under the agreement, Taisho holds exclusive rights to research, develop, market, manufacture, import, and sell the licensed product in Japan. The Company, as the successor to Applied Biology, retains rights for all other markets. Caring Brands is responsible for maintaining and defending the licensed intellectual property, while Taisho is obligated to use commercially reasonable efforts to market the products within the licensed territory.

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The agreement allows either party to terminate with six months’ notice prior to the expiration of the term or in the event of a material breach. Post-termination, a one-year non-compete provision restricts activities related to the licensed products.

The license gives Taisho the exclusive rights to market our Hair Enzyme Booster (the “Booster”) in Japan for which the Company will receive a royalty on all sales of the Booster. The License was carried on the books of Safety Shot at zero value and the transfer of the License to the Company will be recorded at zero value.

The Taisho license agreement is included as Exhibit 10.9 in this registration statement as it constitutes a material agreement for the development and commercialization of one of our key products.

Raw Material & Manufacturing

Our products are manufactured by Sanpellegrino Cosmetics pvt. Ltd. through their manufacturing facility at Stella Indusstries Ltd., who sources raw materials from multiple qualified vendors. While we currently do not rely on any single or limited number of suppliers for raw materials, and have not experienced any shortages to date, we cannot provide absolute assurance that raw material availability will not be impacted in the future by supply chain disruptions, geopolitical events, or other factors beyond our control. Stella Indusstries Ltd., through our agreement with Sanpellegrino Cosmetics Pvt. Ltd., manufactures the Hair Enzyme Booster (JW-700) for our initial U.S. market launch. The agreement, effective May 1, 2024, governs the manufacturing of the Hair Enzyme Booster (JW-700) in accordance with brand owner specifications. Payment terms require 50% of the payment upon order placement and the remaining 50% upon product dispatch. Either party may terminate the agreement with a 30-day notice. We are also exploring the possibility of engaging DCR Labs, a former manufacturer for Jupiter Wellness, to potentially manufacture CB-101 in the future. However, no formal agreement is currently in place with DCR Labs. The manufacturing agreement with Sanpellegrino Cosmetics Pvt. Ltd. represents a material agreement for the production of our key products and will be filed as Exhibit 10.10 to the registration statement.

For our Hair Enzyme Booster (JW-700) and other planned products, our manufacturer maintains relationships with multiple vendors for each key ingredient to help ensure consistent supply and competitive pricing. While we anticipate adequate availability of raw materials for our current and planned production volumes, market conditions affecting raw material supply and costs could impact our operations and manufacturing timelines. We work closely with our manufacturer to monitor raw material inventory levels and maintain appropriate safety stock to mitigate potential supply disruptions.

The Cosmofix/San Pellegrino license agreement grants an exclusive, irrevocable, and perpetual license to manufacture, sell, and distribute Photocil and the Hair Enzyme Booster (JW-700) across India and 31 other territories, including key markets in Asia, the Middle East, and Africa. The license covers proprietary know-how, including technical information, processes, trade secrets, product formulas, manufacturing practices, and testing methods. Products must comply with quality specifications and applicable laws, and the licensee is responsible for obtaining regulatory approvals in the licensed territories.

The agreement is underpinned by robust intellectual property protection, including U.S. Patent 11,766,392 and U.S. Patent 11,628,132 for the Hair Enzyme Booster (JW-700) for treating alopecia, both expiring October 4, 2039, and U.S. Patent 10,111,821 for Photocil’s methods of treating psoriasis, vitiligo, atopic dermatitis, and pruritus, expiring November 5, 2032.

Effective September 1, 2022, the agreement has an initial term of three years with automatic one-year renewals unless terminated. Financial terms include a $20,000 upfront payment, a $25,000 payment in the first year following the product launches, and a minimum annual royalty requirement of $50,000 starting in the second year. The licensor may terminate the agreement with 30 days’ notice if royalties fall below the annual minimum after the second year. Additionally, Jupiter Wellness (now Caring Brands) retains the right to purchase products at cost plus 10%.

This agreement, filed as Exhibit 10.8 to the registration statement, represents a material arrangement for the development and commercialization of our key products in critical international markets

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Our Market Opportunity

Hair Enzyme Booster (JW-700) was launched on Amazon on October 28, 2024, and became available on NOVODX’s e-commerce platform on December 11, 2024. We are currently in the early stages of commercialization and are refining our marketing strategies for both platforms. Sales have been minimal during this initial soft launch period as we optimize our marketing approach and distribution channels. Once funding from this offering becomes available, we plan to expand our sales and marketing team, which we expect will accelerate product commercialization efforts and drive increased market penetration. As of the date of this prospectus, the Hair Enzyme Booster (JW-700) is currently only for sale on Amazon.

Discussions are ongoing to utilize an established third-party e-commerce platform to further expand our online presence. While retail channel opportunities are being explored, no formal agreements have been executed to date.

As our product line expands and market presence grows, we will continue to evaluate and pursue additional distribution channels. Our immediate focus remains on strengthening and growing our e-commerce presence before expanding into traditional retail channels.

Our Growth Strategy

We plan to seek acquisition opportunities in the branded consumer products space, including but not limited to additional OTC/cosmetic therapeutic brands and skin care brands that can be manufactured, marketed and distributed without additional FDA approval. We may market such products as they are currently formulated or may seek to modify the formulations for such products. We have no definitive agreements in place to acquire any other entities. We also intend to sell the product online directly through our own website, and other third-party marketplaces as these sites permit.

Marketing

We expect to continually update and expand upon our corporate website and further refine our online retail strategies on an ongoing basis. caringbrands.com is our primary corporate website, which will serve as the primary source of information about us for investors and contain press releases, clinical trial pipeline, lab reports, blog posts, and additional information about each of our brands. We anticipate that each brand will have its own front-facing website dedicated to retail sales and brand specific information. As we expand our brands we anticipate utilizing the same strategy and dedicating a new e-commerce website to each brand moving forward. We are also building a website dedicated to servicing our wholesale and larger distributor clients. This website will have more information about each product and provide a central location for larger retailers to find more in-depth information about all of our brands in one place.

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Competition

The consumer product industry is highly fragmented with numerous companies, consisting of publicly- and privately-owned companies. There are also large, well-funded companies that have indicated their intention to compete in the hemp-based product category in the U.S. Our products feature unique mechanisms of action that have demonstrated clinical benefits, underscoring their effectiveness and value. We routinely assess internal and external opportunities to optimize stockholder value through the development of innovative new products, as well as strategic asset acquisitions or sales. With a strong foundation and expertise in the market, we believe we are well-positioned to capitalize on growth opportunities in the expanding over-the-counter skincare product category. We face competition from larger companies that are, or may be in the process of offering similar products to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources than we have or may be expected to have. However, our products are differentiated through a unique mechanism of action that offers clinical benefits not provided by traditional products. This innovation positions us to compete effectively by demonstrating to consumers that our formulations deliver superior results. We plan to leverage targeted marketing strategies and education to build brand trust and establish ourselves as a competitive alternative to existing brands.

Competitors may include major pharmaceutical and biotechnology companies and public and private research institutions. Our management cannot be certain that we will be able to compete against current or future competitors or that competitive pressure will not seriously harm our business prospects. These competitors may be able to react to market changes, respond more rapidly to new regulations or allocate greater resources to the development and promotion of their products than we can.

Furthermore, some of these competitors may make acquisitions or establish collaborative relationships among themselves to increase their ability to rapidly gain market share. Large pharmaceutical companies may eventually enter the market.

Competition faced for each product category

For the treatment of psoriasis the market is dominated by biologics including IL-23 inhibitors (risankizumab (Skyrizi; AbbVie/Boehringer Ingelheim) and guselkumab (Tremfya; Janssen)) dominate the US psoriasis market with ~31% market share, followed by IL-17 inhibitors (ixekizumab (Taltz; Lilly) and secukinumab (Cosentyx; Novartis)) with ~23%, TNF inhibitors with 23% and ustekinumab (Stelara; Janssen) with 13%. Deucravacitinib (Sotyku; Bristol Myers Squibb) is a member of the Janus kinase inhibitor family. These biologicals can exhibit significant side-effects commonly including increasing susceptibility to infections. Janus kinase inhibitors in patients 50 years of age and older, with at least one cardiovascular risk factor, have shown higher rates of all-cause mortality, including sudden cardiovascular death, major adverse cardiovascular events, overall thrombosis, deep venous thrombosis, pulmonary embolism, and malignancies (excluding non-melanoma skin cancer) were observed in patients treated with the JAK inhibitor compared to those treated with TNF blockers.

Most cases of localized, plaque-type psoriasis can be treated with topical glucocorticoids, although long-term use can be complicated by loss of effectiveness and atrophy of the skin. Calcipotriene, a vitamin D analogue, and tazarotene, a retinoic acid derivative, are also effective in the treatment of limited psoriasis. Narrow-band UV therapy, either alone or in combination with topical steroids has also been shown to be effective.

In contrast, Photocil allows narrow-band UV rays to target psoriasis with minimal side-effects. Phototherapy is considered to be one of the most effective therapies for psoriasis but conventional phototherapy lamp treatment requiring frequent physician visits has not gained patient acceptance. Topical Photocil treatment which can be used at home avoids this problem.

Treatments for vitiligo include the use of topical corticosteroids and tacrolimus. Ruxolitinib (Opzelura™) a JAK inhibitor is the only biologic medication approved by the U.S. Food and Drug Administration (FDA) to restore lost skin color in people who have vitiligo. It is marketed by Incyte. Phototherapy is used, alone or in combination with corticosteroids, and can lead to re-pigmentation. Topical Photocil treatment is more convenient and has fewer side effects than these other approaches.

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Our Hair Enzyme Booster does not on its own increase hair growth but can work to improve the efficacy of minoxidil, an FDA-approved treatment for hair growth. There are many products on the market (most of them nutritional supplements) that address improved hair growth. The majority are not FDA approved. The Hair Enzyme Booster works with a clinically proven FDA-approved product to improve hair growth. The market for minoxidil in 2024 was over $1billion worldwide. Our license with Taisho, the largest supplier of minoxidil in Japan, shows the potential of the combination with Hair Enzyme Booster.

Given the rapid changes affecting the global, national, and regional economies in general and cannabis-related medical research and development in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Time-to-market is an important factor in our industry and our success will depend on our ability to develop innovative products that will be accepted by patients as efficient and helpful to use.

Our success will also depend on our ability to respond quickly to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure to anticipate or respond adequately to such changes could have a material effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

Government Regulations

Our business and our products are subject to regulatory requirements for both over-the-counter (OTC) and cosmetic products in the U.S. and internationally, including by the US Food and Drug Administration (the “FDA”), the Consumer Product Safety Commission (the “CPSC”), the Federal Trade Commission (the “FTC”). These laws and regulations principally relate to the ingredients, proper labelling, advertising, packaging, marketing, manufacture, safety, shipment and disposal of our products. Further, as the vast majority of our products are imported from overseas manufacturers, we may also be subject to Customs Border Patrol clearance regulations prior to goods being released into the United States market.

We market certain non-prescription drug products, including certain products that are intended to be used as sunscreens, which are regulated as over-the-counter (“OTC”) drug products by the FDA. In the U.S., OTC products must comply with the regulatory framework set forth by the FDA, which includes requirements related to acceptable active ingredients, required labeling, manufacturing specifications, quality control standards, registration requirements (including National Drug Code (NDC) numbers), and Good Manufacturing Practice (GMP) compliance.

Certain OTC drug products are subject to regulation pursuant to United States Pharmacopeia USP “monographs,” which provide standards applicable to each therapeutic category of non-prescription drug, and establishes conditions, such as active ingredients, uses (indications), doses, labeling, and testing procedures, under which an OTC drug within that particular category may be generally recognized as a safe and effective (“GRASE”), and therefore can be marketed without obtaining pre-market approval of an new drug application (“NDA”) or abbreviated new drug application (“ANDA”). To be legally marketed, among other things, OTC drug products marketed under an OTC monograph must be manufactured in compliance with the FDA’s GMP requirements for drug products, and the failure to maintain compliance with these requirements could lead to FDA enforcement action. Moreover, a failure to comply with the OTC monograph requirements could lead the FDA to determine that the drug is not GRASE, and thus is a “new drug” requiring approval in accordance with the NDA or ANDA processes, or to make changes to its manufacturing processes or product formulations or labels.

We also market cosmetic products, which are regulated by the FDA under the Federal Food, Drug, and Cosmetic Act (FDCA), as amended by the Modernization of Cosmetics Regulation Act of 2022 (MoCRA). Under these regulations, we are required to register our manufacturing facilities with the FDA, list our cosmetic products and their ingredients, maintain safety substantiation records, report serious adverse events, and comply with Good Manufacturing Practice (GMP) requirements. The FDA now has mandatory recall authority for cosmetic products that may cause serious adverse health consequences. Failure to comply with these new regulatory requirements could result in FDA enforcement actions, including mandatory recalls, facility inspections, and potential civil penalties.

Moreover, the FTC regulates and can bring enforcement action against cosmetic companies for deceptive advertising and lack of adequate scientific substantiation for claims. The FTC requires that companies have a reasonable basis to support marketing claims. What constitutes a reasonable basis can vary depending on the strength or type of claim made, or the market in which the claim is made, but objective evidence substantiating the claim is generally required. The FTC can seek civil monetary penalties, injunctive relief, and consumer redress for violations of the FTC Act.

In addition to U.S. regulations, our products are subject to varying regulatory frameworks internationally. For example, in India, our products must receive approval from the Central Drugs Standard Control Organization (CDSCO) before they can be marketed. All of our products currently marketed in India have received and maintain the necessary CDSCO approvals.

Our products in India are regulated under the Drugs and Cosmetics Act, 1940 and the Drugs and Cosmetics Rules, 1945 by the Central Drugs Standard Control Organization (CDSCO), the national authority responsible for drug and cosmetic safety and compliance in India.

Photocil was registered as a cosmetic product with CDSCO in October 2022 and complies with the Bureau of Indian Standards (BIS) requirements for sunscreen products. The Hair Enzyme Booster (JW-700) received CDSCO cosmetic labeling approval in June 2023 and is classified as a cosmetic product. Its manufacturing and quality control processes comply with Schedule M-II requirements for cosmetics.

Manufacturing partner, Stella Indusstries Ltd., holds all necessary state licenses and complies with Good Manufacturing Practice (GMP) standards, ensuring high-quality production. Ongoing regulatory compliance is maintained through regular quality control testing at CDSCO-approved laboratories, adherence to labeling requirements under the Drugs and Cosmetics Rules, proper documentation and record-keeping, and periodic facility inspections by state licensing authorities.

Our Indian licensee, Cosmofix and San Pellegrino Cosmetics, holds all required licenses and permits for importing, manufacturing, and distributing our products in India. All our product formulations comply with the safety standards set forth in the Drugs and Cosmetics Rules. Any new products introduced in India will undergo the necessary CDSCO review process prior to commercialization. We continue to work closely with our manufacturing and distribution partners to ensure ongoing compliance with all applicable Indian regulatory requirements.

Failure to comply with these regulatory requirements could result in product recalls, regulatory enforcement actions, manufacturing disruptions, reputational damage, and loss of market access. Additionally, changes in regulations or the interpretation of existing regulations may require significant resources to maintain compliance and could delay or prevent the launch of our products.

Employees

Currently, we have four full-time employees, which includes our Chief Executive Officer Dr. Glynn Wilson, our Chief Financial Officer, Markita Russell, our operations manager, Paul Jones and our Executive Chairman, Brian S John. We believe our relations with our employees to be good.

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Properties

Currently, we do not own any real property. We currently lease office space at 130 S Indian River Drive, Suite 202 pbm# 1232, Fort Pierce, FL 34950.

Legal Proceedings

We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates are involved in a proceeding adverse to our business or have a material interest adverse to our business.

MANAGEMENT

Executive Officers, Directors

The following table sets forth our executive officers and directors, their ages and the positions held by them:

Name	Age	Position	Date Appointed
Dr. Glynn Wilson	78	Chief Executive Officer and Director	03/26/2024
Markita Russell	51	Chief Financial Officer	03/15/2024
Brian S John	56	Executive Chairman	03/27/2024
Dr. Hector Alila	71	Independent Director	03/27/2024
Christopher Galeta	56	Independent Director	05/20/2025
Christopher Melton	52	Independent Director	09/17/2024

Brian S. John, Executive Chairman, is our founder since May 2024. For the past 20 years, Brian has been an investor and advisor to companies around the globe. He is the founder of Caro Partners, LLC, a financial consulting firm specializing in assisting emerging growth companies primarily in the sub- $100 million space and has worked with hundreds of companies in dozens of countries over the last 25 years. He also served on the board of directors of The Learning Center at the Els Center of Excellence–a school for children with autism in Jupiter, Florida from its opening until 2023. Mr. John founded and was CEO of Jupiter Wellness, now Safety Shot (NASDAQ: SHOT), He purchased SRM Entertainment in 2021 that now trades (NASDAQ: SRM) and was the CEO OF Jupiter Wellness Acquisition Corp NASDAQ: JWAC now CJET). Mr. John was appointed due to his proven track record in driving business growth, his entrepreneurial spirit, and his ability to navigate complex financial landscapes. His deep understanding of markets and his experience in successfully launching and managing publicly traded companies make him uniquely qualified to lead the company’s strategic initiatives.

Dr. Glynn Wilson, Chief Executive Officer and Director, has served as one of our directors since 03/26/2024 Mr. Wilson was appointed our Chief Executive Officer in 04/01/2024. Dr. Wilson previously served as a Director of TapImmune, Inc. from February 2005 until October 2018 and as Chief Executive Officer from July 2009 through September 2017 until its merger with Marker Therapeutics. Dr. Wilson also served as President of Auriga Laboratories, Inc. from June 1, 2005 through March 13, 2006, and as Chief Scientific Officer from March 13, 2016 through August 25, 2006. He was the Chief Scientific Officer at Tacora Corporation from 1994 to 1997 and was the Vice-President, R&D, at Access Pharmaceuticals from 1997 to 1998. Dr. Wilson was Research Area Head, Cell and Molecular Biology in Advanced Drug Delivery at Ciba-Geigy Pharmaceuticals from 1984-1989 and Worldwide Head of Drug Delivery at SmithKline Beecham from 1989 to 1994. He was an Assistant Professor at Rockefeller University, New York, in the laboratory of the Nobel Laureates, Sanford Moore and William Stein, from 1974 to 1979. Dr. Wilson was appointed as CEO due to his demonstrated success in leading public companies and approach to transforming scientific innovation into market-ready solutions. His ability to lead both scientific teams and corporate strategies ensures that the company can capitalize on its innovations and navigate complex regulatory and market environments, making him ideally suited to drive the company’s growth and operational success.

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Markita L. Russell, Chief Financial Officer, has over 20 years of experience in accounting. From June 2017 to August 2019, Ms. Russell served as controller at Quantum Admin Services / Beachway Therapy Center, LLC. From September 2019 to March 2020, Ms. Russell served as acting controller and consultant of Nautical Ventures Group, Inc. From April 2020 to August 2021, Ms. Russell served as the Staff Accountant for Stem Holdings Inc. Since August 2021, Ms. Russell has served as the controller for SRM, performing accounting functions for SRM-from accounts receivable and accounts payable management to inventory and fixed asset management, cash management and financial reporting utilized for the Company’s Form 10-Q and Form 10-K filings with the U.S. Securities and Exchange Commission. Ms. Russell was appointed as CFO due to her extensive experience in managing financial operations and her expertise in SEC compliance and reporting. Her deep knowledge of corporate finance, combined with her hands-on experience in financial controls and regulatory filings, positions her as a key figure in ensuring the company’s fiscal integrity and operational efficiency as it continues to grow.

Dr. Hector Alila, Director, has served as one of our directors since 03/27/2024. Dr. Alila brings 30 years of demonstrated scientific experience in product development and successful management leadership in biopharmaceutical industry. He is the Founding President and Chief Executive Officer of Esperance Pharmaceutical Inc., a clinical stage biopharmaceutical company that has successfully developed novel targeted cancer therapeutics currently in clinical development. Dr. Alila founded Esperance Pharmaceutical, Inc. in 2006. Prior to Esperance, Dr. Alila served as Senior Vice President of Drug Development at Protalex, Inc., where he led the development of a drug currently in clinical trials for treatment of autoimmune diseases. He was previously Vice President of Product Development at Cell Pathways, Inc., where he was responsible for the development cancer drugs, and a director of Biology/pharmacology at GeneMedicine, Inc., where he led product development of gene medicines. He also held several research, product development and management positions at SmithKline Beecham Pharmaceuticals. He obtained his Ph.D. in physiology and immunology from Cornell University. Dr. Alila was appointed to the board because of his exceptional expertise in drug development and his work in the field of cancer therapeutics. His leadership in advancing breakthrough biopharmaceutical innovations from concept to clinical trials, along with his strategic insight into both research and commercial development, brings invaluable experience to guide the company’s growth.

Christopher Galeta, Director, has been a member of Florida Bar for the past 27 years.  He is admitted to practice in all Courts in the State of Florida and the United States District Court Southern District of Florida. His career began defending insureds for many of the largest insurance companies in Florida and nationally.  He went on the work as Associate Counsel for Travelers Insurance Company and GEICO Insurance Company. He moved into private practice where he continued to litigate liability claims for major insurance carriers.  His practice expanded to include property, business, commercial litigation; and representation of individuals injured because of another’s negligence.  In 2012, Mr. Galeta started Christopher M. Galeta P.A., where he continued to focus on the same areas of law. In 2018, Mr. Galeta opened Ocean View Title & Escrow in Palm Beach Gardens, Florida that serves residential and commercial markets.  His law practice now includes representation of individual/corporate buyers and sellers of commercial and residential properties, aircraft and pleasure marine craft. Mr. Galeta currently serves as in-house counsel for Off The Hook YS Inc. Mr. Galeta has been awarded the prestigious AV Preeminent Rating from Martindale Hubbell and included in Florida’s Legal Elite. He was selected to serve as a director because of his extensive legal experience with contracts and business agreements. His background in advising companies on contractual matters provides valuable perspective to the Board, and we believe his professional skills and judgment make him well-suited to serve as a director.

Christopher Melton, Director, was appointed to the board of Safety Shot in 2019. He has served as a specialist land acquisition advisor with SVN since 2019 and is a licensed real estate salesperson in the State of South Carolina and Georgia. Mr. Melton co-founded Callegro Investments in 2012 to invest in distressed master-planned communities. Mr. Melton also serves on several public and private boards, including Safe & Green Development and SRM Entertainment. From 2008 to 2012 Mr. Melton capitalized various media and retail ventures including Bestival and Any Old Iron. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City, where he ran an $800 million book in media, telecom and Japanese investment. Mr. Melton opened Kingdon’s office in Japan, where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JPMorgan Investment Management as an equity research analyst, where he helped manage $500 million in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds in Chicago from 1995 to 1997. RREEF Funds is the real estate investment management business of Deutsche Bank’s Asset Management division. Mr. Melton earned a Bachelor of Arts in Political Economy of Industrial Societies from the University of California, Berkeley in 1995. Mr. Melton earned Certification from University of California, Los Angeles’s Anderson Director Education Program in 2014. Mr. Melton earned a certificate in cybersecurity for managers from MIT in 2021 and certificate in AI strategy from Cornell in 2023. Mr. Melton was appointed to the board due to his extensive investment experience, combined with his strong background in finance and portfolio management. As the Audit Chair, he brings critical oversight and governance experience, ensuring the integrity of the company’s financial reporting. His unique skill set in both public and private sectors, along with his strategic insights into emerging trends positions him as a key advisor to guide the company’s strategic direction and investment opportunities.

Family Relationships

There are no family relationships among any of our officers or directors.

Corporate Governance

Corporate governance refers to the policies and structure of the board of directors of a corporation, whose members are elected by and are accountable to the shareholders of the company. Corporate governance encourages establishing a reasonable degree of independence of the board from executive management and the adoption of policies to ensure the board recognizes the principles of good management. Our Board is committed to sound corporate governance practices, as such practices are both in the interests of shareholders and help to contribute to effective and efficient decision-making.

Board of Directors

Our Board is responsible for the stewardship of the Company, overseeing management and the enhancement of shareholder value. The Board is responsible for:

(a)	adopting a strategic plan for the Company and reviewing the plan in light of management’s assessment of emerging trends, the competitive environment, the opportunities for the business of the Company, risk issues, and significant business practices and products;

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(b)	ensuring that the risk management of the Company is prudently addressed;

(c)	reviewing the Company’s approach to human resource management and overseeing succession planning for management;

(d)	reviewing the Company’s approach to corporate governance, including an evaluation of the adequacy of the mandate of the Board, director independence standards and compliance with the Company’s Code of Business Conduct and Ethics to be adopted upon the consummation of this offering and;

(e)	upholding a comprehensive policy for communications with shareholders and the public at large.

The frequency of meetings of the Board and the nature of agenda items may change from year to year depending upon the activities of Caring Brands. Our board of directors intend to meet at least quarterly and at each meeting there is a review of the business of Caring Brands.

Our Board facilitate its exercise of independent supervision over the Company’s management through meetings of the board held for the purposes of obtaining an update on significant corporate activities and plans, both with and without members of the Company’s management being in attendance.

Board Composition; Independence

The NASDAQ listing standards require that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Christopher Melton, Christopher Galeta and Dr. Hector Alila, are considered to be independent. Our Board currently consists of five directors, three of whom are independent.

Board Committees

Our Board directs the management of our business and affairs and conducts its business through meetings of the Board and its standing committees. As of the date hereof, the Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Audit Committee

Our audit committee consists of Messrs. Melton, Galeta and Alila with Mr. Melton serving as the chairman. Our Board has determined that Mr. Melton is an “audit committee financial expert” within the meaning of the SEC regulations. Our Board has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

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●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm

Compensation Committee

Our compensation committee consists of Messrs. Galeta, Alila and Melton with Mr. Alila serving as the chairman. The functions of the compensation committee will include:

●	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

●	reviewing and recommending that our Board approve the compensation of our directors;

●	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

●	administering our stock and equity incentive plans;

●	selecting independent compensation consultants and assessing conflict of interest compensation advisers;

●	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Galeta, Alila and Melton with Mr. Galeta serving as the chairman.

The functions of the nominating and governance committee will include:

●	identifying and recommending candidates for membership on our Board;

●	including nominees recommended by stockholders;

●	reviewing and recommending the composition of our committees;

●	overseeing our code of business conduct and ethics, corporate governance guidelines and reporting; and

●	making recommendations to our Board concerning governance matters.

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The nominating and corporate governance committee also annually reviews the nominating and corporate governance committee charter and the committee’s performance.

Board Leadership Structure and Role in Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. Our Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. Our Board focuses on the most significant risks we face our general risk management strategy, and also ensures that risks we undertake are consistent with our Board’s appetite for risk. While our Board oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

Our bylaws provide our Board with flexibility in its discretion to combine or separate the positions of Chairman of the Board and Chief Executive Officer. The Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer, who is also a member of our Board, is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for the Board meetings, presides over meetings of the Board and tries to reach a consensus on Board decisions. Although these roles are currently separate, the Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chairman of the Board.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics, applicable to all of our directors, officers, employees and all persons performing similar functions. A copy of the code is attached as Exhibit 14.1 to the Registration Statement of which this prospectus forms a part thereof. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed in our public filings with the Commission.

Corporate Governance Guidelines

We have adopted a corporate governance guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the chairman of the Board and Chief Executive Officer and Chief Financial Officer, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is attached hereto as Exhibit 14.2 to the Registration Statement of which this prospectus forms a part thereof.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

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2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets out the compensation paid or payable to the Named Executive Officers (“NEO”) of the Company during the last two fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dr. Glynn Wilson	2024	$165,000	-	-	-	-	-	-	$165,000
Chief Executive Officer	2023	$-	-	-	-	-	-	-	-

Markita Russell	2024	$-	-	-	-	-	-	-	-
Chief Financial Officer	2023	$-	-	-	-	-	-	-	-

Brian S John	2024	$137,500	-	-	-	-	-	-	$137,500
Executive Chairman	2023	$-	-	-	-	-	-	-	-

Director Compensation

To date, we have not compensated our directors for their service to the Company.

2024 NEO and non-NEO Compensation

During the year ended December 31, 2024, the Company paid $302,500 to NEOs and $135,480 was paid to non-NEOs. The Company has two employment agreements as follows:

Dr. Glynn Wilson – Chief Executive Officer

On April 1, 2024, we entered into a written employment agreement with Dr. Glynn Wilson, pursuant to which Dr. Wilson shall serve as our Chief Executive Officer (the “Wilson Employment Agreement”). The Wilson Employment Agreement has an initial term of two (2) years and shall automatically renew for two (2) year periods unless otherwise terminated by either party. Dr. Wilson shall be paid a base salary of $250,000 annually, of which $75,000 will accrue until the company completes its IPO listing. The base salary shall increase by 10% for each calendar year thereafter. Dr. Wilson shall also be entitled to bonus payments based on targets established by mutual agreement, with the bonus amount to be determined by the compensation committee. The agreement also provides that Dr. Wilson will be eligible for annual cost of living adjustments based on the Consumer Price Index, participation in the company’s stock option or restricted stock programs, and standard company benefits including health insurance and 401(k).

In the event of termination by the Company without cause, Dr. Wilson is entitled to receive six months of base salary as severance pay, reimbursement of insurance premiums for six months, and a pro-rata portion of any annual incentive bonus for the fiscal year in which termination occurs. These same benefits apply in the event of a change of control resulting in loss of employment.

Brian John – Chief Investment Officer

On April 1, 2024, we entered into a written employment agreement with Brian John, pursuant to which Mr. John shall serve as our Chief Investment Officer (the “John Employment Agreement”). The John Employment Agreement has an initial term of two (2) years and shall automatically renew for two (2) year periods unless otherwise terminated by either party. Mr. John shall be paid a base salary of $250,000 annually, of which $75,000 will accrue until the company completes its IPO listing. The base salary shall increase by 10% for each calendar year thereafter. Mr. John shall also be entitled to bonus payments based on targets established by mutual agreement, with the bonus amount to be determined by the compensation committee. The agreement also provides that Mr. John will be eligible for annual cost of living adjustments based on the Consumer Price Index, participation in the company’s stock option or restricted stock programs, and standard company benefits including health insurance and 401(k).

In the event of termination by the Company without cause, Mr. John is entitled to receive six months of base salary as severance pay, reimbursement of insurance premiums for six months, and a pro-rata portion of any annual incentive bonus for the fiscal year in which termination occurs. These same benefits apply in the event of a change of control resulting in loss of employment.

External Management Companies

The Company has not entered into any agreement with any external management company that employs or retains one or more of the NEOs or directors and, other than as disclosed below, the Company has not entered into any understanding, arrangement or agreement with any external management company to provide executive management services to the Company, directly or indirectly, in respect of which any compensation was paid by the Company.

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Stock Options and Other Compensation Securities

As of the date of this prospectus, the Company has granted no options under the Stock Option Plan to directors and/or NEOs of the Company, and no other compensation securities were granted or issued to any director and/or NEO for services provided or to be provided, directly or indirectly, to the Company or any of its subsidiaries.

During the year ended December 31, 2023 there was no exercise of options granted under the Stock Option Plan or other rights to acquire securities of the Company by NEOs or directors of the Company.

Equity Incentive Plan

On September 30, 2024, our Board and our stockholders approved our Equity Incentive Plan (the “Plan”), which reserved a total of 2,000,000 shares of common stock for grant of awards. The awards may generally be issued to officers, key employees, consultants and directors and include the grant of nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares and performance units. No awards have been granted through December 31, 2024.

Employment, Consulting and Management Agreements

As of the date hereof, other than as described below, the Company does not have any contract, agreement, plan or arrangement that provides for payments to the named executive officers (the “NEOs”) at, following, or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the Company or a change in a director or NEO’s responsibilities.

Pension Plan Benefits

The Company does not anticipate having any deferred compensation plan or pension plan that provides for payments or benefits at, following or in connection with retirement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions or series of transactions since our incorporation, to which we were or are to be a participant and in which the amount involved exceeds the lesser of $120,000 or 1% of the average of the total assets at December 31, 2024 and 2023, and in which any of our directors, executive officers or persons who we know hold more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements with our directors and executive officers.

Prior to September 24, 2024 , Caring Brands Florida was consolidated into Safety Shot’s financial statements as a majority-owned subsidiary of Safety Shot. Immediately following this offering, Safety Shot will continue to own approximately 21.26% of our outstanding Common Stock, and our financial results will not be consolidated with Safety Shot for financial statement reporting purposes. As a result, Safety Shot will not have the power acting alone to approve any action requiring the affirmative vote of a majority of the votes entitled to be cast and to elect all of our directors.

Caring Brands’s principal stockholder, has advanced funds to Caring Brand Florida to cover operations and other cash requirements as a wholly-owned subsidiary. At December 31, 2023 the amount of unpaid advance totaled $290,263 As part of the terms of the Separation and Exchange Agreement, Safety Shot waived the outstanding balance of $275,876 at September 24, 2024 (the Closing Date), and treated it as additional paid in capital.

During the period from our inception to the date herein, Caring Brands, Inc (Florida) advanced us $745 for incorporation and formation fees of Caring Brands (Nevada).

During the year ended year December 31, 2024, cash flow from financing activities were sufficient to cover operations and at December 31, 2024 we had $341,406 of working capital.

On September 24, 2024, we entered into the Separation and Exchange Agreement with Safety Shot to govern the separation of our business from Safety Shot. The material terms of such agreement with Safety Shot relating to our historical relationship, this offering and our relationship with Safety Shot after this offering are described below.

Nancy Torres was a Director of the Company until May 21, 2025 and is the CEO of NOVODX Corporation, a Delaware corporation (“NOVODX”). In May 2024, NOVODX participated in the Company’s private placement by acquiring 500,000 shares of the Company’s common stock for $500,000 cash, representing an approximate 4% equity ownership in the Company. In June, 2024, the Company invested $500,000 in NOVODX’s private placement to purchase 25,134 shares of NOVODX common stock representing less than 1% of NOVODX. On June 20, 2024, the Company entered into a Research Collaboration and Non-Exclusive License Agreement, as amended and restated on July 22, 2024 (the License Agreement”) with NOVODX. NOVODX is a diagnostic company dedicated to the development and commercialization of innovative health products, with a primary focus on rapid diagnostic screenings and their companion therapeutics. The Company is engaged in the research and development of rapid diagnostic devices intended for both Over the Counter (“OTC”) and Point of Care (“POC”) applications. NOVODX aims to manufacture, market, and sell these devices, either directly or indirectly, for use in at-home diagnostic screenings. NOVODX possesses or has the rights to use (through licenses or other agreements) certain assets, patent applications, and associated know-how, technology, scientific, and technical information. Collectively, these resources are referred to as the GoldNTM Ebola Rapid Test Technical Information, which pertains to the development of an Ebola diagnostic test (the “Ebola Rapid Test”). The agreement provides for issuance of 3,000,000 shares of restricted common stock, which were issued upon the agreement’s effectiveness. An initial payment of $100,000 is due within 30 days of the S-1 registration statement’s effectiveness. Milestone payments include $1,000,000 payable upon NOVODX receiving 510K/EUA approval and $500,000 when annual net sales reach $5 million. Royalties are set at 5% of net sales under $500 million and 3% of net sales exceeding $500 million. The agreement remains in effect until the earlier of the royalty term expiration or agreement termination. It does not permit sublicensing or assignment, requires a 90-day notice for termination.

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We do not currently expect to enter into any additional agreements or other transactions with Safety Shot outside the ordinary course or with any of our directors, officers or other affiliates, other than those specified below. Any transactions with directors, officers or other affiliates will be subject to requirements of Sarbanes-Oxley and SEC rules and regulations.

Relationship with Safety Shot

Historical Relationship with Safety Shot

Prior to January 1, 2024, Safety Shot provided certain services to Caring Brands Florida on a limited basis. Safety Shot made no allocations of these costs to us. The services include accounting, insurance and shared facilities. Beginning January 1, 2024, the Company ceased using any services previously provided by Safety Shot, except for office space for three employees at no cost to the Company.

Safety Shot owned majority of the issued and outstanding ordinary shares of Caring Brands Florida, which operated certain portions of Safety Shot’s wellness consumer products business (the “CB Business”) and owns all of the assets and liabilities related thereto.

Following the completion of this offering, we will be subject to the reporting requirements of the Exchange Act. We will be required to establish procedures and practices as a stand-alone public company in order to comply with our obligations under the Exchange Act and related rules and regulations. As a result, we may incur additional costs, including, investor relations, stock administration and regulatory compliance costs.

Safety Shot as a Stockholder

Subsequent to the closing of this offering and distribution of 600,000 shares its shares to its shareholders, Safety Shot will beneficially own [  ]% of the outstanding shares of Common Stock of the Company.

Arrangements Between Safety Shot and Our Company

We and Safety Shot entered into the Separation and Exchange Agreement that governs the separation of our business from Safety Shot, provides a framework for our relationship with Safety Shot after the separation and provides for the allocation between us and Safety Shot of Safety Shot’s assets, liabilities and obligations attributable to periods prior to, at and after our separation from Safety Shot, as well as certain indemnification arrangements.

The material terms of the Separation and Exchange Agreement are summarized below. This summary is qualified in its entirety by reference to the full text of such agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

When used in this section, “separation date” refers to the date on which we and Safety Shot effect the Business Transfer to contribute the Caring Brands business to us, which will occur prior to the date of this prospectus, and the term “distribution date” refers to the date, on which Safety Shot distributes a portion of its equity interest in us to the Safety Shot stockholders and certain warrant holders through the anticipated distribution.

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Safety Shot Related Party Transactions

Prior to the separation, we will have a general policy that all material transactions with a related party, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Audit Committee and its independent members, who will determine whether such transactions or proposals are fair and reasonable to Caring Brands and its stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Audit Committee at its meetings. Detailed proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, will be provided to our Audit Committee with respect to each issue under consideration, and decisions will be made by our Audit Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, our Audit Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors.

After the distribution, certain of our directors and officers will continue to own stock and/or stock options or other equity awards of Safety Shot. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for our Company and for Safety Shot and its subsidiaries.

In addition, the Company may engage in material business transactions with Safety Shot.

Exchange Agreement

On September 24, 2024, we entered into the Separation and Exchange Agreement with Safety Shot, which sets forth the agreement between us and Safety Shot to effect our separation from Safety Shot, this offering and the distribution of our shares to Safety Shot’s stockholders.

The Separation

●	On March 15, 2024, Safety Shot acquired 3,000,000 shares of our Common Stock (representing 22.83% of our outstanding common stock post-exchange);

●	in exchange for all of the issued and outstanding ordinary shares of Caring Brand Florida owned by Safety Shot, the Company assumed all the expenses related to the CB Business;

●	Currently both the Company and Safety Shot share the same office premises and related facilities. Safety Shot agrees that the Company may maintain its presence at the current office location until such time as it is mutually agreed that the Company requires its own office and facilities, or the Parties agree on a monthly sub-lease arrangement; and

●	The separation agreement was effective on September 24, 2024.

Claims

At or prior to the effective time of the registration statement of which this prospectus forms a part, Safety Shot has agreed to, for itself and each of its subsidiaries and their respective successors and assigns, and, to the extent permitted by law, all individuals who at any time prior to the effective time of the registration statement of which this prospectus forms a part have been stockholders, directors, officers, agents or employees of Safety Shot (in each case, in their respective capacities as such), remise, release and forever discharge (i) the Company and their respective successors and assigns, including Caring Brand Florida, and (ii) all stockholders, directors, officers, agents or employees of the Company or Caring Brand Florida other than Safety Shot (the “Caring Brand Persons”, in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from (A) all of the liabilities of Safety Shot, (B) all liabilities arising from or in connection with the transactions and all other activities to implement the separation of the Company from Safety Shot, Business Transfer, this offering and the Distribution and (C) all damages arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to or following the effectiveness of the registration statement of which this prospectus forms a part (whether or not such labilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the effectiveness of the registration statement of which this prospectus forms a part), in each case to the extent relating to, arising out of or resulting from the business of Safety Shot or any liability of Safety Shot (the “Safety Shot Liabilities”). To avoid ambiguity, Safety Shot agrees that in the event that an action is brought against Safety Shot related to the separation of the Company from Safety Shot, the Business Transfer, this offering or the distribution, Safety Shot agrees not to bring any claim against the Company or any Caring Brands Person.

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Public Offering

For a description of Safety Shot’s ownership interest in us after the completion of this offering, see the section titled “—Safety Shot as a Stockholder.”

The Distribution

On [     ], 2025, the board of directors of Safety Shot declared the distribution by Safety Shot of 600,000 outstanding shares of our Common Stock to Safety Shot stockholders and certain warrant holders of record as of the close of business on [  ]. The distribution will be paid on or after the effective time of the registration statement of which this prospectus forms a part and prior to the closing of this offering.

Please see the section titled “The Distribution” for a description of the distribution of securities beginning on page 8.

In the Distribution, each holder of Safety Shot Common Stock will receive a distribution of one share of our Common Stock for every [  ] shares of Safety Shot Common Stock held as of the close of business on [  ], the record date.

Manner of Effecting the Distribution

The general terms and conditions relating to the distribution are set forth in the Separation and Exchange Agreement between us and Safety Shot. The distribution will be effective following the effectiveness of this registration statement date which the registration statement of which this prospectus forms a part is declared effective. For most Safety Shot stockholders who own Safety Shot common stock in registered form on the record date, our transfer and distribution agent will credit their shares of our Common Stock to book entry accounts established to hold these shares. Our transfer and distribution agent will send these stockholders a statement reflecting their ownership of our Common Stock. Book-entry refers to a method of recording stock ownership in our records in which no physical certificates are used. For stockholders who own Safety Shot common stock through a broker or other nominee, their shares of our Common Stock will be credited to these stockholders’ accounts by the broker or other nominee. As further discussed below, fractional shares will not be distributed. Following the distribution, stockholders whose shares are held in book entry form may request that their shares of our Common Stock be transferred to a brokerage or other account at any time, as well as delivery of physical stock certificates for their shares, in each case without charge.

SAFETY SHOT STOCKHOLDERS WILL NOT BE REQUIRED TO PAY FOR SHARES OF OUR COMMON STOCK RECEIVED IN THE DISTRIBUTION, OR TO SURRENDER OR EXCHANGE SHARES OF SAFETY SHOT COMMON STOCK IN ORDER TO RECEIVE OUR COMMON STOCK, OR TO TAKE ANY OTHER ACTION IN CONNECTION WITH THE DISTRIBUTION. NO VOTE OF SAFETY SHOT STOCKHOLDERS IS REQUIRED OR SOUGHT IN CONNECTION WITH THE DISTRIBUTION, AND SAFETY SHOT STOCKHOLDERS HAVE NO APPRAISAL RIGHTS IN CONNECTION WITH THE DISTRIBUTION.

Fractional shares of our Common Stock will not be issued to Safety Shot stockholders as part of the distribution or credited to book entry accounts. In lieu of receiving fractional shares, the number of shares of Common Stock to be received in the distribution will be rounded down to the nearest whole share of Common Stock. An explanation of the tax consequences of the distribution can be found below in the subsection captioned “— Material U.S. Federal Income Tax Consequences of the Distribution.” The distribution of Caring Brands Common Stock in respect of the Safety Shot shares and the July Warrants is expected to be taxable to both Safety Shot and holders of the Safety Shot shares or the July Warrants. See “The Distribution — Material U.S. Federal Income Tax Consequences of the Distribution.”

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If the Safety Shot board of directors terminates Safety Shot’s obligation to complete the distribution or waives a material condition to the distribution after the date of this prospectus, we intend to issue a press release disclosing this waiver or Safety Shot will file a current report on Form 8-K with the SEC.

We will cooperate with Safety Shot to accomplish the distribution and will, at Safety Shot’s direction, promptly take any and all actions necessary or desirable to effect the distribution.

Please see “The Distribution” for a more detailed description of the matters described below.

Intellectual Property Matters

All intellectual property is currently licensed in the name of Caring Brands, Inc.

Termination

The Separation and Exchange Agreement may be terminated and the separation and distribution may be amended, modified or abandoned at any time prior to the effective time of the registration statement of which this prospectus forms a part, but not after the entry into the underwriting agreement unless the closing of this offering does not occur following such entry in accordance with the terms of the underwriting agreement.

Indemnification

In addition, the Separation and Exchange Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of Safety Shot’s business with Safety Shot. Specifically, each party will indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and their respective officers, directors, employees and agents (collectively, the “indemnified parties”) for any losses arising out of or otherwise in connection with:

●	the liabilities that each such party assumed or retained pursuant to the Separation and Exchange Agreement (which, in our case, would include the Caring Brands Liabilities and, in the case of Safety Shot, would include the Safety Shot Liabilities) and the other transaction agreements;

●	the failure of Safety Shot or us to pay, perform or otherwise promptly discharge any of the Safety Shot Liabilities or the Caring Brands Liabilities, respectively, in accordance with their terms, whether prior to, at or after the separation;

●	any breach by such party of the Separation and Exchange Agreement or the other transaction agreements (other than the intellectual property rights cross-license agreement, which specifies the parties’ obligations therein); and

●	except to the extent relating to any Caring Brands Liability, in the case of Safety Shot, or a Safety Shot Liability, in our case, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement or arrangement for the benefit of Safety Shot or us, respectively.

We will also indemnify, defend and hold harmless the Safety Shot indemnified parties for any losses arising out of or otherwise in connection with any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (1) contained in our registration statement on Form S-1, of which this prospectus is a part, or any prospectus (other than information provided by Safety Shot to us specifically for inclusion in our registration statement on Form S-1, of which this prospectus is a part, or any prospectus), (2) contained in any of our public filings with the SEC following this offering or (3) provided by us to Safety Shot specifically for inclusion in Safety Shot’s annual or quarterly or current reports following this offering to the extent (A) such information pertains to us or the Caring Brands business or (B) Safety Shot has provided prior written notice to us that such information will be included in one or more annual or quarterly or current reports, specifying how such information will be presented, and the information is included in such annual or quarterly or current reports (except, in the case of clause (B), for liabilities arising out of or resulting from, or in connection with, any action or inaction of any member of Safety Shot, including as a result of any misstatement or omission of any information by Safety Shot to us).

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Safety Shot will also indemnify, defend and hold harmless the Caring Brands indemnified parties for any losses arising out of or otherwise in connection with any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (1) contained in our registration statement on Form S-1, of which this prospectus is a part, or any prospectus provided by Safety Shot specifically for inclusion therein to the extent such information pertains to (A) Safety Shot or (B) Safety Shot’s business (for the avoidance of doubt, other than the Caring Brands business) or (2) provided by Safety Shot to us specifically for inclusion in our annual or quarterly or current reports following this offering to the extent (A) such information pertains to (x) Safety Shot or (y) Safety Shot’s business (for the avoidance of doubt, other than the Caring Brands business) or (B) we have provided written notice to Safety Shot that such information will be included in one or more annual or quarterly or current reports, specifying how such information will be presented, and the information is included in such annual or quarterly or current reports (except, in the case of clause (B), for liabilities arising out of or resulting from, or in connection with, any action or inaction of ours, including as a result of any misstatement or omission of any information by us to Safety Shot.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information with respect to the beneficial ownership of our shares of common stock for:

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock,
●	each of our directors,
●	each of our named executive officers, and
●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares of common stock over which the individual has sole or shared voting power or investment power as well as any shares of common stock that the individual has the right to subscribe for within 60 days of December 31, 2024, through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. None of the shareholders listed in the table are a broker-dealer or an affiliate of a broker dealer.

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Applicable percentage ownership prior to the offering is based on 13,336,925 shares of common stock outstanding as of July 30, 2025 and 14,336,925 shares after the offering (assuming no exercise of the over-allotment option by the underwriters). Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Caring Brands, Inc., 130 S Indian River Drive, Suite 202 pbm# 1232, Fort Pierce, FL 34950.

	Shares Beneficially	Percentage of Shares Beneficially Owned
Name	Owned before Offering	Before Offering	After Offering(1)
Directors and Named Executive Officers
Dr. Glynn Wilson	2,000,000	15.0%	13.9%
Markita Russell	150,000	1.1%	1.0%
Brian S John	2,000,000	15.0%	13.9%
Dr. Hector Alila	50,000	0.4%	0.3%
Chritopher Galeta	-	-	-
Christopher Melton	-	-	-
All Directors and Officers as a group (6 persons)	4,200,000	31.5%	29.3%
5% Stockholders
Safety Shot(1)	3,000,000	22.5%	20.9%
NovoDX	3,500,000	26.2%	24.4%

(1)	Includes 600,000 shares of common stock to be distributed to the Safety Shot shareholders

DESCRIPTION OF SECURITIES

The following description of our capital stock and the provisions of our articles of incorporation and our bylaws are summaries and are qualified by reference to the articles of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share

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Common Stock

Common stock outstanding

As of June 30, 2025, there were 13,336,925 shares of our common stock issued and outstanding.

Voting rights

Subject to the rights granted to holders of any preferred stock issued by us, each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively.

Dividend rights

Subject to the rights granted to holders of any preferred stock issued by us, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available.

Rights upon liquidation

Subject to the rights granted to holders of any preferred stock issued by us, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Other rights

Holders of our common stock do not have any pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.

Preferred Stock

Warrants and Options

In April 2024, the Company conducted a private placement of units in which it entered into individual securities purchase agreements with certain accredited investors for the sale of units at a price per unit of $1.00, consisting of one share of common stock and a warrant to purchase one share of common stock at a price of $3.00 per share, which warrants expire on April 15, 2029.

During the second quarter of 2024, we sold 2,110,000 shares of common stock and issued 2,110,000 warrants exercisable at $3.00. The shares underlying the warrants are being registered for resale pursuant to the Resale Prospectus.

During 2024, four of our Directors, Dr. Alila, Mr. Glynn, Brian John, and Christopher Melton, each entered into an Independent Director’s Agreement. In 2025, Christopher Galeta entered into an Independent Director’s Agreement. In connection with the agreements, the Directors are “to be granted” granted stock options. To date no options have been granted.

Anti-Takeover Effects

Our amended articles of incorporation and bylaws will include a number of provisions that may have the effect of delaying, deferring or preventing a party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. The provisions include the items described below.

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Potential Effects of Authorized but Unissued Stock

We have additional shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our Board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the NRS and subject to any limitations set forth in our articles of incorporation. The purpose of authorizing the Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We also maintain customary directors’ and officers’ liability insurance.

Our bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

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Limits on Special Meetings

Special meetings may be called for any purpose and at any time by the Chairman of the Board, the President (if there be one) or by any member of the Board. Business transacted at each special meeting shall be confined to the purposes stated in the notice of such meeting.

Election and Removal of Directors

Our Board is elected annually by our stockholders. The number of directors that shall constitute the whole Board shall not be less than five nor more than seven directors. Directors are elected by a plurality of the votes of shares of our capital stock present in person or represented by proxy at a meeting and entitled to vote in the election of directors. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Any director may be removed from office at any time for cause, at a meeting called for that purpose, but only by the affirmative vote of the holders of a majority of the shares entitled to vote at a meeting at which a quorum is present shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the articles of incorporation, or the bylaws, the vote of a greater number of shares is required,.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Amendments to Our Governing Documents

The affirmative vote of the holders of a majority of the shares entitled to vote at a meeting at which a quorum is present shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the articles of incorporation, or the bylaws, the vote of a greater number of shares is required, in which case such express provision shall govern and control the decision of such question..

Our bylaws may be amended or repealed and new bylaws may be adopted by the stockholders and/or the Board. Any bylaws adopted, amended or repealed by the Board may be amended or repealed by the stockholders.

Listing

We intend to apply to list our common stock on the NASDAQ under the symbol “CBRA”. No assurance can be given that our application will be approved.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our common stock and warrant agent for the Warrants offered in his offering is ClearTrust, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our shares of common stock, and a liquid trading market for our shares of common stock may not develop or be sustained after this offering. Future sales of substantial amounts of our shares of common stock in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our shares of common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our shares of common stock and our ability to raise equity capital in the future.

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After completion of this offering, we will have 14,336,925 shares of common stock outstanding, or 14,486,925 shares of Common Stock outstanding if the underwriters exercise their over-allotment option in full.

All the shares of common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to the lock-up period described below after completion of this offering. Any shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

As of the date of this prospectus, all of our outstanding securities except the shares covered under the Resale Prospectus, are anticipated to be subject to 180 days lock-up restriction described under “Underwriting”. Accordingly, there will be a corresponding increase in the number of shares that become eligible for sale after the lock-up period expires. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, shares will be available for sale in the public market as follows:

●	beginning on the date of this prospectus, all the shares sold in this offering will be immediately available for sale in the public market (except as described above);

●	beginning 180 days following the date on which the trading of the securities on the NASDAQ commences, at the expiration of the lock-up period for the existing securityholders, all of our currently outstanding shares of common stock will become eligible for sale in the public market, of which [ ] shares will be held by affiliates and subject to the volume and other restrictions of Rule 144 and Rule 701 as described below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of the number of shares of our shares of common stock then outstanding, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of our shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is affected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of common stock may be sold in some manner outside the United States without requiring registration in the United States.

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Rule 701

Rule 701 generally allows a stockholder who purchased shares of our shares of common stock pursuant to a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701 and are subject to the lock-up agreements described above.

CERTAIN INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock and Warrants applicable to non-U.S. holders who acquire our securities in this offering. This discussion is based on current provisions of the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our securities that is not, for U.S. federal income tax purposes, a partnership or any of the following:

●	a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our securities, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our securities should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our securities as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our securities pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States and holders who hold our securities as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any U.S. federal estate and gift taxes, or any U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our securities.

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THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR SECURITIES CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES.

Allocation of Investment in Securities

An investor in this offering will be required to allocate cost of the acquisition of the securities between the shares of common stock and warrants acquired based on their relative fair market values.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of our Common Stock.”

Subject to the discussion below regarding “—Foreign Account Tax Compliance,” dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

Gain on Sale or Other Disposition of Our Securities

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” withholding tax on any gain realized upon the sale or other disposition of our securities unless:

●	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

●	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

●	we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied. We believe that we currently are not and we do not anticipate becoming, a USRPHC.

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Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our securities will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our securities by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our securities by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of our securities by a non-U.S. holder effected at a non-U.S. office of a broker that is:

●	a U.S. person;

●	a “controlled foreign corporation” for U.S. federal income tax purposes;

●	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

●	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership, or (b) the foreign partnership is engaged in a U.S. trade or business.

Information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

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Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally is imposed on any dividends paid on our common stock and a U.S. federal withholding tax of 30% generally will be imposed on gross proceeds from the disposition of our securities (beginning January 1, 2019) paid to (i) a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) certain other foreign entities unless such entity provides the withholding agent with a certification identifying its direct and indirect “substantial U.S. owners” (as defined under FATCA) or, alternatively, provides a certification that no such owners exist and, in either case, complies with certain other requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent or is deemed to be in compliance with FATCA. Application of FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our securities.

UNDERWRITING

We intend to enter into an underwriting agreement with D. Boral Capital LLC (“D. Boral”) who is acting as the sole underwriter in connection with this offering (also, the “Representative”), with respect to the offering of shares of Common Stock. Under the terms and subject to the conditions in the underwriting agreement between us and the Representative, we have agreed to issue and sell to the underwriters, and the underwriters have agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Common Stock listed next to its name in the following table, other than those shares of Common Stock covered by the over-allotment option described below:

Number of Shares
D. Boral Capital LLC	1,000,000
Total	1,000,000

The underwriters are committed to purchase all of the securities offered by us other than those covered by the over-allotment option described below, if it purchases any securities. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations, and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the Representative an over-allotment option. This option, which is exercisable for up to 45 days from the date of this prospectus, permits the Representative to purchase up to an additional 150,000 shares of Common Stock (fifteen (15%) of the shares of Common Stock sold in this offering) at the public offering price listed on the cover page of this prospectus, less the underwriting discounts and commissions. The Representative may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Common Stock offered by this prospectus. If the Representative exercises the option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of Common Stock in proportion to their respective commitments set forth in the prior table.

71

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the Representative of its option to purchase additional shares.

	Per Share	Without Over-allotment Option	With Over-allotment Option
Public offering price	$4.00	$4,000,000	$4,600,000
Underwriting discount	$0.32	$320,000	$368,000
Proceeds, before expenses, to us	$3.68	$3,680,000	$4,232,000

We have also agreed to reimburse the underwriters for certain of their expenses relating to the offering including but not limited to the following: (a) all filing fees and communication expenses associated with the review of this offering by FINRA; (b) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters, including the reasonable fees and expenses of the underwriters’ blue sky counsel; (c) up to $20,000 of the Representative’s actual accountable road show expenses for the offering; (d) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (e) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones not to exceed $5,000; and (f) the fees and expenses of the Representatives’ legal counsel incurred in connection with this offering in an amount up to $175,000, or up to $50,000 if there is no closing of this offering

We have also agreed to pay the Representative a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received from the sale of shares of Common Stock. The non-accountable expense allowance will be paid through a deduction from the net proceeds of the offering.

The expenses of this offering, not including the underwriting discount, are estimated at $ and are payable by us.

Representative’s Warrants

We have agreed to issue to the Representative Representative’s Warrants to purchase up to an aggregate of shares of 30,000 shares of Common Stock (equal to three percent (3.0%) of the shares of Common Stock sold in this offering, including any shares of Common Stock sold upon exercise of the Representative’s over-allotment option) at per share price of $4.00 (equal to 100% of the public offering price per share in this offering). The Representative’s Warrants may also be exercised on a cashless basis. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, beginning on a date that is six (6) months following the commencement of sales pursuant to this prospectus and will expire five years from the date of such commencement of sales.

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The Representative’s Warrants are deemed underwriter compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The Representative or its designees (or their permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales pursuant to this prospectus. In addition, the Representative’s Warrants provide for registration rights, including a one-time demand registration right within five years and unlimited piggyback registration rights within seven years from the commencement of sales in this offering in compliance with FINRA Rule 5110(g)(8)(B)-(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and expenses of any legal counsel payable by the holders. The exercise price and number of shares of Common Stock issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger, or consolidation.

Lock-Up Agreements

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of one-hundred and eighty (180) days after the Closing of the Offering (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. Additionally, the Company’s directors and officers and any other holder(s) (except the ones covered under the Resale Prospectus) of 10% or more of the outstanding shares of Common Stock as of the effective date of the Registration Statement (and all such holders of securities exercisable for or convertible into shares of Common Stock) shall enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities shall agree, for a period of one-hundred and eighty (180) days after the Closing of Offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions. The foregoing restrictions shall also be contained and set forth in the Underwriting Agreement and customary “lock-up” agreements, as applicable.

Tail Financing

We have granted the Representative the right, subject to FINRA Rule 5110(g)(5)(B), for a period of twelve (12) months after the termination of the Representative’s engagement with us, to receive a cash fee equal to eight percent (8.0%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company in connection with any public or private financing or capital raise, provided that such transaction is by a party actually introduced to us in an offering in which we have direct knowledge of such party’s participation.

Listing

We have applied to list our Common Stock for trading on Nasdaq under the symbol “CBRA” We cannot guarantee that our Common Stock will be approved for listing on Nasdaq. However, the consummation of this offering and the distribution are contingent on such approval by Nasdaq. We will not consummate this offering or the distribution unless our Common Stock is so listed.

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Right of First Refusal

We have granted the Representative the right of first refusal, for a period of twelve (12) months from the closing of the offering, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, subject to certain exceptions, during such twelve (12) month period, of the Company on terms and conditions customary to the representative for such subject transactions. The Representative shall have the sole right to determine whether any other broker dealer shall have the right to participate in a subject transaction and the economic terms of such participation. The Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a subject transaction without the express written consent of the Representative.

Determination of the Public Offering Price

Currently, our common stock is quoted on the OTCQB under the symbol “CBRA”, and there is a limited market for our common stock. The public offering price will be determined through negotiations between us and the representatives. In addition to prevailing market conditions, the factors to be considered in determining the public offering price are:

●	the valuation multiples of publicly traded companies that the representatives believe to be comparable to us,

●	our financial information,

●	the history of, and the prospects for, our company and the industry in which we compete,

●	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

●	the present state of our development and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares of Common Stock may not develop. It is also possible that after this offering the shares of Common Stock will not trade in the public market at or above the public offering price.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Common Stock. However, the representatives may engage in transactions that stabilize the price of the Common Stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell shares of our Common Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the Representative’s option to purchase additional shares described above. The Representative may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Common Stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of shares of our Common Stock or preventing or retarding a decline in the market price of shares of our Common Stock. As a result, the price of shares of our Common Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NASDAQ, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our Common Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

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Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates may, in the future, provide investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they may receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Stock the possession, circulation or distribution of this prospectus or any other material relating to us or the Common Stock in any jurisdiction where action for that purpose is required. Accordingly, the Common Stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Common Stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Japan. Shares of Common Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Malaysia. No prospectus or other offering material or document in connection with the offer and sale of the Common Stock has been or will be registered with the Securities Commission of Malaysia (the “Malaysia Commission”) for the Malaysia Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Stock may not be circulated or distributed, nor may the Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Malaysia Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Common Stock, as principal, if the offer is on terms that the Common Stock may only be acquired at a consideration of not less than RM 250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM 3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM 300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM 400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM 10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM 10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Malaysia Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Common Stock is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Malaysia Commission under the Capital Markets and Services Act 2007.

75

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the Common Stock may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Taiwan. The Common Stock has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Common Stock in Taiwan.

Philippines. This prospectus may not be circulated or distributed in the Philippines and the Common Stock may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the Philippines except pursuant to applicable laws, rules and regulations of the Philippines.

LEGAL MATTERS

Certain legal matters relating to the offering as to U.S. federal law and the law of the State of New York in connection with this offering will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Certain legal matters will be passed on for the underwriters by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

The financial statements of the Company as of and for the fiscal years ended December 31, 2024 and 2023 included in this prospectus have been audited by M&K CPAS, PLLC, independent registered public accounting firm as set forth in their report thereon appearing elsewhere herein, and included in reliance on such report upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the shares of common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, and other information are available for inspection and copying at the website of the SEC referred to above. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Caring Brands, Inc.

(a Nevada corporation)

Financial Statements

Unaudited Interim Consolidated Financial Statements for the Six Months Ended June 30, 2025 (Successor), Year Ended December 31, 2024 (Successor) and for the Six Months Ended June 30, 2024 (Predecessor)

Audited Consolidated Financial Statements for the Years Ended December 31, 2024 and 2023

F-1

Caring Brands, Inc.

(a Nevada Corporation)

Condensed Consolidated Balance Sheets

	June 30, 2025 (Unaudited)	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$73,893	$468,998
Inventory	13,047	13,689
Prepaid expenses and deposits	49,685	44,794
Total current assets	136,625	527,481

Intellectual property (net) a related party	2,700,000	2,850,000
Investment in NovoDX a related party	500,000	500,000
Total other assets	3,200,000	3,350,000
Total assets	$3,336,625	$3,877,481

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$176,367	$169,432
Related party loan payable	50,000
Accrued expenses and other payables	5,235	16,673
Total liabilities	231,602	186,105

Shareholders’ Equity:
Preferred Stock. $0.001 par value, 1,000,000 authorized, no shares issued and outstanding	-	-
Common Stock, $0.001 par value, 100,000,000 authorized shares 13,336,925 and 13,110,000 issued and outstanding as of June 30, 2025 and December 31, 2024 respectively	13,337	13,110
Additional paid-in capital	4,773,430	4,541,057
Common stock payable	382,000
Subscription receivable	(1,600)
Accumulated deficit	(2,062,144)	(862,791)

Total equity	3,105,023	3,691,376

Total liabilities and equity	$3,336,625	$3,877,481

The accompanying notes are an integral part of these financial statements.

F-2

Caring Brands, Inc

(a Nevada Corporation)

Consolidated Statements of Operations

	Successor	Predecessor
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024

Revenue	$3,056	$-
Cost of revenue	1,400	-
Gross profit	1,656	-
Operating expenses	1,200,582	498,482
Interest (income) expense	427	-
Net Income (loss)	$(1,199,353)	$(498,482)
Net income (loss) per share:
Basic	$(0.09)	n/a
Diluted	$(0.09)	n/a
Weighted-average shares used to compute net income (loss) per share

Basic	13,276,331	n/a
Diluted	13,276,331	n/a

The accompanying notes are an integral part of these financial statements

F-3

Caring Brands, Inc.

(a Nevada Corporation)

Consolidated Statement of Changes in Shareholders’ Equity

	Common Stock		Additional Paid-in
	Shares	Amount	Capital	Deficit	Total
January 1, 2024 (Predecessor)	-	$-	$-	$(265,774)	$(265,774)
Net loss for the six-months ended June 30, 2024				(498,482)	(498,482)
Balance, June 30, 2024 (Predecessor)	-	$-	$-	$(764,256)	$(764,256)

	Common Stock		Additional Paid-in	Common Stock	Subscription
	Shares	Amount	Capital	Payable	Receivable	Deficit	Total
January 1, 2025 (Successor)	13,110,000	$13,110	$4,541,057	$-	$-	$(862,791)	$3,691,376
Issuance of shares	1,525	2	5,998	-	-	-	6,000
Shares issued for services	225,000	225	224,775		-	-	225,000
Shares sold on subscription	400	$-	1,600		(1,600)	-	-
Common stock to be issued				382,000			382,000
Net loss for the six months ended June 30, 2025	-	-	-	-	-	(1,199,353)	(1,199,353)
Balance, June 30, 2025 (Successor)	13,336,925	$13,337	$4,773,430	$382,000	$(1,600)	$(2,062,144)	$3,105,023

The accompanying notes are an integral part of these financial statements

F-4

Caring Brands, Inc.

(a Nevada Corporation)

Statement of Cash Flows

	Successor	Predecessor
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Cash flows from operating activities:
Net loss	$(1,199,353)	$(498,482)
Amortization of license agreement	150,000	-
Fair value of shares issued for services	607,000
Changes in operating assets and liabilities:
Accounts receivable	-	354
Inventory	642	-
Prepaid expenses	(4,891)	(2,525)
Accounts payable	6,935	124,467
Accrued liabilities	(11,438)	14,005
Net cash (used in) operating activities	(451,105)	(362,181)

Cash flows from investing activities:
Net cash flows from investing activities	-	-

Cash flows from financing activities:
Loans from Safety Shot (Parent)	-	2,470
Loans from Affiliate		664,995
Related party loan payable	50,000
Proceeds from shares	6,000	-
Net cash flows from financing activities	56,000	667,465

Net increase (decrease) in cash and cash equivalents	(395,105)	305,284

Cash and cash equivalents at the beginning of the period	468,998	18,161

Cash and cash equivalents at the end of the period	$73,893	$323,445

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Non-cash items
Common stock sold on subscription	$1,600	$-

The accompanying notes are an integral part of these financial statements

F-5

Caring Brands, Inc.

(a Nevada Corporation)

Notes to Financial Statements

Note 1 - Organization and Business Operations

Caring Brands, Inc. (the “Company”) is a Nevada corporation and was incorporated on April 24, 2024. On September 24, 2024, the Company entered into a separation and exchange agreement (the “Separation and Exchange Agreement”) with Safety Shot, Inc. (“Shot”) pursuant to which, Shot exchanged its right, title and interest in and to Caring Brands, Inc., a Florida corporation (“CB FL”), free and clear of all liens and encumbrances, and in exchange thereof, the Company accepted and agreed to assume all obligations of CB FL (see note 2 – Basis of Presentation and note 8 – Acquisition of Caring Brands, Inc. a Florida corporation). The Company’s principal business is the over-the-counter and prescription-grade health and wellness products.

Going Concern Consideration

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company was recently formed and has no operations, however the Company is seeking to become listed on the NASDAQ or the small cap equity market of the NYSE in order to raise additional capital. There is no assurance that the Company will have sufficient resources to execute its business which has raised doubt about the Company’s ability to continue as a going concern as noted by our auditors, M&K CPAS, PLLC in their opinion on the December 31, 2024 financial statements.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”). The financial statements include: (i) the consolidated balance sheets of Caring Brands, Inc. (Nevada) (the “Successor”) as of June 30, 2025 and December 31, 2024, (ii) the statements of operations for the six months ended June 30, 2025 for the Successor and for the six months ended June 30, 2024 for Caring Brands (Florida) (“Predecessor”), (iii) the statement of shareholders’ equity and the statement of cash flows for the six month period ended June 30, 2024 and 2025 for the Predecessor and Successor respectively.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-6

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows.

Inventory

Inventories will be stated at the lower of cost or market. The Company will periodically review the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting.

Net Loss Per Share of Common Stock

Net income (loss) per share of Common Stock is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of Common Stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. As such, options, warrants, convertible securities, and preferred stock are not considered in the calculations, as the impact of the potential shares of Common Stock would be to decrease the loss per share.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Revenue Recognition

The Company will generate its revenue from the sale of its products directly to the end user (the “customer”). The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

F-7

The Company’s performance obligations are satisfied when goods or products are shipped on a FOB shipping point basis as title passes when shipped. Our products are generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

Accounts Receivable and Credit Risk

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance, if applicable, for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.

Equity Investments

Equity investments, including our investment in NovoDX common stock, are recorded at cost and the carrying value is adjusted to fair market value for each reporting period.

Intellectual Property

Intellectual property, including license agreements, are recorded at cost and amortized over the life of the License using the straight-line method. We evaluate Intellectual Property for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. The Company’s intellectual property is still in the early stages and there were no indicators of impairment that the company considered significant or to require testing at this time.

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Any acquired Research and Development would also be expensed as incurred unless there is an alternative use. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Research and Development costs were $0 and $39,558 for the six month period ended June 30, 2025 and 2024 respectively.

Stock based compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

The Company has adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to non-employees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

Segment Reporting

The Company operates under one business segment. Our Chief Operating Decision Maker (CODM) is our Chief Executive Officer. The CODM considers total net income in evaluating key business results and all of our revenue comes from one business segment.

Income Taxes

Prior to the separation of the Company from its then parent (see Note – 9), the Company was included as a wholly-owned subsidiary of Safety Shot, Inc., and as such, the Company followed the guidance under ASC 740-10-30-27 to account for income taxes using the separate return approach. The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company incurred losses of $862,791 and $1,199,353 through December 31, 2024 and the six months ended June 30, 2025 respectively. Using a 21% tax rate the Company’s deferred tax asset at December 31, 2024 and June 30, 2025 would be is $181,186 and $433,088 respectively with a valuation allowance of $181,186 and $433,088.

F-8

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement. See Note 4 – Intellectual Property – License Agreement with a Related Party, Note 5 – Investment in NovoDX, a Related Party, Note 8 – Acquisition of Caring Brands, Inc., a Florida Corporation – by a Related Party and Note 9 – Related Party Loan.

The related party mentioned in note 4 and note 5 is a former director at Safety Shot, a director of Caring Brands mentioned in this registration statement and the CEO and a director of NovoDX Corporation. Additionally, NovoDX is a related party due to the shares of the Company’s common stock it holds as a result of the shares issued in connection with the License Agreement described in Note 4.

Note 3 – Cash

At June 30, 2025 and December 31, 2024, the Successor had a cash balance of $73,893 and $468,998 respectively.

Note 4 – Intellectual Property – License Agreement with a Related Party

On June 18, 2024, the Successor entered into a License Agreement with NovoDX Corporation, a related party, to license the NovoDX’s GoldNTM Ebola Rapid Diagnostic Test to market and sell the Licensed Product within the commercial field, which was Amended and Restated on July 22, 2024. In consideration for the License, the Successor issued 3,000,000 shares of its restricted common stock to NovoDX. The shares were issued at $1.00 per share, the same price as the private placement offering as described below and are being amortized over a 10-year period. For the six months ended June 30, 2025 the Successor had recognized $150,000 of amortization expense.

F-9

Note 5 – Investment in NovoDX, a Related Party

On May 14, 2024, the Successor purchased 25,134 shares of NovoDX Corporation’s restricted common stock for $500,000. NovoDX is a diagnostic company, focusing on health products related to rapid diagnostic screenings and their companion therapeutics. NovoDX is researching and developing rapid diagnostic devices for Over the Counter and Point of Care with the focus on manufacturing, marketing and selling, directly and indirectly, those devices for at home diagnostic screening use. The investment in NovoDX Corporation’s restricted common stock (25,134 shares purchased for $500,000), representing less than 1% of the outstanding shares of NovoDX, is recorded at cost and the carrying value is adjusted to fair market value for each reporting period. We have chosen the fair value option to account for investment in NovoDX Corporation in accordance with ASC 321. The Successor had an independent valuation completed as of October 4, 2024. The valuation focused on the market approach. The valuation concluded that the recent equity transactions at $19.89 per share were the best indicator of fair value (total value of $500,000).

Note 6 - Capital Structure

Common Stock – The Successor has 100,000,000 shares of Common Stock, par value $0.001 authorized and has issued 13,336,925 shares of its common stock as of June 30, 2025, comprised of the following:

●	7,600,000 issued at par value pursuant to Founders Stock Subscription Agreements dated March 15, 2024, and valued at par value of $0.001
●	2,110,000 issued at $1.00, the per share purchase price pursuant to private placements dated April to June 2024,
●	625,000 issued at $1.00 per share (the per share price paid under the private placements representing the most recent sale price) pursuant to a service agreement dated March 2024 and amended September 30, 2024, to provide consulting, administrative and accounting support to the Successor for 400,000 shares and an advisory agreement and a services agreement dated January 31, 2025 and February 25, 2025 respectively in exchange for 100,000 shares and 125,000 shares respectively,
●

3,000,000 issued at $1.00 per share (the per share price paid under the private placements representing the most recent sale price) shares issues pursuant to an Amended and Restated License Agreement dated July 22, 2024,

●	and 1,925 issued at $4.00 per share and sold to outside investors at the expected price of the public offering. The Company has a receivable of $1,600 as of June 30, 2025 for the purchase of 400 of these shares issued.

Preferred Stock – The Successor has 1,000,000 shares of preferred stock, par value $0.001 authorized and has issued no preferred shares.

Common Stock Payable – The Successor committed 200,000 shares as of June 30, 2025 with a fair value of $1.91 per share, or $382,000 in exchange for services provided to the Company.

Warrants – In April 2024, the Company issued 2,110,000 warrants to purchase common stock at a price of $3.00 per share, expiring on April 15, 2029. The warrants are only settled in shares with no cash option and were issued as part of the private placement.

Note 7 - Commitments and Contingencies

Legal Proceedings

The Successor may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

Note 8 – Acquisition of Caring Brands, Inc., a Florida Corporation – a Related Party

On September 24, 2024, the Successor entered into a separation and exchange agreement (the “Separation and Exchange Agreement”) with Safety Shot, Inc., a related part, (“Shot”) pursuant to which, Shot exchanged its right, title and interest in and to Caring Brands, Inc., a Florida corporation (the “Predecessor”), free and clear of all liens and encumbrances, and in exchange thereof, the Successor paid no cash or other asset consideration; however, the Successor agreed to assume all future obligations of the Predecessor. The separation has been accounted for as a related party transaction in which the assets and liabilities are recorded at their respective historical value. The assets and liabilities assumed in the transaction are as follows:

Cash	$132,650
Prepaid expenses	48,175
Total Assets	180,825

Accounts payable	$160,167
Accrued liabilities	7,887
Intercompany debt	657,311
Total liabilities	825,363

Net book value	$(644,538)

The following unaudited pro forma statement of operations for the year ended December 31, 2024, reflects the separation pursuant to the Separation Agreement, as if it occurred on January 1, 2024.

			Pro Forma
	Successor	Predecessor	Adjustments	Pro Forma

Revenue	$465	$-	$-	$465
Cost of revenue	2,072	-	-	2,072
Gross profit	(1,607)	-	-	(1,607)
Operating expenses	871,214	654,573	-	1,525,787
Interest expense (income)	(10,030)	67		(9,963)
Net Income (loss)	$(862,791)	$(654,640)	$-	$(1,517,431)

Note 9 – Related Party Loan

The Company entered into a short-term loan with one of its founders in June 2025 to provide short-term working capital funding to the business. The loan is due on October 30, 2025 and has an 8% interest rate.

Note 10 - Subsequent Events

In accordance with ASC Topic 855-10, the Successor has analyzed its operations through August 20, 2025, which is the date these financial statements were available to be issued.

In July 2025, the Company entered into a short-term loan with its chairman of the board to provide short-term working capital funding to the business. The loan is due on October 30, 2025 and has an 8% interest rate.

In July 2025, the Company entered into a consulting arrangement with a finance professional to provide services to the Company in connection with its registration statement. The agreement includes compensation of 100,000 stock options with a strike price of $1.45. Half of the options vest immediately and the remainder vest on a monthly basis in 10,000 option increments.

In August 2025, the Company entered into an agreement with a service provider to provide investor relation services to the business. The agreement becomes effective after the uplist of the Company to NASDAQ. The agreement includes compensation of 60,000 shares of restricted stock of the Company.

In August 2025, the Company entered into an agreement with Greentree Financial Group, Inc. to provide professional services to the company in exchange for a cash fee, and 200,000 shares of the Company’s common stock. This agreement also includes an equivalent amount of warrants with an exercise price of $4.00 per share and expires on August 6, 2030. The Company also entered into a convertible promissory note for the amount of $200,000. The note has an annual interest rate of 10% and the note can be drawn in up to four tranches with the maturity date being five years from the date the tranche was drawn. The term of the agreement allows Greentree Financial Group, Inc. to convert all outstanding note balances, plus any outstanding interest charges and late fees, into common stock with a conversion price of $2.00 per share, or the latest sale price of common stock, whichever is less.

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Caring Brands, Inc. (a Nevada Corporation)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Caring Brands, Inc. (a Nevada Corporation) and (the Company) as of December 31, 2024 and the related consolidated statements of operations, statements of changes in shareholders’ equity, and cash flows for the period from April 24, 2024 (inception) to December 31, 2024 (“the Successor”). We have also audited the accompanying balance sheet of Caring Brands, Inc. (a Florida Corporation), as of December 31, 2023 and the related statements of operations, changes in shareholders’ equity, and cash flows for the period from January 1, 2024 to September 24, 2024 and the year ended December 31, 2023 (“collectively referred as “the Predecessor”), and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company and Predecessor as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the periods described above, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has incurred recurring losses from operations, generated negative cash flows from operating activities and had an accumulated deficit that raises substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

As discussed in Note 1, the Company has incurred recurring losses from operations, generated negative cash flows from operating activities and had an accumulated deficit that raises substantial doubt about the Company’s ability to continue as a going concern.

We evaluated the appropriateness of the going concern, we examined and evaluated the financial information along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2024.

The Woodlands, Texas

April 7, 2025

F-11

Caring Brands, Inc.

(a Nevada Corporation)

Balance Sheets

	Successor	Predecessor
	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$468,998	$18,161
Accounts receivable	-	354
Inventory	13,689	-
Prepaid expenses and deposits	44,794	4,400
Total current assets	527,481	22,915

Intellectual property (net) a related party	2,850,000	-
Investment in NovoDX a related party	500,000	-
Total other assets	3,350,000	-
Total assets	$3,877,481	$22,915

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$169,432	$20,665
Accrued expenses and other payables	16,673	1,069
Total current liabilities	186,105	21,734

Loans from Safety Shot, Inc. (Parent)	-	266,955
Total Liabilities	-	288,689

Shareholders’ Equity:
Preferred Stock. $0.001 par value, 1,000,000 authorized, no shares issued and outstanding	-	-
Successor Common Stock, $0.001 par value, 100,000,000 authorized shares 13,110,000 issued and outstanding	13,110	-
Predecessor Common Stock, none issued	-	-
Additional paid-in capital	4,541,057	-
Retained Earnings (Deficit)	(862,791)	(265,774)

Total equity (deficit)	3,691,376	(265,774)

Total liabilities and equity	$3,877,481	$22,915

The accompanying notes are an integral part of these financial statements.

F-12

Caring Brands, Inc

(a Nevada Corporation)

Statement of Operations

	Successor	Predecessor
	April 24 to December 31, 2024	January 1 to September 24, 2024	Year ended December 31, 2023

Revenue	$465	$-		$20,421
Cost of revenue	2,072	-		118,874
Gross profit	(1,607)	-		(98,453)
Operating expenses	871,214	654,573		52,941
Gain on sale of assets	-	-		(23,308)
Interest expense (income)	(10,030)	67		-
Net Income (loss)	$(862,791)	$(654,640)		$(128,086)
Pro forma net income (loss) per share:
Basic	$(0.07	n/a	$	n/a
Diluted	$(0.07	n/a	$	n/a
Pro forma weighted-average shares used to compute net income (loss) per share

Basic	11,737,251
Diluted	11,737,251

The accompanying notes are an integral part of these financial statements

F-13

Caring Brands, Inc.

(a Nevada Corporation)

Statement of Changes in Shareholders’ Equity

For the period from Inception (April 24, 2024) to December 31, 2024

	Common Stock		Subscriptions	Additional Paid-in
	Shares	Amount	Receivable	Capital	Deficit	Total
Inception, April 24, 2024	-	$-	$-	$-	$-	$-

Issuance of Founder shares	7,600,000	7,600	(150)	-	-	7,450

Issuance of private placement shares, net	2,110,000	2,110	-	1,788,995	-	1,791,105

Shares issued and payable for intellectual property	2,500,000	2,500	-	2,497,500	-	2,500,000

Shares issued for intellectual property	500,000	500		499,500		500,000

Shares issued for services	400,000	400		399,600		400,000

Cash received from subscriptions receivable			150			150

Net book value of assets and liabilities acquired				(644,538)		(644,538)

Net loss for the year months ended December 31, 2024					(862,791)	(862,791)
Balance, December 31, 2024	13,110,000	$13,110	$-	$4,541,057	$(862,791)	$3,691,376

The accompanying notes are an integral part of these financial statements

F-14

Caring Brands, Inc.

(a Nevada Corporation)

Statement of Cash Flows

	April 24 to December 31, 2024	January 1 to September 24, 2024	Year ended December 31, 2023
Cash flows from operating activities:
Net Income (loss)	$(862,791)	$(654,640)	$(128,086)
Depreciation		-	2,200
Gain on sale of assets	-	-	(23,308)
Amortization of license agreement	150,000	-	-
Fair value of shares issued for services	400,000	-	-
Changes in operating assets and liabilities:
Accounts receivable	-	354	18
Inventory	(13,689)		81,241
Prepaid expenses	(44,794)	(43,775)	(4,400)
Accounts payable	169,432	139,502	18,711
Accrued liabilities	16,673	6,816	(5,008)
Net cash (used in) operating activities	(185,169)	(551,743)	(58,632)

Cash flows from investing activities:			-
Proceeds from sale of assets	-	-	39,100
Purchase of NovoDX Stock	(500,000)	-	-
Net cash flows from investing activities	(500,000)	-	39,100

Cash flows from financing activities:
Loans from Safety Shot (Parent)	-	-	15,390
Proceeds from sale of Founder Shares	7,600	-	-
Proceeds from Private Placement (net)	1,791,105	-	-
Loans to CBI FL prior to acquisition	(644,538)	666,232	-
Net cash flows from financing activities	1,154,167	666,232	15,390

Net increase (decrease) in cash and cash equivalents	468,998	114,489	(4,142)

Cash and cash equivalents at the beginning of the period	-	18,161	22,303

Cash and cash equivalents at the end of the period	$468,998	$132,650	$18,161

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-
Non-cash items
Issuance of shares for intellectual property	$3,000,000	$-	$-
Loan forgiveness by Safety Shot	$-	$275,873	$-

The accompanying notes are an integral part of these financial statements

F-15

Caring Brands, Inc.

(a Nevada Corporation)

Notes to Financial Statements

Note 1 - Organization and Business Operations

Caring Brands, Inc. (the “Company”) is a Nevada corporation and was incorporated on April 24, 2024. On September 24, 2024, the Company entered into a separation and exchange agreement (the “Separation and Exchange Agreement”) with Safety Shot, Inc. (“Shot”) pursuant to which, Shot exchanged its right, title and interest in and to Caring Brands, Inc., a Florida corporation (“CB FL”), free and clear of all liens and encumbrances, and in exchange thereof, the Company accepted and agreed to assume all obligations of CB FL (see note 2 – Basis of Presentation and note 8 – Acquisition of Caring Brands, Inc. a Florida corporation). The Company’s principal business is the over-the-counter and prescription-grade health and wellness products.

Going Concern Consideration

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company was recently formed and has no operations, however during the period of Inception to December 31, 2024, the Company has (i) completed a private placement for $2,110,000 (the “private placement”) which netted the Company $1,791,105 after expenses, (ii) completed the acquisition of CB FL and (iii) is seeking to become listed on the NASDAQ or the small cap equity market of the NYSE. Although the Company completed the private Placement and acquisition, there is no assurance that the Company will have sufficient resources to execute its business which has raised doubt about the Company’s ability to continue as a going concern as noted by our auditors, M&K CPAS, PLLC in their opinion on the December 31, 2024 financial statements.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”). The financial statements include: (i) the consolidated financial statements of Caring Brands, Inc. (Nevada)(the “Successor”) for the period from Inception (April 24, 2024) to December 31, 2024, giving effect to the acquisition of Caring Brands (Florida) and the financial statements of Caring Brands, Inc. (Florida)(the “Predecessor”) for the period from January 1, 2024 to September 24, 2024; and (ii) the financial statements of Predecessor for the year ended December 1, 2023.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-16

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows.

Inventory

Inventories will be stated at the lower of cost or market. The Company will periodically review the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting.

Net Loss Per Share of Common Stock

Net income (loss) per share of Common Stock is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of Common Stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. As such, options, warrants, convertible securities, and preferred stock are not considered in the calculations, as the impact of the potential shares of Common Stock would be to decrease the loss per share.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Revenue Recognition

The Company will generate its revenue from the sale of its products directly to the end user (the “customer”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

F-17

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

The Company’s performance obligations are satisfied when goods or products are shipped on a FOB shipping point basis as title passes when shipped. Our products are generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

Accounts Receivable and Credit Risk

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance, if applicable, for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.

Equity Investments

Equity investments, including our investment in NovoDX common stock, are recorded at cost and the carrying value is adjusted to fair market value for each reporting period.

Intellectual Property

Intellectual property, including license agreements, are recorded at cost and amortized over the life of the License using the straight-line method. We evaluate Intellectual Property for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. The Company’s intellectual property is still in the early stages and there were no indicators of impairment that the company considered significant or to require testing at this time.

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Any acquired Research and Development would also be expensed as incurred unless there is an alternative use. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Research and development costs were $0 and $39,558 for the Successor and Predecessor respectively for the year ended December 31, 2024 and $0 for the year ended December 31, 2023 for the Predecessor.

Stock based compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

The Company has adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to non-employees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

Segment Reporting

The Company operates under one business segment. Our Chief Operating Decision Maker (CODM) is our Chief Executive Officer. The CODM considers total net income in evaluating key business results and all of our revenue comes from one business segment.

Income Taxes

Prior to the separation of the Company from its then parent (see Note – 9), the Company was included as a wholly-owned subsidiary of Safety Shot, Inc., and as such, the Company followed the guidance under ASC 740-10-30-27 to account for income taxes using the separate return approach. The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company was formed on April 24, 2024, and incurred losses of $862,791 through December 31, 2024. Using a 21% tax rate the Company’s deferred tax asset at December 31, 2024 is $181,186 with a valuation allowance of $181,186.

F-18

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement. See Note 4 – Intellectual Property – License Agreement with a Related Party, Note 5 – Investment in NovoDX, a Related Party and Note 8 – Acquisition of Caring Brands, Inc., a Florida Corporation – by a Related Party.

The related party mentioned in these notes is a former director at Safety Shot, a director of Caring Brands mentioned in this registration statement and the CEO and a director of NovoDX Corporation. Additionally, NovoDX is a related party due to the shares of the Company’s common stock it holds as a result of the shares issued in connection with the License Agreement described in Note 4.

Note 3 – Cash

At December 31, 2024, the Successor had a cash balance of $468,998 and at December 31, 2023, the Predecessor had a balance of $18,161.

Note 4 – Intellectual Property – License Agreement with a Related Party

On June 18, 2024, the Successor entered into a License Agreement with NovoDX Corporation, a related party, to license the NovoDX’s GoldNTM Ebola Rapid Diagnostic Test to market and sell the Licensed Product within the commercial field, which was Amended and Restated on July 22, 2024. In consideration for the License, the Successor issued 3,000,000 shares of its restricted common stock to NovoDX. The shares were issued at $1.00 per share, the same price as the private placement offering as described below and are being amortized over a 10-year period. As of December 31, 2024, the Successor had recognized $150,000 of amortization expense.

F-19

Note 5 – Investment in NovoDX, a Related Party

On May 14, 2024, the Successor purchased 25,134 shares of NovoDX Corporation’s restricted common stock for $500,000. NovoDX is a diagnostic company, focusing on health products related to rapid diagnostic screenings and their companion therapeutics. NovoDX is researching and developing rapid diagnostic devices for Over the Counter and Point of Care with the focus on manufacturing, marketing and selling, directly and indirectly, those devices for at home diagnostic screening use. The investment in NovoDX Corporation’s restricted common stock (25,134 shares purchased for $500,000), representing less than 1% of the outstanding shares of NovoDX, is recorded at cost and the carrying value is adjusted to fair market value for each reporting period. We have chosen the fair value option to account for investment in NovoDX Corporation in accordance with ASC 321. The Successor had an independent valuation completed as of October 4, 2024. The valuation focused on the market approach. The valuation concluded that the recent equity transactions at $19.89 per share were the best indicator of fair value (total value of $500,000).

Note 6 - Capital Structure

Common Stock – The Successor has 100,000,000 shares of Common Stock, par value $0.001 authorized and has issued 13,110,000 shares of its common stock as of December 31, 2024, comprised of the following:

●	7,600,000 issued at par value pursuant to Founders Stock Subscription Agreements dated March 15, 2024, and valued at par value of $0.001
●	2,110,000 issued at $1.00, the per share purchase price pursuant to private placements dated April to June 2024,
●	400,000 issued at $1.00 per share (the per share price paid under the private placements representing the most recent sale price) pursuant to a service agreement dated March 2024 and amended September 30, 2024, to provide consulting, administrative and accounting support to the Successor,
●	and 3,000,000 issued at $1.00 per share (the per share price paid under the private placements representing the most recent sale price) shares issues pursuant to an Amended and Restated License Agreement dated July 22, 2024.

Preferred Stock – The Successor has 1,000,000 shares of preferred stock, par value $0.001 authorized and has issued no preferred shares.

Note 7 - Commitments and Contingencies

Legal Proceedings

The Successor may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

Note 8 – Acquisition of Caring Brands, Inc., a Florida Corporation – a Related Party

On September 24, 2024, the Successor entered into a separation and exchange agreement (the “Separation and Exchange Agreement”) with Safety Shot, Inc., a related part, (“Shot”) pursuant to which, Shot exchanged its right, title and interest in and to Caring Brands, Inc., a Florida corporation (the “Predecessor”), free and clear of all liens and encumbrances, and in exchange thereof, the Successor paid no cash or other asset consideration; however, the Successor agreed to assume all future obligations of the Predecessor. The separation has been accounted for as a related party transaction in which the assets and liabilities are recorded at their respective historical value. The assets and liabilities assumed in the transaction are as follows:

Cash	$132,650
Prepaid expenses	48,175
Total Assets	180,825

Accounts payable	$160,167
Accrued liabilities	7,887
Intercompany debt	657,311
Total liabilities	825,363

Net book value	$(644,538)

The following unaudited pro forma statement of operations for the year ended December 31, 2024, reflects the separation pursuant to the Separation Agreement, as if it occurred on January 1, 2024.

			Pro Forma
	Successor	Predecessor	Adjustments	Pro Forma

Revenue	$465	$-	$-	$465
Cost of revenue	2,072	-	-	2,072
Gross profit	(1,607)	-	-	(1,607)
Operating expenses	871,214	654,573	-	1,525,787
Interest expense (income)	(10,030)	67		(9,963)
Net Income (loss)	$(862,791)	$(654,640)	$-	$(1,517,431)

Note 9 - Subsequent Events

In accordance with ASC Topic 855-10, the Successor has analyzed its operations subsequent to December 31, 2024 to the date these financial statements were issued and has determined that it does not have any additional material subsequent events to disclose in these financial statements.

F-20

CARING BRANDS, INC.

1,000,000 shares of common stock

PRELIMINARY PROSPECTUS

Sole Underwriter

D. BORAL CAPITAL LLC

_________, 2025

Until, (25 days after commencement of our public offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed. Neither we, nor the selling stockholders may sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED July 30, 2025

CARING BRANDS, INC.

Up to 2,710,000 Shares of Common Stock

This Resale Prospectus relates to 2,710,000 shares of common stock, $0.001 par value per share (the “Common Stock”), that may be sold from time to time by our stockholders identified in this prospectus, or their permitted transferees (collectively as the “Selling Stockholders”), which includes: (i) 2,110,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of the warrants to purchase shares of Common Stock (the “Warrants”) issued to Selling Stockholders pursuant to the private placements between April and June 2024 (the “Private Placements”), and (ii) 600,000 shares of Common Stock (the Distributed Shares,” together with the Private Shares and the Warrant Shares as the “Resale Shares”) distributed to the shareholders of our parent Safety Shot, Inc. (“Safety Shot”).

The registration statement of which this prospectus forms a part also registers the distribution by Safety Shot of 600,000 shares of our Common Stock it owns to its stockholders and certain warrant holders.

Between April to June 2024, Caring Brands, Inc., a Florida Corporation (“Caring Brands Florida”) received gross proceeds of $2,110,000 from a private placement of units (the “Bridge Financing”), at a price per unit of $1.00, consisting of one share of common stock and a warrant to purchase one share of common stock. Caring Brands Florida issued an aggregate of 2,110,000 shares of common stock and warrants to purchase up to 2,110,000 shares of common stock at an exercise price of $3.00 per share. Following the execution of the Separation and Exchange Agreement, the shares and warrants issued to the Selling Stockholders by Caring Brands Florida were exchanged for the Private Shares and the Warrants.

The Selling Stockholders must sell their shares at a fixed price per share of $4.00, which is the per share price of the shares being offered in our public offering, until such time as our shares are listed on a national securities exchange. Thereafter, the shares offered by this prospectus may be sold by the Selling Stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. By separate prospectus (the “Public Offering Prospectus”), we have registered an aggregate of 1,000,000 shares which we are offering for sale to the public through our underwriters, excluding any shares issuable upon the underwriters’ over-allotment option. Both prospectuses, this Resale Prospectus and the Public Offering Prospectus, shall go effective simultaneously. Completion of this resale offering is contingent on the effectiveness of the Public Offering Prospectus.

The 2,710,000 shares of Common Stock offered by the selling stockholders is defined herein as the “Resale Shares.”

Currently, our common stock is quoted on the OTCQB under the symbol “CBRA”, and there is a limited market for our common stock. Currently, there is a limited market for our common stock. We intend to apply to list our common stock on The Nasdaq Capital Market (“NASDAQ”) under the symbol “CBRA”. Accordingly, we expect our common stock to begin trading on NASDAQ on or around the date of this prospectus, at which point our common stock will cease to be traded on the OTCQB. There is no assurance that an active trading market for our common stock will develop or be sustained. If our common stock is not approved for listing on NASDAQ, we will not consummate this offering.

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and have elected to take advantage of certain scaled disclosure available to smaller reporting companies. We are also an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. See the section titled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company” in the Public Offering Prospectus.

The distribution of securities offered hereby may be effected in one or more transactions that may take place on NASDAQ, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders. No sales of the shares covered by this prospectus shall occur until the shares of common stock sold in our public offering begin trading on NASDAQ. Currently, there is no public market for our common stock.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered before making a decision to purchase our securities.

Sales of the shares of our common stock registered in this prospectus and the Public Offering Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2025.

TABLE OF CONTENTS

Page
RESALE PROSPECTUS SUMMARY	Alt-1
THE DISTRIBUTION	Alt-8
USE OF PROCEEDS	Alt-12
SELLING SHAREHOLDERS	Alt-13
PLAN OF DISTRIBUTION	Alt-14
LEGAL MATTERS	Alt-15

Alt-i

RESALE PROSPECTUS SUMMARY

The following summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying shares of common stock in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward- looking statements.

You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements and our management’s discussion and analysis of financial condition and results of operations. As used throughout this prospectus, the terms “Caring Brands,” “Caring Brands Florida,” the “Company,” “we,” “us,” or “our” refer to Caring Brands, Inc.

Company Overview

We are a wellness consumer products company. We offer several over-the-counter, or (OTC) and cosmetic, consumer products. Our method of operation is to ensure that (1) the mechanism of action of all products is established, (2) efficacy is determined through controlled clinical trials, (3) products are protected by issued and filed patents, and (4) products have acceptable commercial stability.

Prior to its Q3 2022 commercial launch in India as a treatment for vitiligo and psoriasis, Photocil was briefly launched in the United States markets from December 2022 until February 2023, however, was subsequently removed from the market due to insufficient sales resulting from the lack of a dedicated sales and marketing team. We are currently preparing for its relaunch in the United States, which is targeted for 2026, as we explore manufacturing and marketing options. The product formulation has not been changed since its removal from the US markets, and no changes to the formulation are planned for the proposed U.S. market relaunch. Photocil is a narrow band UV filter that focuses UV in the 311nm range which is therapeutic for vitiligo and psoriasis. Dimethicone, also called polymethylsiloxane, is a silicon-based polymer used as a lubricant and conditioning agent. It is the USP (United States Pharmacopeia, which is the official compendium of standards for medicines and healthcare products in the United States) monographed ingredient in Photocil. Dimethicone is used to create a smooth feel and a water-resistant barrier on the skin. In addition to dimethicone, Photocil contains two UV filters that restrict the band width of UV rays on the skin to a narrow-range ~ 308 nm. This narrow-band UV has therapeutic properties. These proprietary technologies are not found in other sunscreens and Photocil does not contain conventional UV blockers found in the majority of sunscreens. The product is categorized as an OTC product in the United States, using an USP monographed ingredient as a skin protectant, with FDA-registered labeling (USP monographed: A reference to ingredients listed in the United States Pharmacopeia (USP), which is the official compendium of standards for medicines and healthcare products in the United States). Photocil does not require FDA pre-market approval as it uses GRASE (Generally Recognized as Safe and Effective) ingredients and is currently marketed in India under local cosmetic regulations. Photocil is a cosmetic product designed to block certain UV radiation while allowing other UV radiation to pass through when applied to the skin. The product contains ingredients that are listed in the USP monograph for skin protectants. As a cosmetic product, Photocil has not been evaluated by the FDA for safety and effectiveness. The product contains ingredients that are listed in the USP monograph for skin protectants and is marketed as a cosmetic product in compliance with FDA regulations for cosmetics. The Joint American Academy of Dermatology and National Psoriasis Foundation guidelines for the management and treatment of psoriasis with phototherapy, published in JAMA Dermatology in 2019, strongly recommend narrow-band UVB phototherapy as a monotherapy for treating plaque psoriasis in adults, supported by a systematic review and meta-analysis of 41 randomized controlled trials involving 2,416 patients.

Alt-1

Phototherapy

Management believes that phototherapy treatments, used for conditions such as psoriasis and vitiligo, are set for substantial growth globally. However, there can be no guarantees that this growth will materialize as expected, as it is subject to various market conditions, regulatory developments, and other external factors beyond the Company’s control. Specific market data focused solely on the Indian phototherapy treatment segment is limited, and the available market data focuses primarily on phototherapy devices. However, according to Future Market Insights (2023)1, the Indian market is expected to experience strong growth, driven by the rising prevalence of skin disorders, increased healthcare spending, and improved access to treatment in both urban and rural areas.

According to Future Market Insights (2023), the global phototherapy treatment market is projected to rise from ~ USD $1.9 billion in 2023 to ~ USD $3.23 billion by 2033, at a CAGR of around 5.2% during the forecast period from 2023 to 2033. In India, the market is expected to expand even faster, with an estimated CAGR of approximately 7.8% as of 2023, driven by a large patient base, increasing prevalence of skin disorders, greater awareness of noninvasive treatments, and improved healthcare infrastructure (Future Market Insights, 2023).

Psoriasis

According to a report by Nature Reviews Drug Discovery (2024)2, the global psoriasis treatment market was worth ~ $34 billion globally in the 12 months ending June 2023. The report shows the US remains the dominant market for psoriasis therapies, accounting for approximately 78% of total sales and growing at a compound annual growth rate of approximately 18%.

According to the same report (Nature Reviews Drug Discovery, 2024), with the current growth rate (CAGR of 8–10% from 2023 to 2030), the global market is expected to reach ~ USD $54-67 billion by 2030. Estimates from a report published on the National Center for Biotechnology Information3, indicate that the prevalence of psoriasis in India ranges from 0.44% to 2.8% of the population, highlighting Management’s belief in the significant market opportunity in India. However, actual market growth may be influenced by factors such as regulatory changes, competition, and economic conditions, which could impact the overall demand for psoriasis treatments.  Management believes that Psoriasis treatment with Photocil may only address a very small fraction of the market in the US and India. However, actual market penetration will depend on various factors, including the development of a dedicated sales and marketing team at Caring Brands, market demand, competitive landscape, and regulatory considerations. There can be no assurance that these efforts will result in significant market adoption.

Vitiligo

According to a report by Expert Market Research (2024)4, the global vitiligo treatment market was valued at ~ USD 538.90 million in 2024. The global market is projected to grow at a compound annual growth rate (CAGR) of 4.60% from 2025 to 2034, reaching ~ USD 807.70 million by 2034 (Expert Market Research, 2024). According to Expert Market Research (2024), this growth is attributed to the increasing global prevalence of vitiligo and the rising demand for effective treatments, and Management believes that these factors may contribute to expanding market opportunities. However, actual market expansion may be influenced by factors such as regulatory changes, competition, and advancements in alternative therapies, which could impact the overall demand for vitiligo treatments.

According to the report by Expert Market Research (2024), the US market is expected to remain the dominant market for vitiligo treatments. The report also states that the Asia Pacific region is expected to witness the fastest growth during the forecast period due to increasing awareness, emerging treatment options, growing research and development activities, and favorable government initiatives in developing nations. As part of this Asia Pacific region, management believes India presents a potential opportunity for market expansion. However, there is no certainty that this growth will materialize as expected, as it depends on various external factors, which will impact the overall demand.

As per reports published on the National Centre for Biotechnology Information5 6, across studies from India, the prevalence of vitiligo has consistently been reported to be between 0.25%-4% (Cureus Report)5 and can reach as high as 8.8% of the population in certain regions like Gujarat and Rajasthan (Indian Journal of Community Medicine)6, making India a highly affected region globally. However, even though Management believes that this presents a potential market opportunity, Vitiligo treatment with Photocil is expected to address only a very small fraction of the total global market. Future market penetration is uncertain and subject to factors such as regulatory approvals, competitive dynamics, and effective marketing strategies. There can be no assurances that Photocil will achieve meaningful adoption in the market.

1. Future Market Insights (2023) – Phototherapy Treatment Market: https://www.futuremarketinsights.com/reports/north-america-and-europe-phototherapy-treatment-market

2. Nature Reviews Drug Discovery (2024) – The Pipeline and Market for Psoriasis Drugs, Vol. 23, Issue 7, Pages 492-493. Doi: https://doi.org/10.1038/d41573-024-00018-2

3. National Center for Biotechnology Information: https://pmc.ncbi.nlm.nih.gov/articles/PMC4252960/ Kumar S, Nayak C., Padhi T, et al. (November, 2014). Epidemiological pattern of psoriasis, vitiligo, and atopic dermatitis in India: A hospital-based point prevalence. Indian Dermatology Online Journal, 5(Suppl 1), S2–S8. Doi: 10.4103/2229-5178.144499

4. Expert Market Research (2024) – Vitiligo Treatment Market: https://www.expertmarketresearch.com/reports/vitiligo-treatment-market

5. National Center for Biotechnology Information: https://pmc.ncbi.nlm.nih.gov/articles/PMC11112533/ Saha D, Roy S, Ahmed R, et al. (April 23, 2024). Clinico-Epidemiological Profile of Vitiligo Among Patients Attending a Tertiary Care Centre of North-East India. Cureus 16(4): e58804. doi:10.7759/cureus.58804

6. National Center for Biotechnology Information: https://pmc.ncbi.nlm.nih.gov/articles/PMC4134529/ Vora R V., Patel B., Chaudhary A.H., et al. (July – Sept 2014). A Clinical Study of Vitiligo in a Rural Set up of Gujarat. Indian Journal of Community Medicine 39(3):p 143-146, Jul–Sep 2014. Doi: 10.4103/0970-0218.137150

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Our licensee in India, Cosmofix and San Pellegrino Cosmetics, is currently exploring additional sub-licensing opportunities in Nepal, Bangladesh, Sri Lanka, Vietnam, Philippines, Malaysia, Cambodia, Laos, Indonesia, UAE, Egypt, Algeria, Tunisia, Congo, Nigeria, Kenya, Thailand, Bahrain, Iran, Iraq, Jordan, Kuwait, Lebanon, Libya, Morocco, Oman, Qatar, and Saudi Arabia. We are also in preliminary discussions regarding potential licensing opportunities in Europe and South America, though no formal agreements are currently in place. The results of clinical trials on Photocil have been published in Expert Opin Pharmacother, including 2014 Dec;15(18):2623-7; Dermatol Ther. 2014 Jul-Aug;27(4):195-7; Dermatol Ther. 2014 Sep-Oct;27(5):260-3. In July 2021, Safety Shot (then Jupiter Wellness) obtained an exclusive license from Applied Biology Inc. to manufacture and sell Photocil. Subsequently, in June 2022, Safety Shot (then Jupiter Wellness) acquired all assets of Applied Biology Inc., including Photocil, through an asset purchase agreement. The product was commercially launched in India in September 2022 under a licensing agreement with Cosmofix and San Pellegrino Cosmetics and entered the U.S. market in Q4 2022 via Amazon. However, it was removed from the U.S. market in February 2023 due to insufficient sales resulting from the lack of a dedicated sales and marketing team. In India, Photocil is currently marketed as an OTC product compliant with local regulatory standards. In the United States, it was previously commercialized with FDA-registered labeling as a Jupiter Wellness product. We plan to apply for a National Drug Code (NDC) number for FDA registration prior to relaunching the product in the U.S. market. Photocil has been evaluated in clinical trials for the treatment of vitiligo and psoriasis, demonstrating significant efficacy.

Our Hair Enzyme Booster (JW-700), previously known as Minoxidil Booster, was initially developed by Applied Biology Inc. and was acquired by Safety Shot (then Jupiter Wellness) in June 2022 through an asset purchase agreement. The product received labelling approval as a cosmetic from the Central Drugs Standard Control Organization (CDSCO) and is currently being manufactured and sold in India through our agreement with Cosmofix and San Pellegrino Cosmetics. Hair Enzyme Booster (JW-700) was launched on Amazon on October 28, 2024, and became available on NOVODX’s e-commerce platform on December 11, 2024. As of the date of this prospectus, the Hair Enzyme Booster (JW-700) is currently only for sale on Amazon.

The Hair Enzyme Booster has been clinically shown to increase the enzymes needed for minoxidil (an FDA-approved over-the-counter medication used to treat hair loss and promote hair regrowth) to work, sulfotransferase enzymes, by using the product topically in conjunction with topical minoxidil. The Hair Enzyme Booster (JW-700) is marketed and sold as a cosmetic product in the U.S., containing GRASE ingredients that do not require FDA pre-market approval and complying with FDA labeling requirements. In India, it is currently marketed under local cosmetic regulations. The Company launched the Hair Enzyme Booster (JW-700) in the U.S in the fourth quarter of 2024. The product is designed to improve Minoxidil efficacy and is available as a topical solution. It is designed to enhance the efficacy of minoxidil by increasing necessary enzyme levels and must be used in combination with FDA-approved minoxidil products. JW-700 does not independently treat hair loss or promote hair regrowth. Clinically shown to increase the sulfotransferase enzyme needed for minoxidil to work, has 2 granted and 5 pending patents.

Minoxidil market was valued at $1.5 billion in 2022 and is expected to grow to $2.5 billion by 2032. Licensed to Taisho, a $2.6 billion revenue company and Japan’s leading seller of minoxidil products. They expect to launch the product commercially in 2025. The term of the Taisho License is for five (5) years with an automatic renewal of one (1) year unless terminated otherwise. As consideration, Caring Brands shall receive up to $200,000 in milestone payments and a 3% royalty subject to the terms and conditions of the Taisho License. On September 1, 2022, Safety Shot (then Jupiter Wellness), entered into a license agreement with Cosmofix and San Pellegrino cosmetics to market and manufacture the Hair Enzyme Booster (JW-700) and Photocil for the Indian market and 31 other companies in Africa and Far East. The license is for three years with an automatic renewal of one (1) year unless terminated otherwise. Photocil and the Hair Enzyme Booster (JW-700) are being sold in India. As consideration a 3% royalty subject to the terms and conditions of the Cosmofix/San Pellegrino license. The License was transferred to the Company, pursuant to the Separation and Exchange Agreement (as defined below). The Company launched the Hair Enzyme Booster (JW-700) in the US in 4Q, 2024. As the product contains components that are generally regarded as safe (GRASE) it does not require FDA approval. Clinical studies on the Hair Enzyme Booster (JW-700) have been published: Journal of Cosmetic Dermatology (2022), Vol.21, Issue 4, 1647-1650. The Hair Enzyme Booster (JW-700) has undergone multiple clinical trials, demonstrating its potential efficacy in treating androgenetic alopecia (AGA). The Hair Enzyme Booster (JW-700) is designed to enhance the efficacy of minoxidil by increasing necessary enzyme levels and must be used in combination with FDA-approved minoxidil products. The Hair Enzyme Booster (JW-700) does not independently treat hair loss or promote hair regrowth.

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CB-101 treatment for Atopic Dermatitis (Eczema) is a topical over-the-counter treatment for atopic dermatitis (eczema) with dual-action relief from aspartame (ASN) and colloidal oatmeal. In clinical studies of the prior formulation (containing CBD), JW-100 cleared or reduced eczema following 2 weeks of use and may prove potentially superior to existing prescription drugs. It currently has 4 pending patents, with the global eczema treatment market valued at $14 billion in 2022. 31.6 million Americans, or 10% of the population, have eczema; 86% are not satisfied with their treatment and want more and better treatment options. CB-101 eczema treatment is planned to undergo reformulation, which we expect to complete in Q4 2025/Q1 2026, and it is anticipated to be available online in the US in the second quarter of 2026 as an over-the-counter product under a USP monograph. Reformulation activities are expected to resume utilizing a portion of the offering proceeds. CB-101 will be marketed as an OTC product under the applicable monograph. It contains colloidal oatmeal, which is covered under the USP monograph for skin protectant products. The product will comply with all requirements outlined in the applicable USP monograph and will require FDA registration and an NDC number prior to marketing. The clinical study on JW-100 was published in the Journal of Cosmet. Dermatol., Vol. 21, Issue 4, April 2022, pp: 1647-1650. The original formulation, JW-100, contained CBD as an active ingredient, while the new formulation, CB-101, removes CBD, while maintaining aspartame (ASN) and introducing colloidal oatmeal as key ingredients. This dual-action formulation is designed to provide relief from eczema symptoms and allows the product to be marketed as an OTC product under a USP monograph for skin protectants. The reformulated product retains the therapeutic approach of the original while utilizing ingredients compliant with applicable monographs. The development process is expected to move into its final stages upon resumption, with $150,000 anticipated to be allocated to completing formulation development, $200,000 planned for the initial production run, and $50,000 for clinical testing. The target launch date for the product is Q2 2026, with these costs expected to be funded from a portion of the offering proceeds.

NoStingz is planned to undergo reformulation under Caring Brands as a sunscreen product designed to provide protection against both UV rays and jellyfish stings. The previously commercialised version contained FDA-compliant sunscreen active ingredients. Reformulation and stability testing are expected to resume utilising a portion of the offering proceeds. All actives are intended to meet the USP specifications mandated by the FDA in its sunscreen monograph. We have not yet established a timeline for commercial launch. As the product contains ingredients with well-established safety profiles, it is not expected to require FDA approval. NoStingz will be regulated as a sunscreen product and will comply with the FDA’s sunscreen guidelines. It will contain FDA-approved sunscreen active ingredients and will require FDA registration and an NDC number prior to marketing.

Trial Details

The trial was conducted from May 29 - June 17, 2023, in Key West, Florida to evaluate the efficacy of NoStingz formulations against Portuguese man-o’-war (Physalia physalis) stings. The study was conducted by independent researchers who collected specimens from Atlantic waters near Key West.

Methodology and Design

The researchers developed a controlled, blind testing protocol using preserved Portuguese man-o’-war specimens collected from the Atlantic waters near Key West. The methodology involved carefully preserving the stinging tentacles through a controlled dehydration process, followed by systematic rehydration of small portions for standardized testing applications. The study evaluated multiple formulation types, including mineral-based sprays and lotions with SPF levels of 30 and 50. To ensure scientific validity, the researchers incorporated placebo controls using untreated skin areas. The evaluators assessed sting responses and protective efficacy of the different formulations against the control areas.

Results and Safety

The combination of rubidium iodide and menthol demonstrated promising initial results in reducing sting severity. However, we note that this was a small preliminary trial and further testing is needed to establish statistical significance. No adverse events or safety concerns were reported during the trial period.

Mechanism of Action

Rubidium iodide and menthol were selected based on their potential protective properties:

●	Rubidium iodide acts as a potential inhibitor of the nematocyst discharge mechanism

●	Menthol provides a cooling sensation and may help reduce localized inflammatory response

We plan to conduct additional stability testing and formulation work before proceeding with larger scale trials to validate these preliminary findings. The reformulated product is intended to provide dual protection against both UV rays and jellyfish stings. Reformulation activities are expected to resume utilising a portion of the offering proceeds. We have not yet established a timeline for commercial launch. As the product contains ingredients with well-established safety profiles, it does not require FDA approval. NoStingz will be regulated as a sunscreen product and will comply with the FDA’s sunscreen guidelines. It will contain FDA-approved sunscreen active ingredients and will require FDA registration and an NDC number prior to marketing.

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Our products are tested for quality and stability each time they are manufactured. One of our manufacturers is Stella Industries Ltd., Haryana, India, which manufactures the Hair Enzyme Booster (JW-700) and Photocil for the Indian market. Stability on commercial batches manufactured in India indicates a shelf life of at least 24 months. Stella Industries is compliant with the FDA’s Current Good Manufacturing Practice, or CGMP, regulations in accordance with 21 CFR 210/211 required for over-the-counter drug products. It is ISO-9001 certified. Another manufacturer is DCR Labs, Daytona Beach, Florida, which is also fully compliant with the FDA’s Current Good Manufacturing Practice, or CGMP, for cosmetic products.

We expect to continually update and expand upon our corporate website and further refine our online retail strategies on an ongoing basis. CaringBrands.com is our primary corporate website, which will serve as the primary source of information about us for investors and will contain press releases, clinical trial pipeline, lab reports, blog posts, and additional information about each of our brands. We have built an e-commerce platform designed to connect us directly to consumers. We use the platform to sell products, educate customers, and build brand loyalty.

For further information in relation to the clinical trials of our products, please see the section “Business - Clinical Trials of our Products” beginning on page 43, of the Public Offering Prospectus.

Recent Developments

In April 2024, the Company received gross proceeds of $2,110,000 from a private placement of units, at a price per unit of $1.00 (the “Bridge Financing”), consisting of one share of common stock and a warrant to purchase one share of common stock at a price of $3.00 per share, which warrants expire on April 15, 2029. We used the net proceeds of the Bridge Financing to fund our continuing working capital and capital expenditure requirements leading up to this offering. D. Boral Capital LLC, the lead underwriter of this offering (“D. Boral”), served as the lead placement agent for the Bridge Financing. D. Boral received fees and reimbursement of expenses in an aggregate amount of $211,000.

On May 14, 2024 the Company issued 7,600,000 shares to certain of its insiders and founding stockholders, pursuant to a subscription agreement dated March 15, 2024, at a purchase price of $0.001 per share of Common Stock. The form of subscription agreement is included as Exhibit 10.1 of this registration statement and prospectus.

On June 20, 2024, the Company entered into a Research Collaboration and Non-Exclusive License Agreement, as amended and restated on July 22, 2024 (the License Agreement”) with NOVODX Corporation, a Delaware corporation (“NOVODX”). NOVODX is a diagnostic company dedicated to the development and commercialization of innovative health products, with a primary focus on rapid diagnostic screenings and their companion therapeutics. The Company is engaged in the research and development of rapid diagnostic devices intended for both Over the Counter (“OTC”) and Point of Care (“POC”) applications. NOVODX aims to manufacture, market, and sell these devices, either directly or indirectly, for use in at-home diagnostic screenings. NOVODX possesses or has the rights to use (through licenses or other agreements) certain assets, patent applications, and associated know-how, technology, scientific, and technical information. Collectively, these resources are referred to as the GoldNTM Ebola Rapid Test Technical Information, which pertains to the development of an Ebola diagnostic test (the “Ebola Rapid Test”).

Pursuant to the License Agreement, NOVODX granted the Company two non-exclusive licenses during the term of the License Agreement:

1.	Research License: This license allows the Company to use and market the Ebola Rapid Test in the research field, following the directives and standards set by the Joint Development Committee (JDC) and the research plan of reasonably collaborating with each other to develop a pre-clinical research or other plan for the Ebola Rapid Test. This license is valid only in jurisdictions where NOVODX has a valid claim. NOVODX is pursuing patent protection through U.S. and Patent Cooperation Treaty (PCT) applications, with a particular focus on markets in Africa and Asia. As of the date of this prospectus, NOVODX has not yet submitted any patent applications. NOVODX is in the process of preparing these applications and evaluating entry into specific jurisdictions. Decisions regarding entry into national phase applications in specific jurisdictions will be evaluated on a case-by-case basis as the patent prosecution process progresses. The ultimate scope of patent protection will be determined by the jurisdictions where NOVODX successfully obtains valid claims through these patent applications.

2.	Commercial License: This license permits the Company to use, market, and sell the Ebola Rapid Test within the commercial field. the Company cannot engage in sales, directly or indirectly, until NOVODX obtains 510K or EUA approval or authorization. Sales and distribution are restricted to jurisdictions where such approval or authorization is valid and where NOVODX has a valid claim. NOVODX is pursuing patent protection through U.S. and Patent Cooperation Treaty (PCT) applications, with a particular focus on markets in Africa and Asia. As of the date of this prospectus, NOVODX has not yet submitted any patent applications. NOVODX is in the process of preparing these applications and evaluating entry into specific jurisdictions. Decisions regarding entry into national phase applications in specific jurisdictions will be evaluated on a case-by-case basis as the patent prosecution process progresses. The ultimate scope of patent protection will be determined by the jurisdictions where NOVODX successfully obtains valid claims through these patent applications.

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Corporate History

Caring Brands was incorporated in State of Nevada on April 23, 2024, On May 13, 2024, an Amendment to the Articles of Incorporation was submitted with the State of Nevada to revise the par value to $0.001 per share, followed by an amendment on July 9, 2024 to add 1,000,000 preferred shares with a par value of $0.001 to the authorized share capital. Caring Brands was incorporated for the purpose of the separation of our business operation from Safety Shot, and have not historically operated as a standalone company. Pursuant to the Separation and Exchange Agreement, we acquired 100% equity in Caring Brands Florida. Consequently Caring Brands Florida now operates as an operating subsidiary of the Company.

Caring Brands, Inc., a Florida Corporation (“Caring Brands Florida”) was originally incorporated in the State of Florida on February 12, 2020, under the name Jupiter Wellness Inc. In June 2020, Articles of Amendment were filed with the Florida Department of State Division of Corporations to amend the articles of incorporation to change the name of the company to Caring Brands, Inc.

Our principal business address is 130 S Indian River Drive, Suite 202 pbm# 1232, Fort Pierce, FL 34950. We are currently authorized to issue a total of 100,000,000 shares of common stock with a par value of $0.001. As of the date of this registration statement, we had 13,336,925 shares of common stock issued and outstanding.

Safety Shot Inc Ownership and Our Separation from Safety Shot Inc

Currently, and at all times prior to the date of this prospectus, we are an operating subsidiary of Safety Shot Inc (“Safety Shot”). Safety Shot owns 3,000,000 shares of our Common Stock, representing approximately 22.883% of the outstanding shares of our Common Stock, at an assumed offering price of $4.00 per share. Following the completion of the separation, Safety Shot no longer consolidates its financial results with our financial results.

On September 24, 2024, we entered into a separation and exchange agreement (the “Separation and Exchange Agreement”) with Safety Shot to govern the separation of our business from Safety Shot. Safety Shot owns majority of the issued and outstanding ordinary shares of Caring Brands Florida, which currently sells innovative wellness consumer products industries (the “CB Business”) and owns all of the assets and liabilities related thereto. Pursuant to the Separation and Exchange Agreement the CB Business was contributed to us and all expenses related thereto shall be our responsibility, in each case, on the terms and subject to the conditions set forth therein, and in exchange Safety Shot was transferred to us all of the issued and outstanding ordinary shares of Caring Brands Florida owned by Safety Shot (the “Business Transfer”). In conjunction to the Business Transfer and pursuant to the Separation and Exchange Agreement, Safety Shot transferred all the intellectual property to the Company. In the event this offering is not consummated, the Separation will be unwound.

In this prospectus, references to the term “separation” refers to the separation of our business from Safety Shot’s other businesses pursuant to and subject to the conditions of the Separation and Exchange Agreement.

The registration statement of which this prospectus forms a part also registers the distribution by Safety Shot of 600,000 shares of our Common Stock it owns to its stockholders and certain warrant holders. Safety Shot has no obligation to effect a distribution of any of its remaining ownership interest, and it may retain its ownership interest in us indefinitely or dispose of all or a portion of its ownership interest in us in a sale or other transaction. Any such distribution or other disposition by Safety Shot of its remaining interest in us (each, an “other disposition”) would be subject to market, tax and legal considerations, final approval by the Safety Shot board of directors (the “Safety Shot Board”) and other customary requirements. Under current law, the distribution could be determined to be taxable to Safety Shot and its stockholders. Safety Shot has no obligation to pursue or consummate any further disposition of its ownership interest in us by any specified date or at all. Our separation from Safety Shot will be made in the context of a parent-subsidiary relationship and the Separation and Exchange Agreement were entered into in the overall context of our separation from Safety Shot. The terms of the Separation and Exchange Agreement may be more or less favorable to us than if they had been negotiated with unaffiliated third parties. See the section titled “Risk Factors—Risks Related to Our Separation from Safety Shot.”

We believe, and Safety Shot has advised us that it believes, that the separation, this offering and the distribution will provide a number of benefits to our business and to Safety Shot’ business. These intended benefits include improving the strategic and operational flexibility of both companies, increasing the focus of the management teams on their respective business operations and allowing each company to adopt the capital structure, investment policy and dividend policy best suited to its financial profile and business needs, and providing each company with its own equity currency to facilitate acquisitions and to better incentivize management. In addition, as we will be a stand-alone company, potential investors will be able to invest directly in our business.

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Corporate Information

Our principal executive offices are located at 130 S Indian River Drive, Suite 202 pbm# 1232, Fort Pierce, FL 34950 and our telephone number is (561) 896-7616. Our website address is www.caringbrands.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or the registration statement of which this prospectus forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Going Concern

We intend to overcome the circumstances that impact our ability to remain a going concern through a combination of expanding our revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue our operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and may require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights. Please see note 1, in our financial statements, for further information.

We have a need for additional growth capital. There can be no assurance that sufficient funds required during the subsequent year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues exceeding $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt in any three-year period; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company as described above. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

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These exemptions include:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the requirement of auditor attestation of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us because of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” and to the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

THE DISTRIBUTION

The discussion in this prospectus of the distribution is subject to, and qualified by reference to, the Separation and Exchange Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference into this prospectus.

General

On September 24, 2024, we entered into the Separation and Exchange Agreement with Safety Shot to govern the separation of our business from Safety Shot. The Separation and Exchange Agreement governs the separation of our business from Safety Shot. Pursuant to the securities purchase agreement, on September 24, 2024, we issued to the stockholders of Safety Shot 3,000,000 shares of our Common Stock (representing 22.883% of our outstanding Common Stock) of which 600,000 shares of common stock are to be distributed to the shareholders of Safety Shot following the effectiveness of this registration statement (the “Distribution”). Pursuant to the Business Transfer, we acquired from Safety Shot by operation of law all assets and assume all liabilities comprising of CB Business, which were owned and held by Safety Shot. In conjunction to the Business Transfer and pursuant to the Separation and Exchange Agreement, Safety Shot transferred all the intellectual property to the Company. In the event this offering is not consummated, the Business Transfer and the Distribution will be unwound.

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Manner of Effecting the Distribution

The general terms and conditions relating to the distribution are set forth in the Separation and Exchange Agreement. Under the Separation and Exchange Agreement, the Distribution will be paid on or after the effective date of the registration statement of which this prospectus forms a part but prior to the closing of this offering. For most Safety Shot stockholders who own Safety Shot Common Stock in registered form on the record date, our transfer and distribution agent will credit their shares of our Common Stock to book entry accounts established to hold these shares. Our transfer and distribution agent will send these stockholders a statement reflecting their ownership of our Common Stock. Book-entry refers to a method of recording stock ownership in our records in which no physical certificates are used. For stockholders who own Safety Shot Common Stock through a broker or other nominee, their shares of our Common Stock will be credited to these stockholders’ accounts by the broker or other nominee. As further discussed below, fractional shares will not be distributed. Following the distribution, stockholders whose shares are held in book entry form may request that their shares of our Common Stock be transferred to a brokerage or other account at any time, as well as delivery of physical stock certificates for their shares, in each case without charge.

SAFETY SHOT STOCKHOLDERS WILL NOT BE REQUIRED TO PAY FOR SHARES OF OUR COMMON STOCK RECEIVED IN THE DISTRIBUTION, OR TO SURRENDER OR EXCHANGE SHARES OF SAFETY SHOT COMMON STOCK IN ORDER TO RECEIVE OUR COMMON STOCK, OR TO TAKE ANY OTHER ACTION IN CONNECTION WITH THE DISTRIBUTION. NO VOTE OF SAFETY SHOT STOCKHOLDERS IS REQUIRED OR SOUGHT IN CONNECTION WITH THE DISTRIBUTION, AND SAFETY SHOT STOCKHOLDERS HAVE NO APPRAISAL RIGHTS IN CONNECTION WITH THE DISTRIBUTION.

Fractional shares of our Common Stock will not be issued to Safety Shot stockholders as part of the distribution or credited to book entry accounts. In lieu of receiving fractional shares, the number of shares of Common Stock to be received in the distribution will be rounded down to the nearest whole share of Common Stock. An explanation of the tax consequences of the distribution can be found below in the subsection captioned “— Material U.S. Federal Income Tax Consequences of the Distribution.” The distribution of Company Common Stock in respect of the Safety Shot shares is expected to be taxable to both Safety Shot and holders of the Safety Shot shares. See “The Distribution — Material U.S. Federal Income Tax Consequences of the Distribution.”

In order to be entitled to receive shares of our Common Stock in the distribution, which will occur after the effectiveness of this registration statement and prior to the closing of this offering, holders of Safety Shot common stock must be holders of record of Safety Shot common stock as of the close of business, New York City time, on the record date, April 7, 2025, subject to the registration statement of which this prospectus forms a part being declared effective.

Reasons for the Distribution

The Safety Shot board of directors has determined that the separation of our business from the other business of Safety Shot is in the best interests of Safety Shot and its stockholders. The potential benefits considered by the Safety Shot board of directors in making the determination to consummate the distribution included the following:

●	to provide each of Safety Shot and the Company with increased flexibility to fully pursue and fund its business plan, including capital expenditures, investments and acquisitions that would be more difficult to consider or effectuate in the absence of the distribution. This increased financial flexibility reflects the belief that investors in a company with the mix of assets that each of Safety Shot and the Company will own following the distribution will be more receptive to strategic initiatives that Safety Shot and the Company may respectively pursue;

●	to create distinct and clear financial profiles and compelling investment cases. Investment in one or the other company may appeal to investors with different goals, interests and expectations. The distribution will allow investors to make independent investment decisions with respect to Safety Shot and the Company and may result in greater alignment between the interests of each company’s stockholder base and the characteristics of its respective business, capital structure and financial results;

●	to create independent equity securities and increased strategic opportunities. The distribution will afford Safety Shot and the Company the ability to offer their independent equity securities to the capital markets and enable each standalone company to use its own industry-focused stock to pursue portfolio enhancing acquisitions or other strategic opportunities that are more closely aligned with each company’s strategic goals and expected growth opportunities;

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●	to facilitate incentive compensation arrangements for employees of each business more directly tied to the performance of the relevant company’s business and enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives of each of Safety Shot and the Company; and

●	to increase the aggregate value of the stock of Safety Shot and the Company above the value that the stock of Safety Shot would have had if it had continued to represent an interest in both the businesses of Safety Shot and the Company, so as to: (i) allow each company to use its stock to pursue and achieve strategic objectives, including evaluating and effectuating acquisitions and increasing the long-term attractiveness of equity compensation programs in a significantly more efficient and effective manner with significantly less dilution to existing stockholders; and (ii) allow each company to offer a more focused investment profile to investors.

The Safety Shot board of directors also considered several factors that have a negative effect on Safety Shot as a result of the distribution. Safety Shot will have tax liabilities as a result of the distribution. The Safety Shot common stock may come under initial selling pressure as certain Safety Shot stockholders sell their shares because they are not interested in holding an investment in the remaining business of Safety Shot. In addition, the distribution would separate from Safety Shot the business and assets of the Company, which represent significant value. Safety Shot and its remaining business may need to absorb certain corporate and administrative costs previously provided to the Company. Finally, Safety Shot will not be eligible to consolidate the Company with its financial statements for reporting purposes.

The Safety Shot board of directors considered certain aspects of the distribution that may be adverse to the Company. The Company’s Common Stock may come under initial selling pressure as certain Safety Shot stockholders sell their shares in the Company because they are not interested in holding an investment in the Company’s business. As a result of the distribution, the Company will bear significant incremental costs associated with being a publicly-held company and may need to absorb certain corporate and operational support costs previously provided by Safety Shot.

Results of the Distribution

Immediately after the distribution, we estimate that we will have in excess of 300 holders of record of our Common Stock and approximately 14,336,925 shares (14,486,925 shares if the underwriters exercise their over-allotment option in full), at an assumed public offering price of $4.00 per share.

In connection with the Distribution, we entered into the Separation and Exchange Agreement with Safety Shot, covering such areas as employee matters related to any shared employees, sharing of premises and other matters, including indemnification.

The distribution will not affect the number of outstanding shares of Safety Shot Common Stock or any rights of Safety Shot stockholders.

Tax Consequences of the Distribution

The distribution will be a taxable event to holders of Safety Shot common stock. U.S. Holders will realize dividend income to the extent that the distribution is paid out of the current or accumulated earnings and profits of Safety Shot, then recover basis and possibly recognize capital gain to the extent that the distribution exceeds the current or accumulated earnings and profits of Safety Shot, Non-U.S. Holders will also realize dividend income, subject to 30% withholding, to the extent that the distribution is paid out of the current or accumulated earnings and profits of Safety Shot; however, Non-U.S. Holders with no presence in the United States should not realize capital gain to the extent that the distribution exceeds the current or accumulated earnings and profits of Safety Shot. Safety Shot may also recognize a capital gain on the Distribution. See “MATERIAL U.S. FEDERAL TAX CONSEQUENCES OF THE DISTRIBUTION OF, AND OF OWNING AND DISPOSING OF, OUR COMMON STOCK”. The tax consequences of the distribution are complex and holders should consult their own tax advisors about these consequences.

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Listing and Trading of Our Common Stock

Currently, no public market exists for our Common Stock. We have submitted an application to list our Common Stock for trading on NASDAQ under the symbol “CBRA.” No assurance can be given that our Common Stock will be approved for listing on NASDAQ and neither this offering nor the distribution will be completed if our Common Stock is not approved for listing.

Reason for Furnishing this Prospectus

This prospectus is being furnished by the Company and Safety Shot for the sale of shares in the offering and to provide information to holders of Safety Shot common stock in connection with the distribution. We and Safety Shot will not update the information in this prospectus except in the normal course of our and Safety Shot’ respective public disclosure obligations and practices.

THE OFFERING

Shares of common stock offered	2,710,000 shares of Common Stock

Number of shares of common stock outstanding prior to offering	13,336,925 shares of Common Stock, as of June 30, 2025

Number of shares of common stock outstanding after this offering	14,336,925 shares of Common Stock(1)(2)

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. Upon the exercise of the warrants for an aggregate of 2,110,000 shares of common stock by payment of cash however, we will receive the exercise price of the warrants, or an aggregate of approximately $6,330,000. See “Use of Proceeds.”

Listing	Currently, our common stock is quoted on the OTCQB under the symbol “CBRA”. We intend to apply to list our common stock on The Nasdaq Capital Market (“NASDAQ”) under the symbol “CBRA”. If our shares of common stock are not approved for listing on the NASDAQ, we will not consummate this offering. No assurance can be given that our application will be approved.

Risk Factors	Investing in these securities involves a high degree of risk. Investors should carefully consider the information set forth in the “Risk Factors” section of this prospectus on page 10 before deciding to invest in our shares of common stock.

(1)	The number of shares of common stock to be outstanding immediately after this offering is based on 13,336,925 shares of common stock issued and outstanding as of June 30, 2025.
(2)

Assumes the sale of all shares of common stock pursuant to the Public Offering Prospectus (but no exercise of the underwriters’ over-allotment option in connection therewith). Also assumes the cash exercise of all warrants, shares of common stock issuable upon exercise of which are registered in this resale prospectus and the issuance of all shares of common stock registered in the registration statement, of which this prospectus forms a part. Does not assume issuance of the 2,110,000 shares pursuant to the exercise of the warrants being registered for sale pursuant to this Resale Prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the Selling Stockholders. Upon the exercise of the Warrants for an aggregate of 2,110,000 shares of Common Stock assuming all payments are made by cash, we will receive the exercise price for the warrants, or an aggregate of approximately $6,330,000. We will bear all fees and expenses incident to our obligation to register the shares of common stock. Underwriting fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the Selling Stockholders.

There is no assurance the warrants will be exercised for cash. We intend to use such proceeds, if any, for general corporate and working capital purposes.

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SELLING STOCKHOLDERS

The following table sets forth the number of Resale Shares held by the Selling Stockholders and registered as common stock for resale by means of this prospectus.

This prospectus registers for Shares that are held by certain Selling Stockholders that include certain stockholders with “restricted” securities under the applicable securities laws and regulations who, because of their status as our affiliates pursuant to Rule 144 or because they acquired their capital stock from an affiliate or from us within the prior 12 months from the date of any proposed sale, would otherwise be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days. See “Shares Eligible for Future Sale” for further information regarding sales of such “restricted” securities if not sold pursuant to this prospectus.

Information concerning the Selling Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Selling Stockholders may sell all, some, or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares of our common stock that will be sold by the Selling Stockholders, or the amount or percentage of shares of our common stock that will be held by the Selling Stockholders upon consummation of any particular sale. In addition, the Selling Stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below. See “Management” and “Certain Relationships and Related Party Transactions” for further information regarding the Selling Stockholders.

We currently intend to use our reasonable efforts to keep the registration statement of which this prospectus forms a part effective for a period of 90 days after the effectiveness of the registration statement. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of shares of our common stock by the Selling Stockholders (see “Plan of Distribution” section below).

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based percentage ownership of our common stock based on 13,336,925 shares of our common stock issued and outstanding as of June 30, 2025. These amounts are based upon information available to the Company as of the date of this filing.

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	Beneficial Ownership Prior to the Effectiveness of the Registration Statement				Beneficial Ownership After the Effectiveness of the Registration Statement(1)
	Number of Shares of Common Stock Beneficially Owned+	Total Number of Shares of Common Stock Being Registered Pursuant to this Prospectus		Percentage Ownership of Common Stock+	Number of Shares of Common Stock Beneficially Owned+	Percentage Ownership of Common Stock+
Layali Z Abujoudeh	900,000	400,000		5.9%	0	0%
William Batzer	50,000	25,000		0.3%	0	0%
Darren Brungardt	100,000	50,000		0.7%	0	0%
Ivan Caplan	200,000	100,000		1.3%	0	0%
Paul Dara And Virginia Dara Jtwros	100,000	50,000		0.7%	0	0%
Kyle A Demsar Ttee	100,000	50,000		0.7%	0	0%
William M Duncan	100,000	50,000		0.7%	0	0%
Evin J Dyches Ttee	100,000	50,000		0.7%	0	0%
Matthew J Eames	160,000	80,000		1.0%	0	0%
Kol Garland	50,000	25,000		0.3%	0	0%
Matthew George	160,000	80,000		1.0%	0	0%
Peter V Houmere And Sarah Winslow Houmere Ten Com	100,000	50,000		0.7%	0	0%
Jackson Doge Llc	300,000	150,000		2.0%	0	0%
Ajay V Jetley	50,000	25,000		0.3%	0	0%
Daniel L Koons And Margaret Koons	100,000	50,000		0.7%	0	0%
Maria Longodevivo	100,000	50,000		0.7%	0	0%
Keith Morris	100,000	50,000		0.7%		0%
Novodx Corporation	1,000,000	500,000		6.5%	0	0%
Ralph G Potente	100,000	50,000		0.7%	0	0%
Robert G Riviere And Mary W Riviere Jtwros	100,000	50,000		0.7%	0	0%
Rogue One Vfx	100,000	50,000		0.7%	0	0%
Mara Silvon	100,000	50,000		0.7%	0	0%
James Zollo	150,000	75,000		1.0%	0	0%
Safety Shot distribution shares	3,000,000	600,000	(2)	[ ] %	0	0%
Total	7,320,000	2,710,000		[ ] %	0%	0%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of our common stock.

+	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding.

(1)	Assumes that the Selling Stockholders sell all of the Shares being registered for resale. These amounts are based upon information available to the Company as of the date of this filing.

(2)	This includes shareholders of Safety Shot, Inc. as of [ ], 2025 to whom the Company’s shares of common stock will be issued under the Distribution.

PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit the resale of the Resale Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Resale Shares. However, upon any exercise of the Warrants held by the Selling Stockholders, we will receive cash proceeds per share equal to the exercise price of such warrants. We will pay all expenses (other than discounts, commissions, and transfer taxes, if any) relating to the registration of the Resale Shares in the registration statement of which this prospectus forms a part.

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The Selling Stockholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for any underwriter discounts or commissions and any applicable transfer taxes. If any of the Selling Shareholders sell the Resale Shares through underwriters or broker-dealers, it would constitute a material change requiring a post-effective amendment. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive Commissions or discounts from the Selling Stockholders (or, if any Broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a Customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

LEGAL MATTERS

The validity of the common stock covered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP.

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CARING BRANDS, INC.

2,710,000 shares of common stock

RESALE PROSPECTUS

Until [●], 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this Resale Prospectus is              , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the issuance and distribution of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fee	$
FINRA filing fee	$
NASDAQ listing fee	$
Legal fees and expenses	$
Printing fees and expenses	$
Accounting fees and expenses	$
Miscellaneous fees and expenses	$
Total	$

Item 14. Indemnification of Directors, Officers, Employees and Agents

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Between April to June 2024, Caring Brands Florida entered into separate securities purchase agreements (the “SPAs”) with various accredited investors for the private placement of units (the “Purchasers”) at a price per unit of $1.00, consisting of one share of common stock and a warrant to purchase one share of common stock. All of the Purchasers of the Bridge Financing are included in the Selling Shareholders table included on page Alt-13. Pursuant to the SPAs Caring Brands Florida received gross proceeds of $2,110,000 from the private placement of units. Subsequently Caring Brands Florida issued an aggregate of 2,110,000 shares of common stock and warrants to purchase up to 2,110,000 shares of common stock at an exercise price of $3.00 per share, which warrants expire on April 15, 2029. Following the execution of the Separation and Exchange Agreement, the shares and warrants issued to the Selling Stockholders by Caring Brands Florida were exchanged for the Private Shares and the Warrants. We used the net proceeds of the Bridge Financing to fund our continuing working capital and capital expenditure requirements leading up to this offering. D. Boral, the lead underwriter of this offering, served as the lead placement agent for the Bridge Financing. D. Boral received fees and reimbursement of expenses in an aggregate amount of $211,000.

On May 14, 2024, the Company issued 7,600,000 shares to certain of its insiders and founding stockholders, pursuant to a subscription agreement dated March 15, 2024, at a purchase price of $0.001 per share of Common Stock. The form of subscription agreement is included as Exhibit 10.1 of this registration statement and prospectus.

On January 31, 2025, the Company issued 100,000 shares to Layali Z Abujoudeh, pursuant to an advisory agreement dated January 28, 2025.

On March 4, 2025, the Company issued 125,000 shares to NexGenAI Solutions Group, Inc. pursuant to a master services agreement dated February 25, 2025.

On April 23, 2025, the Company issued 1,925 shares to various investors, pursuant to securities purchase agreements entered into with such investors, at a purchase price of $4 per share. The form of securities purchase agreement is included as Exhibit 10.13 of this registration statement and prospectus.

On September 24, 2024, we entered into the Separation and Exchange Agreement with Safety Shot to govern the separation of our business from Safety Shot. We expect to consummate the separation on or prior to the effective date of the registration statement of which this prospectus forms a part and the distribution will be paid on or after the effective time of the registration statement of which this prospectus forms a part but prior to the closing of this offering. Safety Shot owns majority of the issued and outstanding ordinary shares of Caring Brands Florida, which currently operates the CB Business and owns all of the assets and liabilities related thereto. Pursuant to the Separation and Exchange Agreement the CB Business was contributed to us and all expenses related thereto shall be our responsibility, in each case, on the terms and subject to the conditions set forth therein, and in exchange Safety Shot was transferred to us all of the issued and outstanding ordinary shares of Caring Brands Florida owned by Safety Shot. In conjunction to the Business Transfer and pursuant to the Separation and Exchange Agreement, Safety Shot transferred all the intellectual property to the Company. In the event this offering is not consummated, the Separation will be unwound.

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Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1*	Form of Underwriting Agreement
3.1*	Articles of Incorporation
3.2*	Bylaws
3.3*	Amendment to Articles of Incorporation
3.4*	Second Amendment to Articles of Incorporation
4.1*	Form of Common Stock Purchase Warrant (included as Exhibit A to the Bridge Financing - Form of Securities Purchase Agreement at Exhibit 10.10, and incorporated by reference herein)
4.2*	Form of Representative’s Warrant (included as Exhibit A to the Form of Underwriting Agreement at Exhibit 1.1, and incorporated by reference herein)
5.1#	Opinion of Sichenzia Ross Ference Carmel LLP
10.1*	Form of Subscription Agreement
10.2*	Amended and Restated Research Collaboration and Non-Exclusive License Agreement dated July 22, 2024, by and between the Company and NovoDX Corporation
10.3*	Employment Agreement with Dr. Glynn Wilson, dated April 1, 2024
10.4*	Employment Agreement with Brian John, dated April 1, 2024
10.5*	2024 Equity Incentive Plan
10.6*	Form of Separation and Exchange Agreement dated September 24, 2024, by and between the Company and Safety Shot
10.7*	Cosmofix and San Pellegrino Cosmetics License Agreement
10.8*	Taisho License Agreement
10.9*	Manufacturing agreement with Sanpellegrino Cosmetics Pvt. Ltd.
10.10*	Bridge Financing – Form of Securities Purchase Agreement
10.11*	Lease
10.12*	Sales Agent Agreement
10.13*	Form of Securities Purchase Agreement (April 2025 issuance).
14.1*	Code of Business Conduct and Ethics
14.2*	Corporate Governance Guidelines
21*	List of Subsidiaries
23.1*	Consent of M&K CPAS PLLC, an independent registered public accounting firm
23.2#	Consent of Sichenzia Ross Ference Carmel LLP (included in exhibit 5.1)
24.1*	Power of Attorney (included in signature page to this registration statement)
99.1*	Insider Trading Policy
99.2*	Audit Committee Charter
99.3*	Nomination and Corporate Governance Committee Charter
99.4*	Compensation Committee Charter
107*	Fee Table

# To be filed by amendment

* Filed herewith

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that it will:

(1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in City Jupiter, State of Florida on August 21, 2025.

CARING BRANDS, INC.

By:	/s/ Dr. Glynn Wilson
Dr. Glynn Wilson
Chief Executive Officer

By:	/s/ Markita Russell
Markita Russell
Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian S. John and Markita Russell, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Glynn Wilson	Chief Executive Officer	August 21, 2025
Dr. Glynn Wilson	(Principal Executive Officer)

/s/ Markita Russell	Chief Financial Officer	August 21, 2025
Markita Russell	(Principal Accounting and Financial Officer)

/s/ Brian S John	Chairman of the Board	August 21, 2025
Brian S John

/s/ Dr. Hector Alila	Director	August 21, 2025
Dr. Hector Alila

/s/ Christopher Galeta	Director	August 21, 2025
Christopher Galeta

/s/ Christopher Melton	Director	August 21, 2025
Christopher Melton

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